     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1999


       REGISTRATION NOS. 333-72303-01, 333-72303-02, 333-72303-03, 333-72303-04,
                                                                    333-72303-05
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                         HONDA AUTO LEASE TRUST 1999-A

                             (Issuer of the Notes)

                              HONDA TITLING C L.P.

 (Originator of the trust and transferor of the 98.802% SUBI Certificate to the trust)

                              HONDA TITLING D L.P.

 (Originator of the trust and transferor of the 0.998% SUBI Certificate to the trust)

                               HONDA LEASE TRUST

     (Issuer of the SUBI, the 98.802% SUBI Certificate and the 0.998% SUBI
                                  Certificate)

                 HONDA TITLING A L.P. AND HONDA TITLING B L.P.

   (Originators of the Honda Lease Trust and transferors of the SUBI to Honda
                    Titling C L.P. and Honda Titling D L.P.)

               (Exact names as specified in Originators' charter)

           DELAWARE                          6146                 333-0769181
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

      HONDA TITLING A L.P.              HONDA TITLING B L.P.              HONDA TITLING C L.P.
      700 VAN NESS AVENUE               700 VAN NESS AVENUE               700 VAN NESS AVENUE
   TORRANCE, CALIFORNIA 90501        TORRANCE, CALIFORNIA 90501        TORRANCE, CALIFORNIA 90501
         (310) 781-6132                    (310) 781-6136                    (310) 781-6146

      HONDA TITLING A L.P.              HONDA TITLING D L.P.
   TORRANCE, CALIFORNIA 90501        TORRANCE, CALIFORNIA 90501
         (310) 781-6132                    (310) 781-6148

      700 VAN NESS AVENUE               700 VAN NESS AVENUE

       (Addresses, including zip codes, and telephone numbers, including area codes, of Registrants' principal executive offices)

                                   Y. KOHAMA
                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                 (310) 781-4106

 (Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrants)
                       ----------------------------------

                                   COPIES TO:

            Warren R. Loui                           Reed D. Auerbach
        O'Melveny & Myers LLP                 Stroock & Stroock & Lavan LLP
        400 South Hope Street                        180 Maiden Lane
        Los Angeles, CA 90071                    New York, New York 10038

                       ----------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                              PROPOSED MAXIMUM PROPOSED MAXIMUM
              PROPOSED TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING        AGGREGATE        AMOUNT OF
                SECURITIES TO BE REGISTERED                   BE REGISTERED    PRICE PER UNIT   OFFERING PRICE  REGISTRATION FEE
Auto Lease Asset Backed Notes, Class A-1....................                        100%
Auto Lease Asset Backed Notes, Class A-2....................                        100%
Auto Lease Asset Backed Notes, Class A-3....................                        100%
Auto Lease Asset Backed Notes, Class A-4....................  $3,079,000,000        100%        $3,079,000,000    $855,962(2)
Auto Lease Asset Backed Notes, Class A-5....................                        100%
Auto Lease Asset Backed Notes, Class B......................                        100%
Auto Lease Asset Backed Notes, Class C......................                        100%
1999-A Special Unit of Beneficial Interest Certificates.....       (1)              (1)              (1)              (1)
Total.......................................................  $3,079,000,000        100%        $3,079,000,000    $855,962(2)



(1) Inapplicable.



(2) $278.00 of which has been previously paid.

                       ----------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to Completion, dated July 19, 1999



                                 $3,079,000,000


                         Auto Lease Asset Backed Notes
                         Honda Auto Lease Trust 1999-A,
                                     ISSUER
                              Honda Titling C L.P.
                                      and
                             Honda Titling D L.P.,
                                  TRANSFERORS
                      American Honda Finance Corporation,
                                    SERVICER

    The sources for payment of the notes are a selected portfolio of Honda and Acura lease contracts and the related Honda and Acura leased vehicles, payments due on the lease contracts, cash and other interests held beneficially by the trust. Interest and principal on the notes are scheduled to be paid monthly on the 15th day of the month. The first scheduled payment date is September 15, 1999.

    BEFORE YOU PURCHASE ANY NOTES, YOU SHOULD REVIEW CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS.


    THE NOTES WILL REPRESENT OBLIGATIONS OF A TRUST AND ARE NOT INTERESTS IN OR OBLIGATIONS OF HONDA TITLING A L.P., HONDA TITLING B L.P., HONDA TITLING C L.P., HONDA TITLING D L.P., AMERICAN HONDA FINANCE CORPORATION OR ANY OF THEIR AFFILIATES.


           The trust will issue the following classes of notes for sale:


                           Original        Interest                                           Underwriting     Proceeds to
                          Principal          Rate      Final Scheduled                        Discounts and        the
                            Amount       (per annum)     Payment Date     Price to Public      Commissions     transferors
Per Class A-1 Note...   $  380,000,000              %       August 2000               %                  %      $
Per Class A-2 Note...   $  360,000,000              %      October 2001               %                  %      $
Per Class A-3 Note...   $  400,000,000              %      January 2002               %                  %      $
Per Class A-4 Note...   $1,000,000,000              %    September 2002               %                  %      $
Per Class A-5 Note...   $  807,000,000              %         July 2005               %                  %      $
Per Class B Note.....   $   66,000,000              %         July 2005               %                  %      $
Per Class C Note.....   $   66,000,000              %         July 2005               %                  %      $
Total................   $3,079,000,000                                       $                  $               $



    - The price to the public and the proceeds to the transferors listed above
      exclude interest accrued from             , 1999, the date the notes will
      be issued.



    - The proceeds to the transferors exclude expenses, estimated at $      .


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------


Global Coordinator and Bookrunner        Joint Lead Manager
   Credit Suisse First Boston            J.P. Morgan & Co.



                               Senior Co-Managers



    Banc of America Securities LLC             Chase Securities Inc.



                                  Co-Managers



ABN AMRO Incorporated



               Banc One Capital Markets, Inc.



                                    Barclays Capital



                                               Salomon Smith Barney



                                                              SG Cowen



                         Prospectus dated July   , 1999

                               TABLE OF CONTENTS

                                                  PAGE
                                                ---------
SUMMARY OF TERMS OF THE SECURITIES............          3

RISK FACTORS..................................          9

You May Have Difficulty Selling Your Notes
  and/or Obtaining Your Desired Price Due to
  the Absence of a Secondary Market...........          9

You May Experience Losses on Your Investment
  Resulting From Defaults on the Lease
  Contracts or Residual Value Losses..........          9

The Return on the Notes May Be Affected by
  Payments by Lessees, Interest Rates and
  Possible Termination of the Trust...........         10

Subordination of the Class B Notes and the
  Class C Notes Makes It More Likely that the
  Class B Notes and the Class C Notes Will Not
  Receive Payments or Will Be Allocated
  Losses......................................         11

Allocation of Losses May Cause Notes with
  Lower Priority to Experience a Greater
  Percentage of Losses........................         12

The Geographic Concentration of the Lessees
  and Performance of the Lease Contracts May
  Increase the Risk of Loss on Your
  Investment..................................         12

Concentration of Certain Vehicle Types and
  Related Factors May Increase the Risk of
  Loss on Your Investment.....................         13

Failure to Comply with Consumer Protection
  Laws Could Result in a Loss on Your
  Investment..................................         13

If ERISA Liens Are Placed on the Assets of the
  Honda Lease Trust, You Could Suffer a Loss
  on Your Investment..........................         13

Possible Liability of the Trust due to a
  Lessee's Operation of a Leased Vehicle......         14

                                                  PAGE
                                                ---------

The Bankruptcy or Other Insolvency of American
  Honda Finance Corporation, Honda Titling A
  L.P., Honda Titling B L.P., Honda Titling C
  L.P. or Honda Titling D L.P. Could Delay or
  Prevent Payments on the Notes...............         14

The Failure to Make Payments on the Notes Will
  Generally Not Result in an Event of
  Default.....................................         15

Computer Problems in the Year 2000 May Result
  in Losses...................................         15

The Notes Are Not Suitable Investments for All
  Investors...................................         16

Withdrawal or Downgrading of the Initial
  Ratings of the Notes Will Affect the Prices
  for Notes Upon Resale.......................         16

There are Limited Sources of Funds for
  Repayment of the Notes......................         16

OVERVIEW OF TRANSACTION.......................         17

THE TRUST AND THE SUBI........................         18

General.......................................         18

The Trust.....................................         18

The SUBI......................................         19

THE ORIGINATION TRUST.........................         21

General.......................................         21

Allocation of Origination Trust Liabilities...         21

Honda Titling A L.P. and Honda Titling B
  L.P.........................................         22

The Origination Trustee.......................         22

Property of the Origination Trust.............         23

Contract Origination; Titling of Leased
  Vehicles; Dealer Repurchase Obligations.....         23

USE OF PROCEEDS...............................         24

HONDA TITLING C L.P...........................         24

HONDA TITLING D L.P...........................         25

                               TABLE OF CONTENTS

                                                  PAGE
                                                ---------
AMERICAN HONDA FINANCE CORPORATION............         25

General.......................................         25

Lease Contract Underwriting Procedures........         26

Maximum Advance...............................         27

Determination of Residual Values..............         27

Remarketing Program...........................         28

Insurance.....................................         28

Collection and Repossession Procedures........         29

Deferral and Extension Policy.................         29

Methods of Vehicle Disposal...................         30

Year 2000.....................................         31

Delinquency, Repossession and Loss Data.......         31

THE CONTRACTS.................................         35

General.......................................         35

Characteristics of the Contracts..............         37

Representations, Warranties and Covenants.....         39

MATURITY, PREPAYMENT AND YIELD
  CONSIDERATIONS..............................         42

NOTE FACTORS AND TRADING INFORMATION REPORTS
  TO NOTEHOLDERS..............................         53

DESCRIPTION OF THE NOTES......................         53

General.......................................         53

Interest......................................         54

Principal.....................................         56

Transfer of the SUBI Certificates.............         56

Reallocation Payments.........................         56

Calculation of Investor Percentage............         57

Distributions on the Notes....................         58

The Accounts..................................         65

Statements to Noteholders.....................         71

                                                  PAGE
                                                ---------

Termination of the Trust; Redemption of the
  Notes.......................................         72

Book-Entry Registration.......................         73

Definitive Notes..............................         78

The Indenture Trustee.........................         78

SECURITY FOR THE NOTES........................         80

General.......................................         80

The Reserve Fund..............................         80

The Contingent and Excess Liability Insurance
  Policies....................................         82

ADDITIONAL DOCUMENT PROVISIONS................         83

The Indenture.................................         83

Additional Agreement Provisions...............         86

The SUBI Trust Agreement......................         86

The Servicing Agreement.......................         90

Amendment of Basic Documents..................         99

CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST
  AND THE SUBI................................        100

The Origination Trust.........................        100

Qualification of HVT, Inc. as Fiduciary.......        100

Structural Considerations.....................        101

Allocation of Origination Trust Liabilities...        101

Back-up Security Interest in Certain SUBI
  Assets......................................        101

The SUBI......................................        102

Insolvency Related Matters....................        104

Legal Proceedings.............................        105

CERTAIN LEGAL ASPECTS OF THE CONTRACTS AND THE
  LEASED VEHICLES.............................        105

Back-up Security Interests....................        105

Vicarious Tort Liability......................        106

Repossession of Leased Vehicles...............        107

                               TABLE OF CONTENTS

                                                  PAGE
                                                ---------
Deficiency Judgments..........................        107

Consumer Protection Laws......................        108

Other Limitations.............................        109

THE MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................................        110

Federal Taxation..............................        110

Federal Income Tax Consequences to United
  States Noteholders..........................        111

Federal Income Tax Consequences to Foreign
  Investors...................................        113

Backup Withholding............................        113

New Withholding Regulations...................        114

Possible Alternative Treatment of the Notes...        114

ERISA CONSIDERATIONS..........................        114

UNDERWRITING..................................        116

                                                  PAGE
                                                ---------

NOTICE TO CANADIAN RESIDENTS..................        118

RATINGS OF THE NOTES..........................        119

LEGAL MATTERS.................................        119

EXPERTS.......................................        119

AVAILABLE INFORMATION.........................        119

FORWARD LOOKING STATEMENTS....................        120

INDEX OF TERMS................................        121

INDEX TO FINANCIAL STATEMENTS.................        F-1

GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES....................        I-1

SCHEDULE OF DECLINING AGGREGATE NET INVESTMENT
  VALUE OF THE CONTRACTS......................       II-1

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

CONTENT OF PROSPECTUS

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

    We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these captions are located.

LIMITATIONS ON OFFERS OR SOLICITATIONS

    We do not intend this document to be an offer or solicitation:

       (1) if used in a jurisdiction where the offer or solicitation is not authorized;

       (2) if the person making the offer or solicitation is not qualified to do so; or

       (3) if the offer or solicitation is made to anyone to whom it is unlawful to make the offer or solicitation.

DEALER PROSPECTUS DELIVERY REQUIREMENTS


    Until November   , 1999 all dealers that effect transactions in the notes,
whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                            [DIAGRAM OF TRANSACTION]

SUMMARY OF TERMS OF THE SECURITIES

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING.


TRANSFERORS:              Honda Titling C
                          L.P. and Honda
                          Titling D L.P.

ISSUER/TRUST:             Honda Auto Lease
                          Trust 1999-A
SERVICER:                 American Honda
                          Finance
                          Corporation

INDENTURE TRUSTEE:        The Bank of New
                          York

OWNER TRUSTEE:            U.S. Bank
                          National
                          Association

ORIGINATION TRUST:        Honda Lease Trust

ORIGINATION TRUSTEE:      HVT, Inc.

DELAWARE TRUSTEE:         Delaware Trust
                          Capital
                          Management, Inc.

DELAWARE OWNER TRUSTEE:   Wilmington Trust
                          Company

CUT-OFF DATE:             Close of business
                          on June 30, 1999

CLOSING DATE:             Expected to be
                                 , 1999

CLEARANCE AND             The Depository
  SETTLEMENT:             Trust Company,
                          Cedelbank and
                          Euroclear

TRUST ASSETS:             Beneficial
                          interest in lease
                          contracts and
                          leased vehicles
                          and related
                          proceeds

NOTES TO BE ISSUED:
  Class A-1 notes:        $380,000,000
  Class A-2 notes:        $360,000,000
  Class A-3 notes:        $400,000,000
  Class A-4 notes:        $1,000,000,000
  Class A-5 notes:        $807,000,000
  Class B notes:          $66,000,000
  Class C notes:          $66,000,000

INTEREST RATES:

  Class A-1 notes:        %
  Class A-2 notes:        %

  Class A-3 notes:        %

  Class A-4 notes:        %

  Class A-5 notes:        %

  Class B notes:          %

  Class C notes:          %

ANNUAL SERVICING FEE:     1% of the
                          principal balance
                          of the lease
                          contracts
                          represented by
                          THE SPECIAL UNIT
                          OF BENEFICIAL
                          INTEREST, or SUBI

CREDIT ENHANCEMENT:       A reserve fund,
                          the certificates
                          and certain
                          classes of notes
                          to other classes
                          of notes

PAYMENT DATES:            The 15th of each
                          month or the next
                          business day

FIRST PAYMENT DATE:       September 15,
                          1999

FINAL SCHEDULED PAYMENT
  DATES:
  Class A-1 notes:        August 2000
  Class A-2 notes:        October 2001
  Class A-3 notes:        January 2002
  Class A-4 notes:        September 2002
  Class A-5 notes:        July 2005
  Class B notes:          July 2005
  Class C notes:          July 2005

RECORD DATE:              Noteholders of
                          record for each
                          month are
                          determined one
                          business day
                          prior to the
                          payment date

OVERVIEW OF TRANSACTION

All of the motor vehicle dealers in the American Honda Finance Corporation network of dealers have assigned closed-end lease contracts and the related leased automobiles, minivans and sport utility vehicles to the Honda Lease Trust. The leased vehicles will include the following:


    - Acura CLs, Integras, RLs and TLs, and


    - Honda Accords, Civics, CRVs, Odysseys, Passports and Preludes.


Some of these lease contracts and the related leased vehicles have been allocated to a separate portfolio of assets and the Honda Lease Trust will issue a SPECIAL UNIT OF BENEFICIAL INTEREST, or a SUBI. The SUBI will be transferred to the trust by way of two SUBI certificates. The SUBI will represent the beneficial interest in the lease contracts and the related leased vehicles that are in the portfolio of assets. Payment on the notes offered pursuant to this prospectus will be backed by the SUBI. Prospective noteholders should understand that the lease contracts and the related leased vehicles will INDIRECTLY back payments on the notes. Neither the trust nor the noteholders will have an interest in any assets of the Honda Lease Trust other than the SUBI.


ISSUER


Honda Auto Lease Trust 1999-A, a Delaware business trust, will use the proceeds from the issuance and sale of the securities to purchase the SUBI certificates from Honda Titling C L.P. and Honda Titling D L.P. American Honda Finance Corporation will service the lease contracts. The trust will rely upon collections on the lease contracts and funds on deposit in specified accounts to make payments on the securities. The trust will be solely liable for payments made on the securities.


OFFERED SECURITIES

The following securities are being offered pursuant to this prospectus:


    - $380,000,000    % class A-1 notes,



    - $360,000,000    % class A-2 notes,



    - $400,000,000    % class A-3 notes,



    - $1,000,000,000    % class A-4 notes,



    - $807,000,000    % class A-5 notes,



    - $66,000,000    % class B notes, and



    - $66,000,000    % class C notes.



The trust is also issuing $214,558,289 aggregate principal amount of asset backed certificates. The certificates are not being offered through this prospectus.


CLOSING DATE


The trust expects to issue the securities on July   , 1999.


TRUSTEES


- HVT, Inc., a Delaware corporation, is the origination trustee for the Honda Lease Trust and Delaware Trust Capital Management, Inc., a Delaware corporation, is the Delaware trustee for the Honda Lease Trust.



- U.S. Bank National Association, a national banking association, is the owner trustee for the Honda Auto Lease Trust 1999-A and Wilmington Trust Company, a Delaware corporation, is the Delaware owner trustee for the Honda Auto Lease Trust 1999-A.


- The Bank of New York, a New York banking corporation, is the indenture trustee.

INTEREST AND PRINCIPAL PAYMENT DATES

On the 15th day of each month, the trust will pay interest and principal on the securities. If the 15th is not a business day, the trust will pay the interest and principal on the securities on the next business day.

FIRST SCHEDULED PAYMENT DATE


The first scheduled payment date on the securities will be September 15, 1999.

RECORD DATES

On each payment date, the trust will pay interest and principal on the notes to noteholders of record for that particular payment date. The record date for the notes will be one business day prior to the payment date.

INTEREST PAYMENTS


Noteholders and certificateholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from the trust's assets and funds on deposit in specified accounts are sufficient to make those payments. Interest and principal collections will be divided among the various classes of notes and the certificates in specified proportions and priorities.



FOR MORE DETAILED INFORMATION CONCERNING PAYMENTS OF INTEREST, YOU SHOULD REFER TO "DESCRIPTION OF THE NOTES--DISTRIBUTIONS ON THE NOTES--DISTRIBUTIONS OF INTEREST" IN THIS PROSPECTUS.


INTEREST RATES


The applicable rate of interest for each class of notes is specified on the cover page of this prospectus. Interest on the class A-1 and class A-2 notes will be calculated on the basis of the actual number of days elapsed in the related interest period and a 360-day year. Interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months.


PRINCIPAL PAYMENTS

On each payment date, to the extent funds from principal collections and excess interest collections on the lease contracts and leased vehicles are available from the preceding month, the trust will pay principal on the notes in an amount generally equal to:

    - 99.8% of the principal collections on the lease contracts, and

    - reimbursement of 99.8% of losses until the notes have been paid in full.

Principal collections generally will equal all payments on the lease contracts and leased vehicles allocable to principal, after the servicer discounts principal payments on the lease contracts with low lease rates, as described in this prospectus under "Description of the Notes-- Distributions on the Notes".


PRIORITY OF PRINCIPAL PAYMENTS


In general, the trust will make principal payments on the notes in sequential order. This means that the trust will not pay the principal on any class of notes until it first pays each class of notes with a lower numerical or alphabetical designation in full. For example, the trust will not pay principal on the class A-2 notes until it pays the class A-1 notes in full.

There are two exceptions to this rule of sequential payment. The first exception is that, after the trust pays the class A-4 notes in full, it will make principal payments on the class A-5 notes, the class B notes and the class C notes, pro rata, based on the principal balance of the class A-5 notes, the class B notes and the class C notes on the day the trust paid the class A-4 notes in full.

The second exception to the rule of sequential payment is that, if there is (1) a default under the indenture and the maturity date of the notes is accelerated or (2) an insolvency of either Honda Titling C L.P. or Honda Titling D L.P., the transferors, the trust will pay principal received from a sale of trust assets first to the class A notes on a pro rata basis, until they have been paid in full, second to the class B notes until they are paid in full, and then to the class C notes, until they are paid in full.

FOR MORE DETAILED INFORMATION CONCERNING PAYMENTS OF PRINCIPAL, YOU SHOULD REFER TO "DESCRIPTION OF THE NOTES--DISTRIBUTIONS ON THE NOTES" IN THIS PROSPECTUS.

ALLOCATION OF LOSSES

The trust may experience losses on the lease contracts due to defaults, early terminations and insufficient proceeds received upon disposition of the related leased vehicles. If existing funds are unavailable to pay losses, those loss amounts will be allocated in the following order of priority:

    - to the certificates until the principal balance of the certificates has been reduced to zero,

    - to the class C notes until the principal balance of the class C notes has been reduced to zero,

    - to the class B notes until the principal balance of the class B notes has been reduced to zero, and

    - to each class of class A notes, pro rata.

FOR MORE DETAILED INFORMATION CONCERNING ALLOCATION OF LOSSES ON THE LEASE CONTRACTS, YOU SHOULD REFER TO "DESCRIPTION OF THE NOTES--DISTRIBUTIONS ON THE NOTES" IN THIS PROSPECTUS.

FINAL SCHEDULED PAYMENT DATES

On each final scheduled payment date listed on the cover page of this prospectus, the trust will be obligated to pay the unpaid principal amount of the applicable class of notes in full, to the extent the trust has not paid the amounts prior to the final scheduled payment date.

OPTIONAL REDEMPTION

The servicer has the option to purchase the assets of the trust if the combined principal amount of the notes and the certificates is less than or equal to 10% of the combined initial principal amount of the notes and the certificates.


On any payment date on which the servicer exercises its option to purchase the assets of the trust, the trust will redeem any notes that remain outstanding in full at the applicable redemption price. The redemption price for any class of notes will equal the unpaid principal amount of that class of notes, plus accrued and unpaid interest on such amount.


FOR MORE INFORMATION ABOUT THE SERVICER'S OPTION TO PURCHASE THE ASSETS OF THE TRUST, SEE "DESCRIPTION OF THE NOTES--TERMINATION OF THE TRUST; REDEMPTION OF THE NOTES" IN THIS PROSPECTUS.

TRUST PROPERTY

GENERAL

The trust's primary property will consist of:


    - two SUBI certificates representing 99.8% of the SPECIAL UNIT OF BENEFICIAL INTEREST, or SUBI, as described below, and


    - monies on deposit in the reserve fund.

THE SUBI CERTIFICATES

Two SUBI certificates representing the SPECIAL UNIT OF BENEFICIAL INTEREST, or the SUBI, will evidence a 99.8% beneficial interest, rather than a direct ownership interest, in designated assets of the Honda Lease Trust. These designated assets are a selected portfolio of lease contracts and leased vehicles and particular rights and monies associated with the lease contracts and leased vehicles. As the holder of the SUBI certificates, the trust will receive 99.8% of all payments from the lease contracts and the related leased vehicles. Honda Titling C L.P. and Honda Titling D L.P., the transferors, will retain a collective 0.2% beneficial interest in the leased contracts and leased vehicles and this interest will not be available to make payments on the notes or the certificates.

The SUBI certificates will represent a beneficial interest in the following assets of the Honda Lease Trust:

    - lease contracts and related leased vehicles,

    - collections on the lease contracts,

    - specified bank accounts,


    - rights to proceeds under selected insurance policies that cover lessees and the leased vehicles but excluding any residual value insurance policies,


    - remedies for breaches of representations and warranties made by dealers that originated the lease contracts, and


    - other rights under documents relating to the lease contracts and leased vehicles.


FOR MORE DETAILED DESCRIPTION OF THE PROPERTY OF THE TRUST, YOU SHOULD REFER TO "THE TRUST AND THE SUBI" IN THIS PROSPECTUS.

COMPOSITION OF THE LEASE CONTRACTS AND THE LEASED VEHICLES

The lease contracts consist of retail closed-end lease contracts originated in the United States for the lease of Honda and Acura motor vehicles. As of June 30, 1999, the cutoff date, the composition of the lease contracts was as follows:



    - the aggregate outstanding principal balance of the lease contracts was $3,475,076,453.49,



    - the discounted outstanding principal balance of the lease contracts was $3,300,158,606.28,



    - the aggregate residual value of the leased vehicles determined at the time of origination of the lease contract, which is the expected value of the leased vehicles at the time each individual lease contract is scheduled to terminate, was $2,307,201,304.45,



    - the weighted average lease interest rate of the lease contracts was 6.29%,



    - the weighted average length of the lease contracts was 38.28 months, and



    - the weighted average remaining term to maturity of the contracts was 30.48 months.


SERVICING

American Honda Finance Corporation will service the lease contracts. The trust will pay the servicer a servicing fee each month equal to the product of one-twelfth of 1.00% and the outstanding principal balance of the lease contracts represented by the SUBI certificates at the beginning of the preceding month.

ADVANCES

The servicer will be obligated to advance to the trust the aggregate monthly payments on lease contracts due but not received during the related collection period on lease contracts (1) that are 31 days or more past due as of the end of the related collection period or (2) for which the servicer has granted a deferral. However, the servicer will not be required to make an advance if it believes that the advance is unrecoverable. The trust will subsequently reimburse the servicer for these advances.

FOR MORE DETAILED DESCRIPTION OF THE SERVICER'S OBLIGATIONS WITH RESPECT TO THE LEASE CONTRACTS, YOU SHOULD REFER TO "ADDITIONAL DOCUMENT PROVISIONS-- THE SERVICING AGREEMENT" IN THIS PROSPECTUS.
CREDIT ENHANCEMENT

GENERALLY

This transaction includes certain features designed to provide protection against losses and delays in payments to the class A noteholders and, to a lesser extent, the class B noteholders and the class C noteholders. These features are referred to as CREDIT ENHANCEMENT. Losses on the lease contracts or other shortfalls of cash flow will be covered by allocating available cash flow to the class A noteholders before making allocations to the class B noteholders, the class C noteholders and the certificateholders and by withdrawing amounts on deposit in the reserve fund. The reallocation of funds for payment on the class A notes or class B notes, as applicable is referred to as subordination.

FOR MORE DETAILED INFORMATION CONCERNING THE CREDIT ENHANCEMENT FEATURES OF THIS OFFERING, YOU SHOULD REFER TO "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS.

THE RESERVE FUND


Honda Titling C L.P. and Honda Titling D L.P. will establish a reserve fund to help cover any shortfalls in distributions of interest and principal on the notes. The reserve fund will be funded as follows:



    - on or prior to the closing date, Honda Titling C L.P. and Honda Titling D L.P. will collectively deposit $115,274,540.12 into the reserve fund;



    - on any date during the time the notes and the certificates are outstanding, the reserve fund will generally be required to have a balance equal to 5.50% of 99.8% of the sum of the discounted outstanding principal balances of the lease contracts and the residual value of terminated contracts as of the Cutoff Date;



    - on each payment date, if there are shortfalls in the funds available to pay interest or principal on the notes, funds will be withdrawn from the reserve fund for the payment of that interest and/or principal; and


    - if funds are removed from the reserve fund for the payment of principal and/or interest on the notes, these funds may be replenished through excess interest collections received on the lease contracts in a subsequent collection period.


FOR MORE DETAILED INFORMATION CONCERNING THE RESERVE FUND, YOU SHOULD REFER TO "SECURITY FOR THE NOTES-- THE RESERVE FUND" IN THIS PROSPECTUS.


TAX STATUS



O'Melveny & Myers LLP, as special federal income tax counsel to the transferors, is of the opinion that the notes will be characterized as indebtedness that is secured by the trust's assets for federal income tax purposes. The trust will not be a separately taxable entity for federal income tax purposes. Each noteholder and each note owner, by its acceptance of a note, or its acquisition of a beneficial interest in a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.


It is suggested that prospective investors consult their own tax advisors regarding the federal income tax consequences of the purchase, ownership or disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

YOU SHOULD REFER TO "THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THE TRUST AND THE NOTES.

RATINGS

It is a condition to the issuance of the notes that:

    - the class A-1 notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies,


    - the class A-2 notes, class A-3 notes, class A-4 notes and class A-5 notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies,


    - the class B notes be rated in the double A category by at least two nationally recognized rating agencies, and

    - the class C notes be rated in the single A category by at least two nationally recognized rating agencies.

ERISA CONSIDERATIONS

The notes are generally eligible for purchase by employee benefit plans subject to the considerations discussed under "ERISA Considerations" in this prospectus.

YOU SHOULD REFER TO "ERISA CONSIDERATIONS" IN THIS PROSPECTUS FOR MORE INFORMATION CONCERNING THE APPLICATION OF ERISA LAWS TO THE TRUST AND THE NOTES.

LEGAL INVESTMENT

The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

INVESTOR INFORMATION

The mailing address of Honda Titling C L.P., one of the transferors, is:

700 Van Ness Avenue
Torrance, California 90501
The telephone number is (310) 781-6146
The mailing address of Honda Titling D L.P., one of the transferors, is:
700 Van Ness Avenue
Torrance, California 90501
The telephone number is (310) 781-6148
The mailing address of American Honda
Finance Corporation, the servicer, is:
700 Van Ness Avenue
Torrance, California 90501
The telephone number is (310) 781-4100

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PURCHASE ANY OF THE NOTES.


YOU MAY HAVE DIFFICULTY SELLING     The notes will not be listed on any securities exchange.
  YOUR NOTES AND/OR OBTAINING YOUR  Therefore, in order to sell your notes, you must first
  DESIRED PRICE DUE TO THE ABSENCE  locate a willing purchaser. The absence of a secondary
  OF A SECONDARY MARKET             market for the notes could limit your ability to resell
                                    them. Currently, no secondary market exists for the
                                    notes. We cannot assure you that a secondary market will
                                    develop. The underwriters intend to make a secondary
                                    market for the notes by offering to buy the notes from
                                    investors that wish to sell. However, the underwriters
                                    are not obligated to make offers to buy the notes and
                                    they may stop making offers at any time. In addition,
                                    the underwriters' offered prices, if any, may not
                                    reflect prices that other potential purchasers would be
                                    willing to pay were they given the opportunity. There
                                    have been times in the past when very few buyers of
                                    asset backed securities existed and there may be similar
                                    times in the future. As a result, you may be unable to
                                    sell your notes when you want to do so or you may be
                                    unable to obtain the price that you wish to receive for
                                    your notes.

YOU MAY EXPERIENCE LOSSES ON YOUR   The trust may experience losses if (1) there are
  INVESTMENT RESULTING FROM         defaults on, or early terminations of, the lease
  DEFAULTS ON THE LEASE CONTRACTS   contracts, or (2) the proceeds from the sale of a leased
  OR RESIDUAL VALUE LOSSES          vehicle following termination of the related lease
                                    contract are less than the residual value established
                                    for the leased vehicle. American Honda Finance
                                    Corporation establishes the residual value for each
                                    leased vehicle at the time the lease contract for the
                                    leased vehicle is originated. The trust will not be
                                    entitled to receive payments made by lessees for any
                                    excess wear and tear on the leased vehicles. This
                                    increases the likelihood that proceeds from the sale of
                                    leased vehicles will be less than the residual values
                                    and result in losses suffered by the trust. If losses
                                    experienced on the lease contracts exceed the funds
                                    available on the related payment date to make principal
                                    payments on the notes, those losses will be allocated as
                                    if the noteholder received a principal payment.
                                    Consequently, you may incur a loss on your investment.
                                    Losses will be allocated as principal payments in the
                                    following order:
                                    (1) to the certificates until the certificate balance
                                    has been reduced to zero;
                                    (2) to the class C notes, until the note balance of the
                                    class C notes has been reduced to zero;
                                    (3) to the class B notes until the note balance of the
                                    class B notes has been reduced to zero; and
                                    (4) to the class A notes, pro rata, based on the
                                    outstanding principal balance of the notes.

                                    The following factors will affect the severity of the
                                    trust's losses in disposing of leased vehicles:
                                    - the servicer's lease maturity remarketing program,
                                    - the supply of vehicles similar to the leased vehicles
                                    being disposed of,
                                    - the demand for vehicles similar to the leased vehicles
                                    being sold in the new and used car market, and
                                    - the economic and geographic conditions generally
                                    existing at the time of disposition of the leased
                                      vehicles.

THE RETURN ON THE NOTES MAY BE      - THE TIMING AND AMOUNT OF PRINCIPAL PAYMENTS MAY VARY.
  AFFECTED BY PAYMENTS BY LESSEES,  You may receive payment of principal on your notes
  INTEREST RATES AND POSSIBLE       earlier or later than expected. The amount and timing of
  TERMINATION OF THE TRUST          principal payments on the notes depend upon the amount
                                    and the times at which lessees make principal payments
                                    on the lease contracts and the rate of defaults on the
                                    lease contracts. The lessees' principal payments may
                                    consist of regularly scheduled payments or unscheduled
                                    payments resulting from prepayments of, or defaults on,
                                    the lease contracts. If there are prepayments on the
                                    lease contracts, it is likely that the life of the notes
                                    will be shortened.
                                    The rate of prepayments on the lease contracts may be
                                    influenced by a variety of economic, social and other
                                    factors. The servicer has limited historical experience
                                    with respect to prepayments on lease contracts. In
                                    addition, the servicer is not aware of publicly
                                    available industry statistics that detail the prepayment
                                    experience for contracts similar to the lease contracts.
                                    For these reasons, the servicer cannot predict the
                                    actual prepayment rates for the lease contracts. The
                                    servicer, however, believes that the actual rate of
                                    prepayments of the lease contracts will result in the
                                    weighted average life of the lease contracts being
                                    shorter than the period from the closing date to the
                                    final scheduled maturity dates for the notes. If this is
                                    the case, the weighted average life of each class of
                                    notes will be correspondingly shorter.
                                    In addition, to the extent available, funds will be
                                    distributed to noteholders covering losses on the lease
                                    contracts and leased vehicles as principal payments, as
                                    discussed above. This will affect the total amount of
                                    principal payments made on the notes.

                                    - YOU BEAR THE REINVESTMENT RISK. Asset backed
                                    securities, like the notes, usually produce more returns
                                    of principal to investors when market interest rates
                                    fall below the interest rates on the lease contracts and
                                    produce less returns of principal when market interest
                                    rates rise above the interest rates on the lease
                                    contracts. As a result, you will likely receive more
                                    money to reinvest at a time when other investments
                                    generally are producing a lower yield than that on the
                                    notes, and will likely receive less money to reinvest
                                    when other investments generally are producing a higher
                                    yield than that on the notes. You will bear the risk
                                    that the timing and amount of distributions on your
                                    notes may prevent you from attaining your desired yield.
                                    - FAILURE BY THE SERVICER TO PURCHASE ASSETS OF THE
                                    TRUST. The servicer has the right to purchase all of the
                                    assets of the trust when the combined balance of the
                                    notes and certificates is 10% or less of the combined
                                    initial balance of the notes and the certificates. If
                                    the servicer does not exercise these rights, the
                                    weighted average life of the notes may be longer than
                                    you expected.

SUBORDINATION OF THE CLASS B NOTES  - CLASS A NOTEHOLDERS ARE ENTITLED TO PRIORITY OF
  AND THE CLASS C NOTES MAKES IT    PAYMENTS. The class B notes and the class C notes are
  MORE LIKELY THAT THE CLASS B      subordinated to the class A notes. If available funds
  NOTES AND THE CLASS C NOTES WILL  are insufficient to make the payments on all of the
  NOT RECEIVE PAYMENTS OR WILL BE   notes, the trust will not pay the class C noteholders
  ALLOCATED LOSSES                  some or all of the amounts otherwise distributable on
                                    the class C notes and, to a lesser extent, the class B
                                    notes. Consequently, the class B notes and the class C
                                    notes are subject to a greater risk of nonpayment or
                                    delayed payment or loss than the class A notes.
                                    - ALLOCATION OF LOSSES. The class A-5, class B and class
                                    C notes are scheduled to be outstanding longer than the
                                    class A-1 notes, class A-2 notes, class A-3 notes and
                                    class A-4 notes. As a result, if the trust incurs losses
                                    on the lease contracts later in the transaction, the
                                    credit enhancement provided by the certificates is less
                                    likely to be available to support the class C notes and
                                    the credit enhancement provided by the class C notes is
                                    less likely to be available to support the class A-5
                                    notes and the class B notes. If the certificate balance
                                    is reduced to zero, the class C noteholders will bear
                                    all the subsequent losses on the lease contracts and
                                    leased vehicles since the certificates will not be
                                    available to absorb such losses. If the principal
                                    balance of the class C notes is reduced to zero, the
                                    class B noteholders and to the extent not sufficient the
                                    class A-5 noteholders, will bear all the subsequent
                                    losses on the lease contracts and leased vehicles since
                                    neither the class C notes nor the certificates will be
                                    available to absorb such losses. As a result, the class
                                    A-5 noteholders, class B noteholders, the class C
                                    noteholders may experience a greater risk of loss on
                                    their investment than the other noteholders.

ALLOCATION OF LOSSES MAY CAUSE      If there are insufficient funds to make principal
  NOTES WITH LOWER PRIORITY TO      payments following the reduction of the certificate
  EXPERIENCE A GREATER PERCENTAGE   balance to zero, losses will be allocated:
  OF LOSSES                         - first, to the class C notes as principal based on the
                                      outstanding principal balance of the class C notes
                                      until it has been reduced to zero,
                                    - second, to the class B notes as principal based on the
                                      outstanding principal balance of the class B notes
                                      until it has been reduced to zero, and
                                    - third, to the class A notes, pro rata, as principal
                                    based on the outstanding principal balance for each
                                      class of class A notes.
                                    As a result of the order of allocation described above,
                                    more losses will be allocated to the class C notes than
                                    to the class B notes and the class A notes and to the
                                    class B notes than to the class A notes.
                                    In addition, since principal payments will be made to
                                    the class A notes in sequential order, it follows that
                                    the outstanding principal balance of the classes of
                                    class A notes which have higher priority for principal
                                    payments, such as the class A-1 notes, will be reduced
                                    faster than the outstanding principal balance of the
                                    classes of class A notes which have lower priority for
                                    those payments, such as the class A-5 notes. Therefore,
                                    because losses will be allocated to the class A notes on
                                    a pro rata basis based on outstanding principal balance
                                    and because the outstanding principal balance of some
                                    class A notes will be reduced faster than will the
                                    outstanding principal balance of other class A notes,
                                    more losses will be allocated to:
                                    - the class A-2 notes than to the class A-1 notes as a
                                    relative percentage of their respective initial
                                      principal balances,
                                    - the class A-3 notes than to the class A-1 or class A-2
                                    notes as a relative percentage of their respective
                                      initial principal balances,
                                    - the class A-4 notes than to the class A-1, class A-2
                                    or class A-3 notes as a relative percentage of their
                                      respective initial principal balances, and
                                    - the class A-5 notes than to the class A-1, class A-2,
                                    class A-3 or class A-4 notes as a relative percentage of
                                      their respective initial principal balances.

THE GEOGRAPHIC CONCENTRATION OF     Economic conditions in the states where lessees reside
  THE LESSEES AND PERFORMANCE OF    may affect delinquencies, losses and prepayments on the
  THE LEASE CONTRACTS MAY INCREASE  lease contracts and the leased vehicles. The following
  THE RISK OF LOSS ON YOUR          economic conditions may affect payments on the lease
  INVESTMENT                        contracts:
                                    - unemployment,
                                    - interest rates,
                                    - inflation rates, and
                                    - consumer perceptions of the economy.

                                    If a large number of lessees are located in a particular
                                    state, these conditions could increase the delinquency,
                                    credit loss or repossession experience of the lease
                                    contracts and leased vehicles allocated to the trust. As
                                    of June 30, 1999, the cutoff date, the lease contracts
                                    (based on outstanding principal balance) were most
                                    highly concentrated in California, New York, New Jersey,
                                    Ohio, Florida and Pennsylvania. If there is a
                                    concentration of lessees and lease contracts in
                                    particular states, any adverse economic conditions in
                                    those states may affect the performance of the notes
                                    more than if this concentration did not exist.
                                    FOR A DISCUSSION OF THE BREAKDOWN OF THE LEASE CONTRACTS
                                    BY STATE, SEE "THE CONTRACTS--CHARACTERISTICS OF THE
                                    CONTRACTS-- DISTRIBUTION OF THE CONTRACTS BY STATE" IN
                                    THIS PROSPECTUS.

CONCENTRATION OF CERTAIN VEHICLE    The existence of similar model types may affect the used
  TYPES AND RELATED FACTORS MAY     car market for any particular model type. In addition,
  INCREASE THE RISK OF LOSS ON      the used car market is affected by changes in consumer
  YOUR INVESTMENT                   tastes, the economy and the discovery of a particular
                                    model type's defects. These factors may negatively
                                    affect the amount of proceeds received upon the
                                    disposition of leased vehicles. The Accord, the Civic
                                    CPE and the Civic SDN represent approximately 35.9%,
                                    8.9% and 7.8% of the leased vehicles based on the number
                                    of contracts allocated to the SUBI. Any adverse change
                                    affecting a specific model type would reduce the
                                    proceeds received upon the disposition of leased
                                    vehicles of that model type. As a result, you may incur
                                    a loss on your investment.

FAILURE TO COMPLY WITH CONSUMER     Many federal and state consumer protection laws impose
  PROTECTION LAWS COULD RESULT IN   requirements on retail lease contracts. If any of the
  A LOSS ON YOUR INVESTMENT         lease contracts do not comply with these laws, there may
                                    be delays or reductions in collections on the contracts.
                                    This delay or reduction could result in a loss on your
                                    investment. The trust requires American Honda Finance
                                    Corporation, the servicer, to reimburse it for any
                                    liability or loss of the Honda Lease Trust or the trust
                                    relating to consumer protection laws.
                                    FOR A DISCUSSION OF THE PARTICULAR FEDERAL AND STATE
                                    CONSUMER PROTECTION LAWS, WHICH MAY AFFECT THE LEASE
                                    CONTRACTS, SEE "CERTAIN LEGAL ASPECTS OF THE CONTRACTS
                                    AND THE LEASED VEHICLES--CONSUMER PROTECTION LAWS" IN
                                    THIS PROSPECTUS.

IF ERISA LIENS ARE PLACED ON THE    Liens in favor of the Pension Benefit Guaranty
  ASSETS OF THE HONDA LEASE TRUST,  Corporation could possibly attach to the lease contracts
  YOU COULD SUFFER A LOSS ON YOUR   and leased vehicles to satisfy unpaid ERISA obligations
  INVESTMENT                        of any member of a CONTROLLED GROUP that includes
                                    American Honda Finance Corporation and its affiliates.
                                    The transferors believe that the likelihood of this
                                    liability being asserted against the lease contracts and
                                    leased vehicles or, if so asserted, being successfully
                                    pursued, is remote. However, you cannot be sure the
                                    lease contracts and leased vehicles will not become
                                    subject to an ERISA liability.

POSSIBLE LIABILITY OF THE TRUST     State laws differ as to whether a party injured by a
  DUE TO A LESSEE'S OPERATION OF A  leased vehicle may sue the owner of the vehicle merely
  LEASED VEHICLE                    by virtue of that ownership. Most states either prohibit
                                    this liability or limit the owner's liability to the
                                    amount of liability insurance that the lessee was
                                    legally required to carry but had failed to maintain.
                                    However, the laws of some states, such as New York, may
                                    hold an origination trust, as owner, and/or the
                                    servicer-agent of the origination trust, jointly and
                                    severally liable with the lessee for the negligent use
                                    or operation of a leased motor vehicle.
                                    If liability imposed upon the Honda Lease Trust in
                                    connection with any leased vehicles it owns exceeds the
                                    coverage provided by the liability insurance policies
                                    held by the Honda Lease Trust, or if lawsuits are
                                    brought against either the Honda Lease Trust or American
                                    Honda Finance Corporation involving the negligent use or
                                    operation of a leased vehicle, you could experience
                                    delays in payments or incur a loss on your investment
                                    due to any liabilities resulting from those lawsuits.
                                    FOR A DISCUSSION OF THE POSSIBLE LIABILITY OF THE TRUST
                                    IN CONNECTION WITH THE NEGLIGENT USE OR OPERATION OF THE
                                    LEASED VEHICLES, SEE "CERTAIN LEGAL ASPECTS OF THE
                                    CONTRACTS AND THE LEASED VEHICLES--VICARIOUS TORT
                                    LIABILITY" IN THIS PROSPECTUS.

THE BANKRUPTCY OR OTHER INSOLVENCY  If American Honda Finance Corporation, Honda Titling A
  OF AMERICAN HONDA FINANCE         L.P., Honda Titling B L.P., Honda Titling C L.P. or
  CORPORATION, HONDA TITLING A      Honda Titling D L.P. were to become subject to
  L.P., HONDA TITLING B L.P.,       bankruptcy or other insolvency proceedings, a court
  HONDA TITLING C L.P. OR HONDA     could conclude that American Honda Finance Corporation,
  TITLING D L.P. COULD DELAY OR     Honda Titling A L.P., Honda Titling B L.P., Honda
  PREVENT PAYMENTS ON THE NOTES     Titling C L.P. or Honda Titling D L.P. owns the special
                                    unit of beneficial interest, the SUBI, conveyed to the
                                    trust. This conclusion could be reached if a court were
                                    to:
                                    - determine that the transfer of the SUBI certificates
                                      representing the SUBI, from Honda Titling A L.P.
                                      and/or Honda Titling B L.P. to the trust did not
                                      constitute a TRUE SALE, or
                                    - determine that the transfer of the SUBI certificates
                                      representing the SUBI, from Honda Titling C L.P.
                                      and/or Honda Titling D L.P. to the trust did not
                                      constitute a TRUE SALE, or
                                    - treat Honda Titling A L.P., Honda Titling B L.P.,
                                    Honda Titling C L.P., Honda Titling D L.P. or the trust
                                      as the same entity as American Honda Finance
                                      Corporation for bankruptcy purposes.

                                    If a court were to reach any of these conclusions, you
                                    could experience reduction, delay or elimination of
                                    interest and principal payments due on your notes.

                                    The parties to this transaction have taken steps in
                                    structuring the transactions described in this
                                    prospectus to minimize the risk that a court would
                                    conclude that the transfer of the SUBI certificates by
                                    Honda Titling A L.P. and Honda Titling B L.P. to Honda
                                    Titling C L.P. and Honda Titling D L.P., and then by
                                    Honda Titling C L.P. and Honda Titling D L.P. to the
                                    trust was not a TRUE SALE or consolidate Honda Titling A
                                    L.P., Honda Titling B L.P., Honda Titling C L.P., Honda
                                    Titling D L.P. or the trust with American Honda Finance
                                    Corporation for bankruptcy purposes.
                                    FOR A DISCUSSION OF HOW A BANKRUPTCY PROCEEDING OF
                                    AMERICAN HONDA FINANCE CORPORATION, HONDA TITLING A
                                    L.P., HONDA TITLING B L.P., HONDA TITLING C L.P. OR
                                    HONDA TITLING D L.P. MAY AFFECT THE TRUST AND THE NOTES,
                                    SEE "CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST AND
                                    THE SUBI--INSOLVENCY RELATED MATTERS" IN THIS
                                    PROSPECTUS.

THE FAILURE TO MAKE PAYMENTS ON     You should be aware that the amount of principal or
  THE NOTES WILL GENERALLY NOT      interest required to be paid to you prior to the final
  RESULT IN AN EVENT OF DEFAULT     scheduled payment date for a class of notes generally
                                    will be limited to amounts available for those purposes.
                                    Therefore, the failure to pay principal of, or interest
                                    on, a class of notes generally will not result in the
                                    occurrence of an event of default under the indenture
                                    until the final scheduled payment date for the class of
                                    notes.
                                    FOR A DISCUSSION OF THE CIRCUMSTANCES UNDER WHICH AN
                                    EVENT OF DEFAULT MAY BE DECLARED UNDER THE INDENTURE,
                                    SEE "ADDITIONAL DOCUMENT PROVISIONS--THE INDENTURE" IN
                                    THIS PROSPECTUS.

COMPUTER PROBLEMS IN THE YEAR 2000  Many computers and computer chips do not recognize more
  MAY RESULT IN LOSSES              than two digits in a year of a date. As a result, in the
                                    year 2000, those computers will not know whether the '00
                                    refers to the year 1900 or the year 2000. American Honda
                                    Finance Corporation will have significant obligations to
                                    the trust in its role as servicer. If American Honda
                                    Finance Corporation, its affiliates or an external
                                    supplier were to experience a year 2000 problem in its
                                    computer system, this could affect American Honda
                                    Finance Corporation's ability to service the lease
                                    contracts. This could result in errors or delays in
                                    making collections on the leases and payments on the
                                    notes. To address this problem, American Honda Finance
                                    Corporation initiated, and recently completed, a
                                    comprehensive program for the year 2000 conversion.
                                    American Honda Finance Corporation believes that its
                                    computer systems are year 2000 compliant. However, if
                                    American Honda Finance Corporation's systems were to
                                    experience unexpected problems or the computer systems
                                    of third-party vendors were not to be year 2000
                                    compliant, the amount and timing of payments to
                                    noteholders could be adversely affected, due to, for
                                    example, American Honda Finance Corporation's inability
                                    to process payments or make distributions in a timely
                                    manner.

                                    The inability of American Honda Finance Corporation or
                                    of third parties who deal with American Honda Finance
                                    Corporation to make the necessary year 2000
                                    modifications of their systems could also have a
                                    significant adverse effect on American Honda Finance
                                    Corporation's operations and financial results. Possible
                                    adverse consequences include the inability to (1)
                                    collect the receivables, (2) pay obligations, (3)
                                    process new business and (4) occupy facilities. These
                                    consequences could have a material adverse effect on the
                                    value of your notes.

THE NOTES ARE NOT SUITABLE          The notes are not a suitable investment for any investor
  INVESTMENTS FOR ALL INVESTORS     that requires a regular or predictable schedule of
                                    payments or payment on specific dates. The notes are
                                    complex investments. We suggest that only investors who,
                                    either alone or with their financial, tax and legal
                                    advisors, have the expertise to analyze the prepayment,
                                    reinvestment and default risks, the tax consequences of
                                    the investment and the interaction of these factors
                                    should consider purchasing the notes.

WITHDRAWAL OR DOWNGRADING OF THE    A security rating is not a recommendation to buy, sell
  INITIAL RATINGS OF THE NOTES      or hold securities. Similar ratings on different types
  WILL AFFECT THE PRICES FOR NOTES  of securities do not necessarily mean the same thing.
  UPON RESALE                       You should analyze the significance of each rating
                                    independently from any other rating. A rating agency may
                                    change its rating of the notes after the notes are
                                    issued if that rating agency believes that circumstances
                                    have changed. Any subsequent change in a rating will
                                    likely affect the price that a subsequent purchaser
                                    would be willing to pay for the notes.

THERE ARE LIMITED SOURCES OF FUNDS  The only source of funds for payments on the notes will
  FOR REPAYMENT OF THE NOTES        be the assets of the trust. You may suffer a loss on
                                    your notes if the assets of the trust provide
                                    insufficient funds to fully pay the principal amount of
                                    the notes. The notes are solely obligations of the trust
                                    and will not be insured or guaranteed by American Honda
                                    Finance Corporation, including in its capacity as
                                    servicer of the lease contracts, Honda Lease Trust,
                                    Honda Titling C L.P., Honda Titling D L.P. or any of
                                    their affiliates. Consequently, you must rely upon the
                                    payments on the SUBI assets for payments on your notes,
                                    and to the extent available, amounts on deposit in the
                                    reserve fund.
                                    The indenture authorizes the indenture trustee to sell
                                    the SUBI following the acceleration of the maturity
                                    dates of the notes upon the occurrence of an event of
                                    default under the indenture or upon the insolvency of
                                    either Honda Titling C L.P. or Honda Titling D L.P.
                                    However, none of the trust, indenture trustee or
                                    noteholders will have a direct interest in the lease
                                    contracts and related leased vehicles or any other
                                    assets represented by the SUBI, and there is no
                                    assurance there would be any market for the SUBI. The
                                    amount received by the indenture trustee upon any such
                                    sale may be less than the aggregate principal amount of
                                    the notes, and as a result, noteholders may not be paid
                                    in full.

                            OVERVIEW OF TRANSACTION


    YOU CAN FIND A LISTING OF THE PAGES WHERE CAPITALIZED TERMS ARE DEFINED IN THIS PROSPECTUS UNDER THE CAPTION "INDEX OF TERMS" BEGINNING ON PAGE 121 OF THIS PROSPECTUS.


    All of the motor vehicle dealers ("Dealers") in the American Honda Finance Corporation ("AHFC") network of dealers have entered into agreements with AHFC ("Dealer Agreements") pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to the Honda Lease Trust, a Delaware business trust (the "Origination Trust"). The Origination Trust was created in July 1997 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle lease contracts. The Origination Trust issued to Honda Titling A L.P. ("HTA LP") and Honda Titling B L.P. ("HTB LP" and, together with HTA LP, the "UTI Beneficiaries") a 99% and a 1% beneficial interest, respectively, in the undivided trust interest (the "UTI") representing the entire beneficial interest in the unallocated assets of the Origination Trust. See "The Origination Trust--Property of the Origination Trust".


    The UTI Beneficiaries will instruct the trustee of the Origination Trust to
(1) allocate a separate portfolio of lease contracts and leased vehicles within the Origination Trust and (2) create a special unit of beneficial interest (the "SUBI") which will represent the entire beneficial interest in this separate portfolio. Upon its creation, this separate portfolio will no longer be a part of the assets of the Origination Trust represented by the UTI. The Origination Trust will issue a 99% beneficial interest in the SUBI to HTA LP and a 1% beneficial interest in the SUBI to HTB LP. On the closing date, HTA LP and HTB LP will sell their beneficial interests in the SUBI to Honda Titling C L.P. ("HTC LP") and Honda Titling D L.P. ("HTD LP" and, together with HTC LP, the "Transferors"). HTC LP and HTD LP will in turn contribute and transfer two certificates, (the "SUBI Certificates") representing 99.8% of their collective beneficial interest in the SUBI (the "SUBI Interest") to the Honda Auto Lease Trust 1999-A (the "trust"). HTC LP and HTD LP will retain the remaining 0.2% beneficial interest in the SUBI. In return for the SUBI Interest transferred to the trust by HTC LP and HTD LP, the trust will issue the notes offered hereby and certificates, which are not being offered hereby. The UTI Beneficiaries from time to time in the future may create additional special units of beneficial interest similar to the SUBI ("Other SUBIs") out of the UTI to sell to HTC LP and HTD LP or other entities.



    The trust will issue the following aggregate principal amounts of notes pursuant to an indenture, dated as of July 1, 1999, between the trust and The Bank of New York, as indenture trustee (the "Indenture Trustee"):



    - Class A-1 notes (the "Class A-1 Notes") in the aggregate principal amount of $380,000,000 (the "Initial Class A-1 Note Balance"),



    - Class A-2 notes (the "Class A-2 Notes") in the aggregate principal amount of $360,000,000 (the "Initial Class A-2 Note Balance"),



    - Class A-3 notes (the "Class A-3 Notes") in the aggregate principal amount of $400,000,000 (the "Initial Class A-3 Note Balance"),



    - Class A-4 notes (the "Class A-4 Notes") in the aggregate principal amount of $1,000,000,000 (the "Initial Class A-4 Note Balance"),



    - Class A-5 notes (the "Class A-5 Notes") in the aggregate principal amount of $807,000,000 (the "Initial Class A-5 Note Balance" and, together with the Initial Class A-1 Note Balance, the Initial Class A-2 Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance, the "Initial Class A Note Balance"),



    - Class B notes (the "Class B Notes") in the aggregate principal amount of $66,000,000 (the "Initial Class B Note Balance"), and

    - Class C notes (the "Class C Notes") in the aggregate principal amount of $66,000,000 (the "Initial Class C Note Balance"). The Initial Class A Note Balance, the Initial Class B Note Balance and the Initial Class C Note Balance are collectively referred to herein as the "Initial Note Balance".



    The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes are collectively referred to herein as the "Class A Notes". The Class A Notes, the Class B Notes and the Class C Notes are collectively referred to as the "notes". Each class of notes is referred to as a "class".



    The trust will also issue $214,558,289 (the "Initial Certificate Balance") of certificates (the "certificates") which HTC LP and HTD LP will retain. HTC LP will retain 99% of the certificates and HTD LP will retain 1% of the certificates.



    AHFC is the servicer for the assets of the Origination Trust (in such capacity, the "Servicer") pursuant to a servicing agreement dated as of April 1, 1998, among the Origination Trust, the UTI Beneficiaries and AHFC (the "Basic Servicing Agreement"), as supplemented by a servicing supplement dated as of July 1, 1999, among the Origination Trust, the UTI Beneficiaries, U.S. Bank National Association ("U.S. Bank"), as trust agent (in such capacity, the "Trust Agent"), and AHFC (the "Servicing Supplement" and, together with the Basic Servicing Agreement, the "Servicing Agreement").


                             THE TRUST AND THE SUBI

GENERAL


    The trust and the holders of Class A Notes, Class B Notes and Class C Notes (collectively, the "noteholders") will not have any interest in: (1) the UTI,
(2) any Other SUBI, (3) any assets of the Origination Trust evidenced by the UTI or any Other SUBI, or (4) payments made on assets of the Origination Trust not represented by the SUBI. For further information regarding the Origination Trust, see "The Origination Trust".


THE TRUST


    The trust was formed as a Delaware business trust pursuant to a certificate of trust filed on March 4, 1999. On the date the notes are issued (the "Closing Date"), the trust will be established pursuant to a securitization trust agreement dated as of July 1, 1999 (the "Agreement"), among HTC LP, HTD LP, U.S. Bank, as owner trustee (in such capacity, the "Owner Trustee"), Wilmington Trust Company, as Delaware owner trustee, and the Indenture Trustee.



    The property of the trust will include:


    - the SUBI Certificates, the rights in and benefits of the SUBI Interest evidenced by the SUBI Certificates and all monies due and paid in respect thereof,

    - the right to realize upon any property that may be deemed to secure the foregoing,


    - all rights accruing to the holder of the SUBI Certificates as a third-party beneficiary under the SUBI Trust Agreement and the Servicing Agreement,


    - all rights of HTC LP and HTD LP, as transferees, with respect to the SUBI Certificates,


    - all rights of the trust as a third-party beneficiary of the administration agreement to which it is a party,


    - accounts relating to the SUBI Certificates, and

    - all payments on or under and all proceeds of every kind and nature in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds (excluding proceeds from residual value insurance policies received with respect to the leased vehicles and the contracts allocated to the SUBI), condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing.



    Through its ownership of the SUBI Certificates, the trust also will have a beneficial interest in specified amounts as may be held from time to time in the SUBI Collection Account.



    Because of the administrative difficulty and expense associated with retitling leased vehicles, including federal and state regulatory requirements to obtain odometer readings and to pay vehicle transfer fees and taxes, the trust will have an interest only in the SUBI Certificates and the assets of the SUBI transferred to it by HTC LP and HTD LP and will not have a direct ownership interest in any of the leased vehicles allocated to the SUBI.



    Credit enhancement for the noteholders will be provided by:


    - excess Interest Collections,


    - available monies on deposit in a reserve fund established to support payments to noteholders and certificateholders,



    - the subordination of payments otherwise payable to certificateholders,


    - in the case of the Class A Notes, the subordination of payments otherwise payable to Class B Noteholders and Class C Noteholders, and

    - in the case of the Class B Notes, the subordination of payments otherwise payable to Class C Noteholders.


    If the foregoing credit enhancement is insufficient, the noteholders will ultimately have to look to payments made on the contracts and the leased vehicles allocated to the SUBI (including under related insurance policies, but excluding any residual value insurance policies) and the proceeds of Dealer repurchase obligations, if any, for distributions on the notes. In such event, certain factors, such as the trust's lack of (1) a direct ownership interest in the contracts or the leased vehicles allocated to the SUBI or (2) a perfected security interest in the leased vehicles allocated to the SUBI (which will be titled in the name of the Origination Trust or the Origination Trustee) may result in the trust realizing an amount which is less than that due from the related lessees. Payments to noteholders may be reduced, delayed or eliminated as a result of defaults or delinquencies by lessees and because of depreciation in the value of the related leased vehicles allocated to the SUBI. See "The Origination Trust--Allocation of Origination Trust Liabilities", "Security for the Notes--The Reserve Fund", "Additional Document Provisions--The Servicing Agreement--Monitoring Lessees' Insurance on Leased Vehicles", "Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles" for a discussion of these matters.


THE SUBI


    Pursuant to a supplement to the Origination Trust Agreement, dated as of July 1, 1999, among the UTI Beneficiaries, the Servicer, HVT, Inc., as trustee of the Origination Trust (the "Origination Trustee"), Delaware Trust Capital Management, Inc., as Delaware trustee, and the Owner Trustee (the "SUBI Supplement" and, together with the Origination Trust Agreement, the "SUBI Trust Agreement"), the Origination Trust will issue (1) upon the order of HTA LP, a 99% beneficial interest in the SUBI to HTA LP, evidenced by a 98.01% certificate and a 0.99% certificate and (2) upon the order of HTB LP, a 1% beneficial interest in the SUBI to HTB LP, evidenced by a 0.99% certificate and a 0.01% certificate. The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the SUBI Trust Agreement.

    On the Closing Date, the following transactions will occur:

    - HTA LP will transfer its 98.01% certificate to HTC LP and its 0.99% certificate to HTD LP,

    - HTB LP will transfer its 0.99% certificate to HTC LP and its 0.01% certificate to HTD LP,


    - HTC LP and HTD LP will each exchange their 99% and 1%, respectively, beneficial interests in the SUBI for four SUBI certificates collectively representing a 100% beneficial interest in the SUBI,


    - HTC LP will receive a SUBI certificate representing 98.802% of the SUBI and HTD LP will receive a SUBI certificate representing 0.998% of the SUBI (such certificates, the "SUBI Certificates"); in addition, HTC LP will receive and retain a 0.198% interest in the SUBI and HTD LP will receive and retain a 0.002% interest in the SUBI (together, the "Retained SUBI Interest") and the Retained SUBI Interest will be evidenced by two SUBI certificates (together, the "Retained SUBI Certificates"),


    - HTC LP and HTD LP will transfer and assign the SUBI Certificates to the Owner Trustee pursuant to the Agreement as property of the trust and the trust will pledge the SUBI Certificates to the Indenture Trustee pursuant to the indenture,



    - In exchange for the SUBI Certificates transferred by HTC LP and HTD LP, the trust will issue to HTC LP and HTD LP the notes offered pursuant to this prospectus and the certificates,



    - HTC LP and HTD LP will sell the notes to the underwriters and HTC LP and HTD LP will receive the proceeds of the sale of the notes; the underwriters will subsequently sell the notes to public investors,



    - The Retained SUBI Certificates will not be transferred to the trust and will be required to be permanently retained by HTC LP and HTD LP, and



    - HTC LP and HTD LP will be entitled to receive 0.2% of all payments made on or in respect of the SUBI Assets and will share in 0.2% of all losses and liabilities incurred by the SUBI Assets. Any payments made in respect of the Retained SUBI Interest will not be available to make payments on the notes.


    The SUBI will be issued pursuant to the SUBI Supplement and will evidence a beneficial interest in specified assets of the Origination Trust consisting of:


    (1) specified lease contracts (the "contracts"), automobiles, minivans and sport utility vehicles allocated to the SUBI and relating to the contracts and all proceeds or payments received or due after the close of business on June 30, 1999 (the "Cutoff Date"), and


    (2) all other assets of the Origination Trust allocated to the SUBI, including:


       (a) the SUBI Collection Account (to the extent of funds therein relating to the contracts and leased vehicles allocated to the SUBI),



       (b) rights to receive payments made to AHFC, the Origination Trust or the Origination Trustee under insurance policies relating to the contracts (excluding any residual value insurance policies), the related lessees or the leased vehicles allocated to the SUBI, and


       (c) all proceeds of the foregoing (collectively, the "SUBI Assets").


    The SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the SUBI Assets. The SUBI will not represent a beneficial interest in any assets of the Origination Trust other than the SUBI Assets. Payments made on or in respect of assets of the Origination Trust other than the SUBI Assets will not be available to make payments on the notes.

                             THE ORIGINATION TRUST

GENERAL


    The Origination Trust is a Delaware business trust formed as of July 17, 1997 and is governed by a second amended and restated trust and servicing agreement (the "Origination Trust Agreement"), among the UTI Beneficiaries, the Servicer, the Origination Trustee, Delaware Trust Capital Management, Inc., as Delaware trustee, and U.S. Bank, as Trust Agent. The primary business purpose of the Origination Trust is to take assignments of, and serve as record holder of title to, substantially all lease contracts and the related leased vehicles originated through Dealers in the AHFC network of dealers. Pursuant to the Servicing Agreement, AHFC will service the lease contracts included in the assets of the Origination Trust, including the contracts allocated to the SUBI. See "Additional Document Provisions--The SUBI Trust Agreement" and "--The Servicing Agreement" and "Certain Legal Aspects of the Origination Trust and the SUBI--The Origination Trust".


    Except as otherwise described under "Additional Document Provisions--The SUBI Trust Agreement", the Origination Trust Agreement prohibits the Origination Trust from:


    (1) issuing interests or securities other than the SUBI Interest, the Retained SUBI Interest, the SUBI Certificates, the Retained SUBI Certificates, Other SUBIs representing divided interests in other portfolios of assets of the Origination Trust (the "Other SUBI Assets") and certificates representing Other SUBIs or portions thereof (the "Other SUBI Certificates"), the UTI representing an undivided interest in all Origination Trust Assets not allocated as SUBI Assets or Other SUBI Assets (the "UTI Assets") and the certificates representing the UTI (the "UTI Certificates");


    (2) borrowing money (except from the UTI Beneficiaries or their affiliates in connection with funds used to acquire lease contracts and the related leased vehicles);

    (3) making loans;

    (4) investing in or underwriting securities, other than Eligible Investments or as otherwise permitted by the Origination Trust Agreement or the SUBI Trust Agreement;

    (5) offering securities in exchange for property (other than the SUBI Certificates, the Retained SUBI Certificates, the Other SUBI Certificates or the UTI Certificates);

    (6) repurchasing or otherwise reacquiring its securities (other than for purposes of cancellation) except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing; and

    (7) granting any security interest in, or lien upon, any assets of the Origination Trust.

ALLOCATION OF ORIGINATION TRUST LIABILITIES

    The UTI Beneficiaries from time to time may (1) allocate assets of the Origination Trust to Other SUBIs or (2) sell or pledge Other SUBI Certificates in connection with other financings. Similarly, the UTI Beneficiaries may at some time in the future pledge the UTI Certificates as security for obligations to third-party lenders. The Origination Trust Agreement will permit the Origination Trust, in the course of its activities, to incur selected liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. Pursuant to the Origination Trust Agreement, as among the beneficiaries of the Origination Trust and their pledgees, an Origination Trust liability relating to a particular Origination Trust will be allocated to and charged against the allocated portfolio of Origination Trust to which it belongs. Origination Trust liabilities that are incurred with respect to the assets of the Origination Trust generally will be borne pro rata among all portfolios of assets of the Origination Trust in proportion to the value of the lease contracts and leased vehicles in each portfolio. The Origination Trustee, the beneficiaries of the Origination Trust (including the Owner Trustee) and their pledgees (including the Indenture Trustee) will be bound by this allocation. In particular, the Origination Trust Agreement will require the holders from time to time of Other SUBI Certificates and any UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding notes or a beneficial interest in the notes, noteholders and Note Owners will be deemed to have waived any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets. See "Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI" and "Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI".



HONDA TITLING A L.P. AND HONDA TITLING B L.P.



    HTA LP and HTB LP are the UTI Beneficiaries under the Origination Trust Agreement. The sole general partner of HTA LP is Honda Titling A LLC ("HTA LLC") and the sole general partner of HTB LP is Honda Titling B LLC ("HTB LLC"). Each of HTA LLC and HTB LLC is a Delaware limited liability company formed in July 1997 for the purpose of serving as general partners of HTA LP and HTB LP, respectively. AHFC is the sole limited partner of each of HTA LP and HTB LP. Honda Titling Inc., a Delaware corporation ("HTI"), is a wholly owned special purpose subsidiary of AHFC and is the independent member of each of HTA LLC and HTB LLC. HTI's certificate of incorporation requires it to at all times have two independent directors who are unaffiliated with AHFC. AHFC is the other member of each of HTA LLC and HTB LLC. HTA LP and HTB LP were formed as limited partnerships under the laws of Delaware in July 1997 for the purposes of:


    (1) being the grantors and the initial beneficiaries of the Origination
       Trust;

    (2) holding the UTI Certificates;

    (3) acquiring, pledging and transferring interests in the SUBI and Other SUBIs; and

    (4) engaging in related transactions.


    The limited liability company agreements of each of HTA LLC and HTB LLC and the limited partnership agreements of each of HTA LP and HTB LP limit their respective activities to the purposes listed above and to any activities incidental or necessary to accomplish those purposes. Neither HTA LLC nor HTB LLC is permitted to transfer its general partnership interest in HTA LP or HTB LP. The principal offices of HTA LP and HTB LP are located at 700 Van Ness Avenue, Torrance, California 90501. HTA LP's telephone number is (310) 781-6132; HTB LP's phone number is (310) 781-6136.


THE ORIGINATION TRUSTEE


    HVT, Inc., the Origination Trustee, is a wholly owned, special purpose subsidiary of U.S. Bank that was organized in October 1996 solely for the purpose of acting as trustee of the Honda Lease Trust. The Origination Trustee is not affiliated with AHFC or any of its affiliates. U.S. Bank, as trust agent, serves as agent for the Origination Trustee to perform certain functions of the Origination Trustee pursuant to the Origination Trust Agreement. The Origination Trust Agreement provides that if U.S. Bank no longer can be the trust agent, the designee of the UTI Beneficiaries (which designee may not be either UTI Beneficiary or any affiliate) will have the option to purchase the stock of the Origination Trustee for a nominal amount. If that designee does not timely exercise this option, then the Origination Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Origination Trustee. If neither the designee of the UTI Beneficiaries nor the new trust agent exercises its option in a timely manner, U.S. Bank may sell the stock of the Origination Trustee to another party.

PROPERTY OF THE ORIGINATION TRUST

    The property of the Origination Trust consists of:

    - fixed rate retail closed-end lease contracts originated throughout the United States and assigned to the Origination Trust by AHFC or Dealers and all monies due from lessees under these contracts,

    - the automobiles, minivans and sport utility vehicles (collectively, the "motor vehicles") leased pursuant thereto and all proceeds from these motor vehicles,

    - all of AHFC's rights (but not its obligations) with respect to the lease contracts and motor vehicles, including the right to receive proceeds of Dealer repurchase obligations, if any,


    - the rights to selected insurance proceeds received by the Servicer, the Origination Trust or the Origination Trustee on behalf of the Origination Trust, from any physical damage, credit life, disability and all other insurance policies or self-insurance, if any, to the extent applicable to the Origination Trust, any lease contract or motor vehicle or the ability of a lessee to make required payments with respect to the related contract or the related motor vehicle (each, an "Insurance Policy"), including the Contingent and Excess Insurance Policies,



    - all security deposits on the lease contracts to the extent due to the lessors under the contracts, and


    - all proceeds of the assets listed above (collectively, the "Origination Trust Assets").

    From time to time after the date of this prospectus, AHFC will cause Dealers to originate additional retail closed-end lease contracts, assign those lease contracts to the Origination Trust and title the related leased vehicles in either the name of the Origination Trust or the Origination Trustee, as described below.

CONTRACT ORIGINATION; TITLING OF LEASED VEHICLES; DEALER REPURCHASE OBLIGATIONS


    All lease contracts originated by the Dealers and assigned to the Origination Trust have been, or will be, underwritten using the underwriting criteria described under "American Honda Finance Corporation-- Lease Contract Underwriting Procedures". In originating each lease contract, the Origination Trust or, if required by the department of motor vehicles of a particular state, the Origination Trustee or a co-trustee, will be listed as the owner of the related leased vehicle on the related certificate of title. Liens will not be placed on these certificates of title, nor will new certificates of title be issued, to reflect the interest of the Owner Trustee, as holder of the SUBI Certificates, or the Indenture Trustee, as pledgee of the SUBI Certificates, in the leased vehicles allocated to the SUBI. The certificates of title to the leased vehicles registered in several states will, however, reflect a first lien held by any of the Origination Trust, AHFC or HVT, Inc. (the "Administrative Lien") which will exist solely to assure delivery of the certificates of title to the leased vehicles to the Servicer. Each entity which records an Administrative Lien will enter into an agreement by which it acknowledges that it has no interest in the related leased vehicles and additionally waives, quitclaims and releases any claim that it may have against the leased vehicles by virtue of such liens.



    Each Dealer Agreement obligates the related Dealer to make representations and warranties concerning the lease contracts and related leased vehicles originated by that Dealer. The material representations and warranties made by the Dealers are:



    - the lease contract is legally valid and enforceable,



    - the Dealer has good title to the related leased vehicle prior to any assignment of the related lease contract,

    - the Dealer has made all necessary disclosures to the related lessee,



    - the related lessee has legal capacity to enter into the lease contract and the signatures on the lease are genuine,



    - the leased vehicle has been delivered to and accepted by the related lessee,



    - the lease contract and related leased vehicle are free of all liens and encumbrances,



    - the Dealer has paid or will pay all necessary insurance premiums or charges, and the Dealer has received upon the signing of the lease contract all payments from the related lessee in cash or in immediately collectible funds, and



    - the Dealer will not alter the lease contract or consent to any alteration of the lease contract.



    In the event that the Dealer breaches any of these representations and warranties with respect to a lease contract, the Dealer Agreement obligates the Dealer to repurchase that lease contract.



    The Dealer Agreements do not generally provide for recourse against the Dealer for unpaid amounts on a defaulted lease contract, other than when the Dealer breaches these representations and warranties. The rights of the Origination Trust to receive proceeds of those Dealer repurchase obligations will constitute Origination Trust Assets (and accordingly will constitute SUBI Assets to the extent they relate to the contracts and leased vehicles allocated to the SUBI), although the related Dealer Agreements will not constitute Origination Trust Assets.


                                USE OF PROCEEDS


    HTC LP and HTD LP will apply the net proceeds from the sale of the notes (i.e., the proceeds of the public offering of the notes minus expenses relating thereto) to purchase the SUBI from HTA LP and HTB LP and to establish the Reserve Fund.


                              HONDA TITLING C L.P.


    HTC LP is a limited partnership formed under the laws of the state of Delaware on February 1, 1999. The sole general partner of HTC LP is Honda Titling C LLC, a Delaware limited liability company ("HTC LLC"). AHFC is the sole limited partner of HTC LP. Honda Funding Inc., a Delaware special purpose corporation ("HFI") and a wholly owned subsidiary of AHFC, is the independent member of HTC LLC. HFI's certificate of incorporation requires it to have at all times two independent directors who are unaffiliated with AHFC. AHFC is the other member of HTC LLC. HTC LLC may not transfer its general partnership interest in HTC LP. The principal office of HTC LP is located at 700 Van Ness Avenue, Torrance, California 90501 and its telephone number is (310) 781-6146.


    HTC LLC was organized to serve as HTC LP's general partner. HTC LP's purposes are:


    - to act as the grantor of entities such as the trust,


    - to acquire, pledge or transfer interests in the SUBI and Other SUBIs,


    - to cause securities similar to the notes to be issued, and


    - to engage in related transactions.

    The limited partnership agreement of HTC LP and the limited liability company agreement of HTC LLC limit their respective activities to these purposes and to any activities incidental or necessary to achieve these purposes.

                              HONDA TITLING D L.P.


    HTD LP is a limited partnership formed under the laws of the state of Delaware on June 8, 1999. The sole general partner of HTD LP is Honda Titling D LLC, a Delaware limited liability company ("HTD LLC"). AHFC is the sole limited partner of HTD LP. HFI is the independent member of HTD LLC. AHFC is the other member of HTD LLC. HTD LLC may not transfer its general partnership interest in HTD LP. The principal office of HTD LP is located at 700 Van Ness Avenue, Torrance, California 90501 and its telephone number is (310) 781-6148.


    HTD LLC was organized to serve as HTD LP's general partner. HTD LP's purposes are:


    - to act as the grantor of entities such as the trust,


    - to acquire, pledge or transfer interests in the SUBI and Other SUBIs,


    - to cause securities similar to the notes to be issued, and


    - to engage in related transactions.

    The limited partnership agreement of HTD LP and the limited liability company agreement of HTD LLC limit their respective activities to these purposes and to any activities incidental or necessary to achieve these purposes.

                       AMERICAN HONDA FINANCE CORPORATION

GENERAL

    AHFC was incorporated in the state of California in February 1980. AHFC's principal executive offices are located at 700 Van Ness Avenue, Torrance, California 90501. Its telephone number is (310) 781-4100. AHFC and its wholly owned subsidiary, Honda Canada Finance Inc. ("HCFI"), provide wholesale and retail financing to authorized dealers in the United States and Canada for the following:


    (1) Honda and Acura automobiles, minivans and sport utility vehicles;


    (2) Honda motorcycles (including scooters and all terrain vehicles); and

    (3) Honda power equipment, such as lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard motors, outboard marine engines and generators.

    AHFC and HCFI also offer retail leasing for Honda and Acura motor vehicles throughout the United States and Canada. AHFC and its wholly owned subsidiary, American Honda Service Contract Corporation, administer the sale of vehicle service contracts throughout the United States for American Honda Motor Co., Inc. ("AHMC"), a California corporation.

    AHFC has the following wholly owned special purpose finance subsidiaries:

    - American Honda Receivables Corp.,

    - American Honda Receivables Corp. II,

    - HTI, and

    - HFI.

    AHFC is a wholly owned subsidiary of AHMC. AHMC is a wholly owned subsidiary of Honda Motor Co., Ltd., a Japanese corporation which is a worldwide manufacturer and distributor of motor vehicles and power equipment. AHMC is the sole authorized distributor in the United States of the following:

    (1) Honda and Acura motor vehicles;


    (2) Honda power equipment; and



    (3) Honda and Acura parts and accessories.

    As of March 31, 1999, March 31, 1998 and March 31, 1997, AHFC and its affiliates (excluding HCFI) had approximately 444,233, 459,553 and 396,573 retail lease contracts outstanding, respectively. The aggregate net outstanding principal balances of retail lease contracts at such dates (including retail lease contracts that were sold but are still being serviced by AHFC) were $8,224,793,498, $8,500,408,933 and $7,351,966,324, respectively. Of these amounts, the related leased vehicles had an estimated aggregate residual value as of the end of their lease terms of approximately $6,361,997,115, $6,770,297,697 and $5,736,890,436, respectively.

LEASE CONTRACT UNDERWRITING PROCEDURES


    AHFC originates retail lease contracts secured by new and used Honda and Acura motor vehicles from approximately 1,255 Dealers located throughout the United States. In keeping with AHFC's practice, Dealers originated the contracts allocated to the SUBI in accordance with AHFC's underwriting standards and other requirements, as described below, under existing agreements with the Dealers. AHFC's underwriting standards emphasize the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the motor vehicle to be financed.


    Applications submitted to AHFC for the lease of a new or used Honda or Acura motor vehicle must list sufficient information to process the application, including the applicant's:

    - income,

    - residential information,

    - monthly mortgage or rent payment,

    - employment(s), and

    - other personal information.


    Upon receipt of a credit application, AHFC obtains a credit report from an independent credit bureau. AHFC reviews this credit report to determine the applicant's current credit status and past credit performance. AHFC generally considers the following factors to be negative in a credit report: (1) past due credit; (2) repossessions; (3) loans charged off by other lenders; (4) previous bankruptcy proceedings; (5) foreclosures; and (6) tax liens. AHFC also considers positive factors such as amount of credit available to the applicant and favorable payment history.


    In addition to other considerations, AHFC uses a credit scoring system to make a credit decision. AHFC's credit scoring system includes:

    - an assessment of residence and employment stability,

    - credit bureau information,

    - income requirements, and

    - the ratio of income to total debt and income to requested lease payment.

    AHFC assesses the relative degree of credit risk indicated by these criteria and the underwriting staff at the applicable AHFC branch office decides whether to grant or deny credit. The system will recommend approval for scores above a predetermined threshold and will recommend rejection for scores below that level. However, the underwriting staff for the particular branch has the ultimate approval or rejection authority and may, in certain circumstances, override the recommendation provided by the system.

MAXIMUM ADVANCE


    A maximum allowable advance is the maximum allowable amount a dealer may include in a lease contract for the purchase of a leased vehicle at lease inception. AHFC's maximum allowable advance for new Honda and Acura automobiles (excluding all maintenance) is as follows:


    - 100% of the vehicle manufacturer's suggested retail price, including destination and handling and emissions, plus

    - AHFC-approved new vehicle add-ons up to maximum published amounts, plus

    - AHFC-approved enhancement products (soft adds) up to $1,000, plus

    - AHFC-approved optional service contracts up to maximum published amounts, if capitalized, plus


    - acquisition fee for the Honda Lease Trust, if capitalized, plus


    - dealer-paid or paid up front sales tax due at lease signing, if capitalized, plus

    - dealer-paid federal luxury tax due at lease signing, if capitalized.

    After an AHFC branch office approves an application and the prospective lessee agrees to the terms of the lease contract, including an assignment of the lease contract from the Dealer to the Origination Trust, AHFC receives from the Dealer a lease contract package containing, among other things:

    - the standard form lease contract between the Dealer and the lessee,

    - the lessee's credit application,

    - applicable insurance information (company, agent and additional insured(s), with the Origination Trust or Origination Trustee named as loss payee), and

    - any payments due from the lessee.

    AHFC determines whether the lease contract package complies with AHFC's underwriting requirements. AHFC compares the specifics of the lease contract to the credit application approved by the branch office and verifies the rate, truth-in-leasing disclosures and purchase price from the Dealer.

DETERMINATION OF RESIDUAL VALUES

    Each lease contract contains a residual value, which is the projected value of the leased vehicle at the termination of the lease contract. AHFC's residual value committee is responsible for setting appropriate residual values on all leased Honda and Acura motor vehicles. The residual value committee determines residual values for each model, leasing term, and contractual mileage. Where warranted, this committee establishes separate residual values for different body styles, trim levels or engine size within a given model.

    The residual value committee consists of the Vice President of the Consumer Financial Services Division, the Senior Managers from Corporate Operations and Sales and Marketing, the Manager of Vehicle Remarketing and Assistant Managers from Sales and Marketing and Risk Management. The committee meets in March, July and November of each year. Special meetings are called when either operational factors or the releasing of a new model require a review of existing residual values or the establishment of new residual values. After the committee determines residual values, the insurance carrier, Premier Lease and Loan Services, and AHFC's President give the final approval for those residual values.

    Prior to each residual value committee meeting, the Sales and Marketing Division reviews the following items before preparing its residual value recommendations for the committee:

    - the residual values determined by AHFC's insurance carrier, Premier Lease and Loan Services,

    - the residual values established by Honda's and Acura's major competitors, and

    - industry trends on the valuation of vehicles.

    The factors that the committee considers prior to making a final determination of residual values are:

    - insured residual values,

    - competitive positioning, and

    - AHFC's historical performance of residual values.


    The residual value insurance policies will not be an asset of either the SUBI or the trust. The residual value insurance policies with respect to contracts and leased vehicles allocated to the SUBI will be transferred to a sub-trust of the trust. The proceeds of those residual value insurance policies will not be available to noteholders.


REMARKETING PROGRAM

    AHFC's Lease Maturity Center handles all remarketing of leased vehicles. The Lease Maturity Center is a centralized operation located in Irving, Texas. As of March 1999, the Lease Maturity Center employed (1) a senior manager, (2) three operations supervisors, (3) three customer service supervisors, (4) one collections supervisor and (5) over 90 permanent employees and 73 temporary employees in the areas of customer service, collections, accounting and titling.


    The Lease Maturity Center begins to contact the lessee and service the lease contract six months prior to lease maturity by mailing each lessee information outlining the lessee's end of lease options. At 45 days prior to maturity, the Lease Maturity Center mails each lessee additional information regarding their lease obligations, including the motor vehicle inspection and turn-in process and the required documentation. At three months prior to the maturity of lease contracts, the Lease Maturity Center mails the original Acura or Honda dealership a list of those lease contracts. Included on this list is a designation of lessees with AHFC pre-approval for new lease contracts. Based on the lessee's credit history with AHFC and other creditors, AHFC pre-approves a substantial majority of its lease end-of-term lessees for a new lease through AHFC on behalf of the Origination Trust.


    AHFC encourages each lessee to visit the lessee's Acura or Honda dealership. Whether or not the lessee has decided to return the leased motor vehicle, AHFC encourages the lessee to have the motor vehicle inspected through independent inspection companies. AHFC continues to contact each lessee until either (1) it receives a full residual value payoff or (2) the lessee returns the motor vehicle to an Acura or Honda dealership. In some cases a customer can obtain an adjustment on the full residual payoff amount, depending on the auction market for their vehicle.

INSURANCE

    AHFC's form of lease contract requires that lessees maintain motor vehicle liability and motor vehicle physical damage insurance on the leased vehicle. The motor vehicle liability coverage must provide minimum limits of $100,000 per person and $300,000 combined limit per accident for bodily injury to third parties, and $50,000 for damage to the property of third parties. These limits exceed the minimum required by statute in many states. The insurance policy must name the Origination Trust as an additional insured and loss payee. The motor vehicle physical damage coverage must provide comprehensive and collision coverage for the actual cash value of the vehicle, with maximum deductibles of $1,000 for each such coverage. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary. AHFC requires lessees to provide evidence that the specified insurance coverage and additional insured/loss payee provisions are in effect for the duration of the lease.

    AHFC does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage, which provides for payments to be made on the lease contracts on behalf of lessees in the event of disability or death. To the extent that the lessee obtains this type of insurance coverage, payments received on such coverage may be applied to payments on the related lease contract to the extent that the lessee's beneficiary chooses to do so.

COLLECTION AND REPOSSESSION PROCEDURES

    There are two methods for lessees to make monthly payments on lease contracts. Most lessees mail payments, along with a statement, to AHFC's lockbox. A small percentage of lessees use AHFC's automatic bank account debit program. AHFC considers a lease contract to be past due and delinquent for servicing and enforcement of collection purposes when the lessee fails to pay at least 90% of a scheduled payment by the due date. Any portion of a scheduled payment not paid on the due date automatically becomes due with the next scheduled payment. When a lease contract is past due and delinquent, AHFC employs the following collection and repossession procedures:

    (1) AHFC mails a computer generated delinquency notice to the lessee on the eleventh day of delinquency and makes a follow up telephone call on the fifteenth day of delinquency;

    (2) If the delinquent contract cannot be brought current or completely collected within approximately 60 days, AHFC generally attempts to repossess the related leased vehicle;

    (3) AHFC holds repossessed vehicles in inventory to comply with statutory requirements and then sells them (generally within 60 days after repossession);

    (4) AHFC pursues any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the related contract to the extent practicable and legally permitted; and

    (5) AHFC contacts lessees and, when warranted by individual circumstances, establishes repayment schedules which it monitors until the deficiencies are either paid in full or become impractical to pursue.

DEFERRAL AND EXTENSION POLICY

    DISASTER RELIEF DEFERRAL. In response to natural disasters (E.G., floods, hurricanes and tornadoes), AHFC's policy is to negotiate with any affected lessee to insure payment on the lease contract. AHFC generally allows lessees affected by a natural disaster to defer a lease payment without charge or penalty. Deferral of a lease payment will not extend the maturity date of the lease contract. All disaster relief deferrals require both supervisor and manager approval at the applicable AHFC branch office. AHFC requires these lessees to sign a lease deferral agreement.

    NON-DISASTER RELIEF PAYMENT DEFERRAL. Lessees who have encountered financial difficulties due to extraordinary circumstances such as illness, temporary unemployment or unexpected expenses may qualify for a non-disaster lease payment deferral. AHFC uses non-disaster lease payment deferrals in extreme circumstances and not in its normal business practices. The deferral of a lease payment does not extend the maturity date of the lease contract. All non-disaster relief deferrals require both supervisor and assistant manager or manager approval at the applicable AHFC branch office. AHFC requires these lessees to sign a lease deferral agreement.


    The Servicing Agreement will prohibit the Servicer from granting more than six deferrals on any contract. In the event that the Servicer grants more than six deferrals on any contract, the Servicing Agreement will require that the Servicer deposit into the SUBI Collection Account an amount equal to the Reallocation Payment in respect of such contract on the Deposit Date relating to the Collection Period in which such deferral was granted (or on the Deposit Date relating to the Collection Period in which the Servicer discovers or is notified that an improper deferral was granted), at which time such contract and the related leased vehicle will no longer constitute SUBI Assets as they will be reallocated as UTI Assets or, in some cases, will be transferred to the Servicer.


    TERM EXTENSIONS. AHFC only grants lease term extensions during the end of lease process, normally during the last 45 days of a lease contract. Lessees at the end of a lease contract who intend to lease another Honda or Acura motor vehicle but cannot do so at lease maturity for reasons such as awaiting delivery of a new vehicle, preference for next model year or other timing circumstances, may qualify for a lease term extension of up to a maximum of six months. In addition, certain lease contracts may be extended by 12 or 24 months, up to a maximum lease term, including extensions, of 84 months (except for lease contracts with originally scheduled termination dates between April 1, 1999 and December 31, 1999, for which the maximum lease term is 73 months). A lessee must have exhibited a good past payment history with AHFC on the lessee's current lease contract to qualify for a lease term extension and must sign a lease extension agreement.


    The Servicing Agreement will prohibit extension of contracts by more than six months in the aggregate, but in any case not later than a date on or after the first day of the month preceding the month in which the Final Scheduled Payment Date for the Class C Notes occurs. In the event that the Servicer extends any contract in contravention of the foregoing, the Servicing Agreement will require that the Servicer deposit into the SUBI Collection Account an amount equal to the Reallocation Payment in respect of such contract on the Deposit Date relating to the Collection Period in which such extension was granted (or on the Deposit Date relating to the Collection Period in which the Servicer discovers or is notified that an improper extension was granted), at which time such contract and the related leased vehicle will no longer constitute SUBI Assets as they will be reallocated as UTI Assets or, in some cases, will be transferred to the Servicer.


METHODS OF VEHICLE DISPOSAL

    AHFC's Remarketing Department handles all motor vehicle sales for AHFC including repossession and end of lease sales. The Remarketing Department is managed at a centralized location in Irving, Texas, with field representative administrators located near their respective auction sites. As of March 1999, the Remarketing Department consisted of (1) a remarketing manager, (2) a remarketing supervisor, (3) six field representative administrators and (4) 30 administrative staff persons.

    Upon lease contract maturity, the lessee has the opportunity to purchase the motor vehicle at the residual value stated in the lease contract. On selected leased vehicles, based on auction sale results as determined by AHFC, the lessee may be offered a discount on the residual value to purchase the related leased vehicle. This program is referred to as the Customer Discount Program. If the lessee does not purchase the motor vehicle and returns it to the dealership, the receiving dealer also has the option of purchasing the motor vehicle at the residual value stated in the lease contract. On selected motor vehicles, as determined by AHFC, the receiving dealer has the option of purchasing the returned motor vehicle at a price lower than the residual value. This program is referred to as the Market Based Purchased Option Program (the "MBPO Program"). AHFC sets the value of the motor vehicle sold in the MBPO Program at a market price as determined by current AHFC auction information.


    If neither the lessee nor the dealership purchases the motor vehicle at the full residual value or through the Customer Discount Program or MBPO Program, as applicable, AHFC consigns the motor vehicle to be picked up by either an auction or independent transport company. AHFC maintains operating standards for auction and transport companies. AHFC requires assignment of each motor vehicle to a carrier within 24 hours of consignment receipt and delivery of the consigned vehicle to auction sites within 72 hours of carrier assignment.


    Each motor vehicle undergoes an auction condition report, including a motor vehicle condition grade. Each auction condition report is subsequently faxed to AHFC. Each auction site is given latitude to repair minor damage, but an AHFC field representative administrator reviews all major damage prior to any repair. Each auction site should sell the motor vehicle within 60 days of taking the motor vehicle into inventory.

    AHFC has regular sales at over 20 major auction locations across the United States. AHFC's highest volume of sales is in the Northeast. In some instances, AHFC will transport motor vehicles into different regions of the country where it perceives there to be greater demand for such motor vehicles. Each auction sells motor vehicles to licensed dealerships and does not sell to the public. During March 1999, AHFC had 50 scheduled sales of motor vehicles.

    AHFC also sells motor vehicles through the Internet through ADT and Manheim's auction Internet websites, which are accessible by registered Acura or Honda dealers. Approximately 800 vehicles were sold over the Internet during March 1999. Field remarketing administrators determine prices of motor vehicles sold on the Internet based upon various vehicle and market conditions.

YEAR 2000


    AHFC initiated and has completed a program designed to resolve the potential impact of year 2000 on the ability of AHFC's computerized information systems to accurately process information that may be date sensitive. AHFC identified the critical data storage and operating systems and developed plans to ensure the readiness of AHFC's systems to process dates beyond the year 2000. AHFC has initiated communications with dealers, financial institutions and suppliers to determine the extent of risk created by those third parties' failure to remediate their own year 2000 issues. At present, AHFC cannot determine the effect of failed remediation efforts by these outside parties.


    The total estimated costs associated with the required modifications to AHFC's computerized information systems have not had, and are not expected to have, a material impact on AHFC's condition, financial and otherwise. Costs associated with the year 2000 systems and software modifications have been and will be expensed as incurred.

    The inability of AHFC, its vendors and the parties with whom it contracts to address the necessary year 2000 modifications of computerized information systems could result in a significant adverse effect on AHFC's operations and financial results including the inability to:

    - collect receivables,

    - pay obligations,

    - process new business, and

    - occupy facilities.


Any year 2000 problems described herein could have a material adverse effect on the ability of noteholders to receive payments on the notes.


    AHFC has begun to develop a contingency plan. The plan will cover three areas: (1) early warning, (2) preventative actions, and (3) alternative processes. Quick response teams will be formed to identify and correct problems as they occur. AHFC is considering the following plans of action in anticipation of any potential year 2000 problems: (1) additional data back-ups, (2) computer shut downs and restarts, (3) finishing 1999 transactions early, (4) freezing new system installations, and (5) alternative means of communication. Alternative suppliers are being considered and AHFC will continue to develop and analyze contingency plans throughout 1999.

DELINQUENCY, REPOSSESSION AND LOSS DATA

    Set forth below is information concerning AHFC's experience with respect to its entire portfolio of new and used Honda and Acura motor vehicle lease contracts, which includes lease contracts owned by AHFC or the Origination Trust and also lease contracts that have been sold but are still being serviced by AHFC. The data set forth below represents, as of specified dates, all lease contracts owned and/or serviced by AHFC as of such dates. The dollar amounts of the lease contracts outstanding include the residual value of the related leased vehicle. Credit losses are an expected cost in the business of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of Honda and Acura motor vehicles.


    AHFC establishes an allowance for expected credit losses and deducts amounts reflecting lease contracts against such allowance. For lease contracts, AHFC charges the account balance related to a lease contract against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the related leased vehicle. In these cases, AHFC does not charge the account balances against the allowance for credit losses until AHFC has either sold the repossessed related leased vehicle or held it in repossession inventory for more than 90 days. AHFC credits any recoveries from charge-offs related to a lease contract to the allowance.


    Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC's delinquency, repossession and loss experience with respect to its lease contracts and the related leased vehicles in the future, or the experience of the trust with respect to the contracts and the related leased vehicles, will be similar to that set forth below.

                             ENTIRE AHFC PORTFOLIO
              RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE
 (INCLUDES LEASE CONTRACTS THAT HAVE BEEN SOLD BUT ARE STILL BEING SERVICED BY
                                     AHFC)
                                ($ IN THOUSANDS)


                                                                                  AT MARCH 31,
                                             --------------------------------------------------------------------------------------
                                                     1999                  1998                  1997                  1996
                                             --------------------  --------------------  --------------------  --------------------
Ending Dollar Amount of Lease Contracts
  Outstanding (1)..........................  $8,224,793            $8,500,409            $7,351,966            $5,198,380
Ending Number of Lease Contracts
  Outstanding..............................  444,233               459,553               396,573               288,133

                                             UNITS              %  UNITS              %  UNITS              %  UNITS              %
Lease Contracts Delinquent(2):
  31-60 Days...............................  2,478         0.558%  2,825         0.615%  2,630         0.663%  2,002         0.695%
  61-90 Days...............................  385           0.087%  463           0.101%  499           0.126%  391           0.136%
  91-120 Days..............................  114           0.026%  131           0.029%  130           0.033%  112           0.039%
  121 Days or More.........................  19            0.004%  24            0.005%  32            0.008%  32            0.011%

    Total..................................  2,996         0.674%  3,443         0.749%  3,291         0.830%  2,537         0.881%


------------------------------


(1) This amount is based upon the sum of all principal amounts outstanding under the lease contracts and includes the residual values of the related leased vehicles.



(2) Excludes lease contracts the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of March 31, 1999, lease contracts involving bankrupt lessees constituted less than 0.35% of AHFC's portfolio based upon the number of lease contracts outstanding. These lease contracts may or may not be delinquent lease contracts.



    The delinquency period is based on the number of days payments of at least 10% of a monthly payment are contractually past due. The calculation of delinquent lease contracts is expressed as a percentage of the total number of lease contracts at period end.


                             ENTIRE AHFC PORTFOLIO
         RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE (INCLUDES LEASE CONTRACTS THAT HAVE BEEN SOLD BUT ARE STILL BEING SERVICED BY
                                     AHFC)
                                ($ IN THOUSANDS)


                                                                    AT AND FOR THE FISCAL YEAR ENDED MARCH 31,
                                                                    ------------------------------------------
                                                                      1999       1998       1997       1996
                                                                    ---------  ---------  ---------  ---------
Number of Lease Contracts
  Outstanding.....................................................    444,233    459,553    396,573    288,133
Average Lease Contracts
  Outstanding.....................................................    459,870    444,719    345,151    250,147
Repossessions:
  Number of Repossessions.........................................      5,760      6,869      4,672      3,180
  Number of Repossessions as a Percentage of:
  Number of Lease Contracts Outstanding...........................      1.297%     1.495%     1.178%     1.104%
  Average Number of Lease Contracts Outstanding...................      1.253%     1.545%     1.354%     1.271%
Losses:
  Lease Contracts Outstanding(1)..................................  $8,224,793 $8,500,409 $7,351,966 $5,198,380
  Average Lease Contracts Outstanding.............................  $8,513,660 $8,250,926 $6,368,684 $4,549,488
  Net Repossession Losses.........................................  $  32,251  $  39,986  $  24,084  $  16,326
  Average Net Repossession Loss per Liquidated Lease
    Contract(2)...................................................  $5,599.15  $5,821.28  $5,154.88  $5,133.92
  Net Repossession Losses as a Percentage of Average
    Lease Contracts Outstanding...................................      0.379%     0.485%     0.378%     0.359%


------------------------------


(1) This amount is based upon the sum of all principal amounts outstanding under the lease contracts and includes the residual values of the related leased vehicles.



(2) Dollars not in thousands.

                             ENTIRE AHFC PORTFOLIO
 (INCLUDES LEASE CONTRACTS THAT HAVE BEEN SOLD BUT ARE STILL BEING SERVICED BY
                                     AHFC)
                         RESIDUAL VALUE LOSS EXPERIENCE
                                ($ IN THOUSANDS)


                                                                        AT AND FOR THE FISCAL YEAR ENDED MARCH 31,
                                                                        ------------------------------------------
                                                                          1999       1998       1997       1996
                                                                        ---------  ---------  ---------  ---------
Total Number of Leased Vehicles Scheduled to Terminate................    175,172    150,375     86,793     45,627
Number of Returned Vehicles Sold by AHFC..............................    100,305     43,507      9,492      3,491
Full Termination Ratio(1).............................................         57%        29%        11%         8%
Total Losses on Returned Vehicles Sold by AHFC(2).....................  $ 212,641  $  81,718  $  11,509  $   1,211
Average Loss Per Returned Vehicle Sold by AHFC(3).....................  $2,119.94  $1,878.28  $1,212.50  $  347.01
Losses as a Percentage of Residual Values of Returned Vehicles Sold by
  AHFC(4).............................................................      13.83%     12.40%      7.42%      2.33%
Losses as a Percentage of Residual Values of Scheduled
  Terminations(5).....................................................       8.37%      4.14%      1.09%      0.22%


------------------------------


    (1) The ratio of returned vehicles sold during the stated period over vehicles scheduled, on their date of origination, to terminate during the stated period expressed as a percentage.


    (2) Losses include expenses incurred to dispose of vehicles but exclude certain amounts received after the sale and disposition of the vehicle.

    (3) Dollars not in thousands.

    (4) The ratio of total losses on returned vehicles sold by AHFC during the stated period over the residual values of such vehicles expressed as a percentage.

    (5) The ratio of total losses on returned vehicles sold by AHFC during the stated period over the residual values of all vehicles under lease contracts scheduled to terminate during the stated period expressed as a percentage.

    This table includes lease contracts that have been sold but are still being serviced by AHFC. To the extent that the average maturity of lease contracts vary over time, the residual value loss experience for the periods in the table may not be fully comparable.


    The increase in lease contract originations over the period presented by the tables above primarily reflects the increase in consumer demand for Honda and Acura motor vehicles and in consumer acceptance of leases. AHFC believes that the downward trend in delinquency and repossession and loss experience during this period is a result of stricter adherence to AHFC's underwriting guidelines by Dealers and AHFC branch offices. AHFC residual value loss experience has increased in each of the years during this period. Residual value losses result when leased vehicles at the termination of the related lease contract are disposed of by or on behalf of AHFC through means that result in net sale proceeds which are less than the contractually established residual value. Whether a leased vehicle is returned rather than purchased is affected by a variety of factors including new and used car markets (which may influence the related leased vehicles' market values at the related termination date relative to their residual values) and the duration of the lease contract (leased vehicles that have shorter term leases generally have a greater likelihood of being returned rather than purchased). AHFC believes that the increase in residual value losses is due in part to the relatively large number of two year leases of Honda and Acura motor vehicles maturing during the last three fiscal years (which tend to be returned at relatively higher rates and to experience relatively higher losses per unit). In addition, AHFC believes the large supply of the late model used vehicles in the used car market may have affected return rates by depressing market prices.

                                 THE CONTRACTS

GENERAL


    The contracts allocated to the SUBI will consist of a pool of 172,598 motor vehicle retail closed-end lease contracts, for Honda and Acura motor vehicles, having an aggregate principal balance of $3,475,076,453.49 after the close of business on June 30, 1999 (the "Cutoff Date") and an aggregate discounted principal balance of $3,300,158,606.28 as of the Cutoff Date. Each of the contracts in the portfolio have the following characteristics:



    (1) each contract was originated by Dealers located throughout the United States;



    (2) each contract has an original term to maturity not exceeding 60 months; and



    (3) each contract was selected from the Origination Trust's portfolio of retail closed-end Honda and Acura motor vehicle lease contracts and was not evidenced by or reserved for allocation to an Other SUBI.



    Dealers originated the contracts and assigned them to the Origination Trust, in accordance with the underwriting procedures previously described under "American Honda Finance Corporation--Lease Contract Underwriting Procedures". AHFC selected the contracts based upon the criteria specified in the SUBI Trust Agreement and described under "The Contracts--Characteristics of the Contracts-- General" and "The Contracts--Representations, Warranties and Covenants". AHFC will represent and warrant that (1) no adverse selection procedures were employed or will be employed in selecting the contracts for inclusion in the SUBI Assets and (2) it is not aware of any bias in the selection of the contracts that would cause the delinquencies or losses on these contracts to be greater than those experienced on other retail closed-end lease contracts held in the Origination Trust's portfolio. However, it is nonetheless possible that the delinquencies or losses on the contracts could exceed experience on other lease contracts.



    Each contract will be a finance lease for accounting purposes. In addition, each contract will have been written for a capitalized cost (which may exceed the manufacturer's suggested retail price), plus an implicit rate in each contract calculated as an annual percentage rate (the "Lease Rate") on a constant yield basis. The contracts will provide for equal monthly payments (the "Monthly Payments") so that by the end of the related contract term, the capitalized cost will have been amortized to an amount equal to the related leased vehicle's residual value established at the time of origination of the contract (the "Residual Value"). The amount of a contract's capitalized cost which has been amortized at any point in time is referred to in this prospectus as its "Outstanding Principal Balance".


    The "Aggregate Net Investment Value" as of any day will equal the sum of:


    (1) the Discounted Principal Balance of all contracts other than (a) Charged-off Contracts, (b) Liquidated Contracts, (c) Matured Contracts and (d) Additional Loss Contracts; and



    (2) the aggregate Residual Value of all leased vehicles allocated to the SUBI to the extent that (a) the related contracts have reached their scheduled maturities and (b) as to which all payments relating to the contracts have been made (each, a "Matured Contract") within the three immediately preceding Collection Periods but which the related leased vehicles, as of the last day of the most recent Collection Period, have remained unsold and not otherwise disposed of by the Servicer for two full Collection Periods or less (the "Matured Leased Vehicle Inventory").



    The "Discounted Principal Balance" of (1) a contract (or the related leased vehicle) with a Lease Rate less than 9.00% (each, a "Discounted Contract") will equal (a) the present value of all remaining Monthly Payments on the contract plus (b) the Residual Value of the related leased vehicle, calculated using a discount rate of 9.00% and (2) any contract other than a Discounted Contract will equal the contract's outstanding Principal Balance. As of the Cutoff Date, the aggregate Discounted Principal Balance of the contracts and the Aggregate Net Investment Value was $3,300,158,606.28. A "Collection

Period" is the calendar month immediately preceding the calendar month in which a Distribution Date occurs, except in the case of the first Collection Period, the "Collection Period" is from the Cutoff Date to August 31, 1999.



    All of the contracts will be closed-end leases. At the end of the term of a closed-end lease, the lessee may elect to purchase the related leased vehicle by exercising the purchase option contained in the lease contract. The purchase price for the leased vehicle will be a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges that may be due under the contract. In contrast, under an open-end lease, the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established at the time of origination of such lease. If the lessee declines the purchase option, the lessee is required to return the leased vehicle to, or upon the order of, the lessor and will then owe only incidental charges for excess mileage, excessive wear and use and other items that may be due under such lease. As a consequence of the frequency of prepayments by lessees prior to the termination date of the contract, most of the contracts are not expected to run to their full terms. See "Risk Factors--The Return on the Notes May Be Affected by Payments by Lessees, Interest Rates and Possible Termination of the Trust" and "Maturity, Prepayment and Yield Considerations".



    Each contract allows the lessor to terminate the contract and repossess the related leased vehicle if the lessee defaults under the contract. Events of default under a contract will include, but will not be limited to:


    (1) the failure by a lessee to make a payment when due;

    (2) the bankruptcy or other insolvency of the lessee;


    (3) the lessee's failure to maintain the insurance required by the contract;



    (4) the lessee's failure to maintain or repair the leased vehicle as required by the contract; or



    (5) the lessee's failure to comply with any other term or condition of the contract having a material adverse effect on either (a) the lessee's ability to make payments or (b) the lessor's ability to recover the related leased vehicle's full Residual Value.



    Under the contracts, upon a contract's early termination where the lessee is not in default and does not exercise its option to purchase the related leased vehicle, the amount owed by the lessee (the "Early Termination Charge") will be determined by adding:



    (1) any due but unpaid Monthly Payments and any incidental charges owing under the contract except excess mileage charges; and



    (2) the Outstanding Principal Balance less (a) the Realized Value (as described below) from the sale or other disposition of the related leased vehicle and (b) the security deposit which shall be applied to reduce any deficiency.



    If the contract terminates early because the lessee is in default, the lessee owes an amount determined by adding the following:


    - the Early Termination Charge,


    - payments accrued under the contract through the date of termination,


    - collection, repossession, transportation and storage expenses,

    - official fees and taxes, and

    - reasonable attorneys' fees and court costs, to the extent permitted by law.


    The "Realized Value" of a leased vehicle is either (1) the actual sale price less any fees and taxes incurred on the sale or (2) the sale price determined by AHFC and the lessee in a written agreement. Each contract provides the lessee with the right to obtain (at the lessee's expense), from an independent third party acceptable to the lessor, a professional appraisal of the amount that could be realized from the sale of the leased vehicle. This appraised value then would be used as the realized value for purposes of calculating sums due from the lessee. Although AHFC cannot predict whether any lessee will challenge the Realized Value, management of AHFC is unaware of any successful challenge by a lessee under its retail closed-end lease contracts.



    In the event of early termination of a contract where the lessee is in default, the amounts collected on that contract and the related leased vehicle (after deducting the costs and other sums retained by the Servicer in connection therewith) may be less than the Outstanding Principal Balance of the contract. This shortfall may result from, among other things, a wholesale appraisal of a leased vehicle as described above. If a contract reaches the date on which the last Monthly Payment is due, as such date may have been extended (the "Maturity Date"), but the related leased vehicle cannot be sold or otherwise disposed of for a net amount at least equal to its Residual Value, there may be an additional shortfall in amounts otherwise expected to be received in respect of the SUBI Interest. If any of these shortfalls are not covered from the Investor Percentage of certain excess Interest Collections, amounts on deposit in the Reserve Fund and, in the case of the Class A Notes, the subordination of principal payments otherwise payable to the Class B Noteholders and the Class C Noteholders and, in the case of the Class B Notes, the subordination of principal payments otherwise payable to the Class C Noteholders, investors in the notes could suffer a loss on their investments.


CHARACTERISTICS OF THE CONTRACTS

    GENERAL


    The contracts allocated to the SUBI were selected from a pool of eligible lease contracts which all met several criteria. As of the Closing Date, no more than 5% of the contracts allocated to the SUBI will have characteristics that differ from the criteria set forth below. These criteria include, as of the Cutoff Date, that each contract:



    - is written with respect to a leased vehicle allocated to the SUBI that was at the time of the origination of the related lease contract a new motor vehicle, a dealer demonstration motor vehicle driven fewer than 6,000 miles or a manufacturer's program motor vehicle,



    - was originated in the United States after August 11, 1997,



    - has a Maturity Date no earlier than November 18, 1999 and no later than July 1, 2004,



    - fully amortizes to an amount equal to the Residual Value of the related leased vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of the Residual Value),


    - was not more than 30 days past due as of the Cutoff Date, and


    - has not been extended for more than six months in the aggregate.



    The selected contracts, in the aggregate, possess the following characteristics:



    - the Lease Rates of the contracts ranged from 0.00% to 14.17%, with a weighted average Lease Rate of 6.29%,



    - the aggregate Outstanding Principal Balance of the contracts was $3,475,076,453.49,



    - the aggregate Residual Value of the leased vehicles allocated to the SUBI was $2,307,201,304.45,



    - the contracts had a weighted average original term of 38.28 months and a weighted average remaining term to scheduled maturity of 30.48 months, and



    - the aggregate original principal balances of the contracts, as of their respective dates of origination, was $3,753,842,206.03.

    Appearing below is some additional information regarding the characteristics of the contracts:



                                                                            AVERAGE      MINIMUM       MAXIMUM
                                                                          ------------  ----------  -------------
Original Principal Balance..............................................  $  21,749.05  $ 8,213.00  $  106,725.62
Outstanding Principal Balance(1)........................................  $  20,133.93  $ 7,324.91  $   94,454.41
Residual Value..........................................................  $  13,367.49  $ 2,243.30  $   65,042.85
Lease Rate(1)...........................................................          6.29 (2)       0.00%         14.17%
Seasoning (months)(1)...................................................          7.80(2)          0            23
Remaining Term (months)(1)..............................................         30.48(2)          4            59


------------------------------

(1) As of the Cutoff Date.

(2) Weighted by Outstanding Principal Balance as of the Cutoff Date.

DISTRIBUTION OF THE LEASED VEHICLES BY MAKE


    As of the Cutoff Date, the following vehicle makes composed the pool of leased vehicles:



                                                                                 NUMBER OF       PERCENTAGE OF
                                                                                 CONTRACTS   NUMBER OF CONTRACTS(1)
                                                                                -----------  ----------------------
Honda.........................................................................     128,686               74.56%
Acura.........................................................................      43,912               25.44
                                                                                -----------           --------
        Total.................................................................     172,598              100.00%
                                                                                -----------           --------
                                                                                -----------           --------


------------------------


(1) Percentages may not add to 100.00% due to rounding.


DISTRIBUTION OF THE CONTRACTS BY LEASE RATE


    The distribution of the contracts as of the Cutoff Date by Lease Rate was as follows:



                                                                                                   PERCENTAGE OF
                                                                                                     AGGREGATE
                                                                                                      CUTOFF
                                                                                                       DATE
                                                             PERCENTAGE OF       CUTOFF DATE        OUTSTANDING
                                                NUMBER OF   TOTAL NUMBER OF      OUTSTANDING         PRINCIPAL
LEASE RATE RANGE                                CONTRACTS    CONTRACTS(1)     PRINCIPAL BALANCE     BALANCE(1)
---------------------------------------------  -----------  ---------------  -------------------  ---------------
0.00% to 3.99%...............................      15,818            9.16%   $    397,558,027.61         11.44%
4.00% to 4.99%...............................      18,433           10.68         394,153,037.14         11.34
5.00% to 5.99%...............................      18,610           10.78         375,346,665.70         10.80
6.00% to 6.99%...............................      59,909           34.71       1,176,600,446.96         33.86
7.00% to 7.99%...............................      44,733           25.92         844,994,548.27         24.32
8.00% to 8.99%...............................       7,901            4.58         149,147,304.55          4.29
9.00% to 9.99%...............................       3,385            1.96          64,012,689.57          1.84
10.00% to 10.99%.............................       2,751            1.59          53,274,182.79          1.53
11.00% to 11.99%.............................       1,016            0.59          19,078,364.49          0.55
12.00% to 12.99%.............................           6            0.00             122,637.23          0.00
13.00% to 13.99%.............................          35            0.02             773,314.43          0.02
14.00% to 14.99%.............................           1            0.00              15,234.75          0.00
                                               -----------  ---------------  -------------------        ------
        Total................................     172,598          100.00%   $  3,475,076,453.49        100.00%
                                               -----------  ---------------  -------------------        ------
                                               -----------  ---------------  -------------------        ------


------------------------


(1) Percentages may not add to 100.00% due to rounding.

DISTRIBUTION OF THE CONTRACTS BY MATURITY


    The distribution of the contracts as of the Cutoff Date by year of maturity was as follows:



                                                                                                   PERCENTAGE OF
                                                                                                     AGGREGATE
                                                                                                      CUTOFF
                                                                                                       DATE
                                                             PERCENTAGE OF       CUTOFF DATE        OUTSTANDING
                                                NUMBER OF   TOTAL NUMBER OF      OUTSTANDING         PRINCIPAL
YEAR OF MATURITY                                CONTRACTS    CONTRACTS(1)     PRINCIPAL BALANCE     BALANCE(1)
---------------------------------------------  -----------  ---------------  -------------------  ---------------
1999.........................................          16           0.01%    $        259,926.81          0.01%
2000.........................................       3,532           2.05           70,175,268.61          2.02
2001.........................................      70,639          40.93        1,382,750,431.65         39.79
2002.........................................      88,181          51.09        1,807,779,309.61         52.02
2003.........................................      10,190           5.90          213,276,554.15          6.14
2004.........................................          40           0.02              834,962.66          0.02
                                               -----------        ------     -------------------        ------
        Total................................     172,598         100.00%    $  3,475,076,453.49        100.00%
                                               -----------        ------     -------------------        ------
                                               -----------        ------     -------------------        ------


------------------------


(1) Percentages may not add to 100.00% due to rounding.


DISTRIBUTION OF THE CONTRACTS BY STATE


    The distribution of the contracts as of the Cutoff Date by state of origination, specified for states representing 5% or more of the number of contracts, was as follows:



                                                                                                  PERCENTAGE OF
                                                                                                 AGGREGATE CUTOFF
                                                            PERCENTAGE OF       CUTOFF DATE      DATE OUTSTANDING
                                               NUMBER OF   TOTAL NUMBER OF      OUTSTANDING         PRINCIPAL
STATE                                          CONTRACTS    CONTRACTS(1)     PRINCIPAL BALANCE      BALANCE(1)
--------------------------------------------  -----------  ---------------  -------------------  ----------------
California..................................      26,856           15.56%   $    523,455,053.73          15.06%
New York....................................      13,481            7.81         283,707,029.41           8.16
New Jersey..................................      12,842            7.44         271,789,731.77           7.82
Ohio........................................      11,917            6.90         225,647,075.27           6.49
Florida.....................................      10,774            6.24         234,302,773.77           6.74
Pennsylvania................................       8,917            5.17         175,116,230.07           5.04
All other states............................      87,811           50.92       1,761,058,559.47          50.65
                                              -----------  ---------------  -------------------        -------
        Total...............................     172,598          100.00%   $  3,475,076,453.49         100.00%
                                              -----------  ---------------  -------------------        -------
                                              -----------  ---------------  -------------------        -------


------------------------


(1) Percentages may not add to 100.00% due to rounding.



    Concentration of the contracts in any geographic area can expose the return on the contracts and thus the return on the notes, to risks particular to that geographic area, such as region-specific or state-specific economic trends or changes in laws. See "Risk Factors--The Geographic Concentration of the Lessees and Performance of the Lease Contracts May Increase the Risk of Loss on Your Investment" and "Certain Legal Aspects of the Contracts and the Leased Vehicles" in this prospectus.


REPRESENTATIONS, WARRANTIES AND COVENANTS


    The contracts and leased vehicles allocated to the SUBI will be described in a schedule appearing as an exhibit to the SUBI Supplement (the "Schedule of Contracts and Leased Vehicles"). For each Contract, the Schedule of Contracts and Leased Vehicles will identify its:


    - date of origination,

    - Maturity Date,

    - Monthly Payment,


    - adjusted capitalized cost,


    - adjusted lease balance as of the last day of the immediately preceding month, and

    - Residual Value.


    In the Servicing Agreement, AHFC will make representations and warranties with respect to each contract and related leased vehicle as described in the first paragraph under "The Contracts-- Characteristics of the Contracts--General". AHFC will make certain other representations and warranties, including, among other things, that each contract and, to the extent applicable, the related leased vehicle or lessee:


    (1) was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with AHFC's customary credit and collection policies and practices;

    (2) is owned by the Origination Trust or the Origination Trustee, free of all liens, encumbrances or rights of others (other than the holder of any Administrative Liens);

    (3) was originated in compliance with, and complies with, all material applicable legal requirements;


    (4) have obtained all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of the contract and the Origination Trustee related to:



       (a) the origination of the contract,



       (b) the execution, delivery and performance by such originator of the contract, and



       (c) the Origination Trust's acquisition of the contract and related leased vehicle, was duly obtained, effected or given and is in full force and effect as of such date of creation or acquisition;


    (5) is the legal, valid and binding obligation of the lessee;


    (6) to the knowledge of the Servicer, is not subject to any right of rescission, setoff, counterclaim or other defense of the related lessee to pay amounts due under such contract and no such right of rescission, offset, defense or counterclaim has been asserted or threatened;


    (7) the related Dealer, the Servicer and the Origination Trustee has each satisfied all obligations it is required to fulfill;

    (8) is payable solely in United States dollars in the United States;


    (9) the lessee under the contract is located in the United States and is not:


       (a) AHFC, HTC LP, HTD LP or any of their respective affiliates or

       (b) the United States, any state or local government, or any agency, department or instrumentality of the United States or any state or local government thereof;


    (10) requires the lessee to maintain insurance against loss or damage to the related leased vehicle under an insurance policy that names the Origination Trust, the Origination Trustee or a co-trustee as loss payee;


    (11) the related certificate of title is registered in the name of the Origination Trust or the Origination Trustee, or, alternatively, a properly completed application for such title has been submitted to the appropriate titling authority;

    (12) is a closed-end lease that requires:

       (a) equal monthly payments to be made within 60 months of the date of the contract's origination; and


       (b) payments to be made by the lessee within 30 days after the billing date for such payment;

    (13) is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator;

    (14) has a Residual Value that does not exceed an amount reasonably established by the Servicer consistent with its policies and practices;


    (15) has not been extended by more than six months in the aggregate or otherwise modified except in accordance with AHFC's normal credit and collection policies and practices;


    (16) is not an Other SUBI Asset;


    (17) to the knowledge of AHFC, the lessee under the contract is not bankrupt or currently the subject of a bankruptcy proceeding;


    (18) is not more than 60 days past due;

    (19) is a finance lease for accounting purposes; and

    (20) is a "true lease" for applicable state law purposes relating to the perfection of security interests.


    The Servicing Agreement will provide that if the Origination Trustee, AHFC, the Owner Trustee, the Indenture Trustee, HTC LP or HTD LP discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the Origination Trust, the owners of interests in the SUBI or the noteholders in the related contract or leased vehicle, which breach is not cured in all material respects within 60 days after AHFC discovers the breach or is given notice of the breach, the contract and related leased vehicle (and any other related SUBI Assets) will be reallocated to the UTI or, in certain circumstances, to AHFC. In connection with this reallocation, AHFC will be required to deposit (or cause to be deposited) into the SUBI Collection Account an amount (the "Reallocation Payment") equal to:



    (1) the Discounted Principal Balance of the contract as of the Deposit Date related to the Collection Period during which the related cure period ended; plus



    (2) an amount equal to any: (i) imputed interest, (ii) lease charges and
       (iii) Monthly Payments on such contract at the related Lease Rate that were delinquent as of the end of such Collection Period.


    The foregoing payment obligation will survive any termination of AHFC as Servicer under the Servicing Agreement.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS


    The rate of payment of principal of the notes will depend on the rate of payments on the contracts and the related leased vehicles (including scheduled payments on and prepayments and liquidations of the contracts) and losses on the contracts and related leased vehicles, which cannot be predicted with certainty. In addition, because the trust will distribute payments made on the contracts and the related leased vehicles that are allocable to the SUBI Interest to noteholders according to the timing of their receipt, the rate of principal payments on the notes and the yield to maturity of the notes generally will directly relate to the rate at which payments on the contracts and the related leased vehicles are made. The rate of principal payment of the notes may also be affected by (1) Reallocation Payments by AHFC for contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and (2) the exercise by the Servicer of its right to purchase all of the assets of the trust at its option under certain circumstances pursuant to the Agreement, thereby triggering a redemption of the notes. A substantial increase in the rate of payments on or in respect of the contracts and related leased vehicles (including prepayments and liquidations of the contracts) or a substantial increase in the Loss Amounts may shorten the final maturity of and may significantly affect the yield on each class of notes. See "Description of the Notes--Termination of the Trust; Redemption of the Notes", "The Contracts--Representations, Warranties and Covenants" and "Additional Document Provisions--The Servicing Agreement--Collections".



    In general, the trust will make no principal payments (including allocations of Covered Loss Amounts) on:



    (1) the Class A-2 Notes until the Class A-1 Notes have been paid in full;



    (2) the Class A-3 Notes until the Class A-2 Notes have been paid in full;



    (3) the Class A-4 Notes until the Class A-3 Notes have been paid in full; or



    (4) the Class A-5 Notes, the Class B Notes or the Class C Notes until the Class A-4 Notes have been paid in full.



    Principal payments in respect of the Class A-5 Notes, the Class B Notes and the Class C Notes will be based on the fixed Class A Percentage, Class B Percentage and Class C Percentage. AHFC will calculate the fixed Class A Percentage, Class B Percentage and Class C Percentage when the trust has paid the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes in full, and then will use these percentages to determine the distribution of principal payments on the Class A-5 Notes, the Class B Notes and the Class C Notes, which may affect the maturity and yield on the Class A-5 Notes, the Class B Notes and the Class C Notes. AHFC will allocate the Investor Percentage of Uncovered Loss Amounts as follows:



    (1) first to the certificates until the Certificate Balance has been reduced to zero;


    (2) then to the Class C Notes, until the Class C Note Balance has been reduced to zero;

    (3) then to the Class B Notes, until the Class B Note Balance has been reduced to zero; and

    (4) then, on a pro rata basis, among each class of Class A Notes based on the related Class Allocation Percentages.

    As a result of the sequential payment of principal to each class of Class A Notes, because Uncovered Loss Amounts incurred following the reduction of the Class B Note Balance and the Class C Note Balance to zero will be allocated on each Distribution Date based on the then-current Class Allocation Percentages, each class of Class A Notes with a later maturity may be allocated more Loss Amounts than each class of Class A Notes with an earlier maturity as a relative percentage of their respective Initial Note Balances.

    A lessee may prepay a contract, in whole or in part, at any time without penalty. The prepayment experience for the contracts will affect the life of the notes. In general, economic, social and geographic factors, in addition to other factors beyond AHFC's control, may influence prepayments on the contracts. The Origination Trust began to accept assignments of lease contracts on November 25, 1997. All of the lease contracts assigned to the Origination Trust for allocation as SUBI Assets since that time have been, and all of the lease contracts to be assigned to the Origination Trust subsequent to the date of this prospectus will be, assigned by Dealers using AHFC's underwriting standards. As more fully described under "American Honda Finance Corporation--Remarketing Program", AHFC actively encourages lessees under lease contracts with remaining terms of less than twelve to eighteen months, depending on the model and lease term, to either buy, trade in or refinance the related leased vehicles prior to the scheduled maturities of the related lease contracts. As part of this program, during the last several months of a lease contract, AHFC may selectively offer incentives to encourage lease contract terminations, which may result in residual value losses. AHFC is unaware of any publicly available industry statistics that describe termination rates for retail closed-end lease contracts similar to the contracts.



    Historical levels of (1) lease contract defaults, (2) leased vehicle repossessions and losses and (3) residual value losses are discussed under "American Honda Finance Corporation--Delinquency, Repossession and Loss Data". AHFC can give no assurances that the contracts will experience the same rate of prepayment or default or any greater or lesser rate than AHFC's historical rate, or that the residual value experience of leased vehicles related to contracts that have reached their Maturity Dates will differ from AHFC's historical residual value loss experience for all of the retail lease contracts in its portfolio (including those owned by the Origination Trust or the Origination Trustee and those that had been sold but still were being serviced by AHFC).



    The effective yield on, and average life of, each class of notes will depend upon, among other things, (1) the amount of scheduled and unscheduled payments on or in respect of the contracts and related leased vehicles; and (2) the rate at which such payments are paid to the noteholders. In the event of prepayments of the contracts (and payment of the Residual Value of the related leased vehicles), noteholders who receive such amounts may be unable to reinvest the related payments of principal received on the notes at yields as high as the related Note Rate. The timing of changes in the rate of prepayments on the contracts and payments in respect of the related leased vehicles may also significantly affect an investor's actual yield to maturity and the average life of the related class of notes. A substantial increase in the rate of payments on or in respect of the contracts and related leased vehicles (including prepayments and liquidations of the contracts) may shorten the final maturity of, and may significantly affect the yield on, the notes.



    The yield to an investor who purchases notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the contracts is actually different than the rate the investor anticipates at the time it purchases the notes.


    In sum, the following factors will affect an investor's expected yield:


    (1) the price the investor paid for the notes;



    (2) the rate of prepayments, including losses, in respect of the contracts and the related leased vehicles allocated to the SUBI; and


    (3) the investor's assumed reinvestment rate.


    These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the contracts and the related leased vehicles is slower than anticipated, the investor's yield will be lower if interest rates exceed the investor's expectations and higher if interest rates fall below the investor's expectations. Conversely, if the rate of prepayments on or in respect of the contracts and the related leased vehicles is faster than anticipated, the investor's yield will be higher if interest rates surpass the investor's expectations and lower if interest rates fall below the investor's expectations.


    In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI Interest, the SUBI Certificates and other property of the trust, which may occur under circumstances involving an event of default under the indenture, to the extent the net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A Noteholders based on their respective Note Balances until the Class A Notes have been paid in full, and then to the Class B Noteholders and the Class C Noteholders on a pro rata basis.



    Prepayments on motor vehicle lease contracts may be measured by a prepayment standard or model. The prepayment model used for the contracts is based on a prepayment assumption (the "Prepayment Assumption") expressed in terms of percentages of ABS. "ABS" refers to a prepayment model which assumes a constant percentage of the original number of contracts in a pool prepay each month. However, as used in this prospectus, a 100% Prepayment Assumption assumes that, based on the assumptions below, the original Outstanding Principal Balance of a contract will prepay as follows:



    (1) 0.10% ABS for the first six months of the life of the contract;



    (2) 0.30% ABS for the seventh through twelfth month of the life of the contract;



    (3) 0.50% ABS for the thirteenth through eighteenth month of the life of the contract;



    (4) 0.80% ABS for the nineteenth through twenty-fourth month of the life of the contract;



    (5) 1.0% ABS for the twenty-fifth through thirtieth month of the life of the contract; and



    (6) 1.50% ABS following the thirty-first month of the life of the contract until the original Outstanding Principal Balance of the contract has been paid in full.



    Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the contracts. There can be no assurance that the contracts will prepay at the indicated levels of the Prepayment Assumption or at any other rate.


    The tables below were prepared on the basis of certain assumptions, including that:


    (1) all Collections including Monthly Payments and net sale proceeds from the leased vehicles relating to Matured Contracts are timely received, and that no contracts are ever delinquent;



    (2) no Reallocation Payment is made on any contract;


    (3) there are no Loss Amounts;


    (4) the Servicer exercises its optional purchase of the trust's property as described in this prospectus;



    (5) the trust makes all principal and interest distributions on the notes on the dates specified herein;


    (6) the Servicing Fee is 1% per annum of 99.8% of the Aggregate Net Investment Value;


    (7) all prepayments are full Prepayments;



    (8) the contracts have assumed Lease Rates of 9.0% and were originated 8 months prior to the Cutoff Date; and



    (9) the schedule of the declining Aggregate Net Investment Value of the contracts assumes that there will be no prepayments or losses, as set forth in Annex II.

    AHFC makes no representation as to what the actual levels of losses and delinquencies on the contracts will be. Because the contracts allocated to the SUBI will have characteristics which differ from those assumed in preparing the following tables, distributions of principal on the notes may be made earlier or later than set forth in the tables. The tables are provided solely to illustrate the effect of prepayments of the contracts on (1) the Class A-1 Note Balance,
(2) the Class A-2 Note Balance, (3) the Class A-3 Note Balance, (4) the Class A-4 Note Balance, (5) the Class A-5 Note Balance, (6) the Class B Note Balance and (7) the Class C Note Balance. The weighted average life of each class of notes under the assumptions stated above are not a prediction of the prepayment rates that might actually be experienced with respect to the contracts. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.



    The following tables set forth the percentages of the Initial Note Balance of each class of notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, "0% Prepayment Assumption" assumes no prepayments on a contract, "50% Prepayment Assumption" assumes that a contract will prepay at 50% of the Prepayment Assumption, and so forth.

        PERCENTAGE OF INITIAL CLASS A-1 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-1 NOTES

                                                                                           PREPAYMENT ASSUMPTION
                                                                               ----------------------------------------------
DISTRIBUTION DATE                                                                 0%         50%        100%         150%
-----------------------------------------------------------------------------  ---------  ---------     -----        -----
Initial......................................................................        100        100         100          100
9/15/99......................................................................         85         82          79           77
10/15/99.....................................................................         77         73          69           65
11/15/99.....................................................................         69         64          59           53
12/15/99.....................................................................         61         54          46           39
1/15/00......................................................................         53         44          34           24
2/15/00......................................................................         45         34          22           10
3/15/00......................................................................         37         23          10            0
4/15/00......................................................................         28         13           0            0
5/15/00......................................................................         19          3           0            0
6/15/00......................................................................         10          0           0            0
7/15/00......................................................................          0          0           0            0
8/15/00......................................................................          0          0           0            0
9/15/00......................................................................          0          0           0            0
10/15/00.....................................................................          0          0           0            0
11/15/00.....................................................................          0          0           0            0
12/15/00.....................................................................          0          0           0            0
1/15/01......................................................................          0          0           0            0
2/15/01......................................................................          0          0           0            0
3/15/01......................................................................          0          0           0            0
4/15/01......................................................................          0          0           0            0
5/15/01......................................................................          0          0           0            0
6/15/01......................................................................          0          0           0            0
7/15/01......................................................................          0          0           0            0
8/15/01......................................................................          0          0           0            0
9/15/01......................................................................          0          0           0            0
10/15/01.....................................................................          0          0           0            0
11/15/01.....................................................................          0          0           0            0
12/15/01.....................................................................          0          0           0            0
1/15/02......................................................................          0          0           0            0
2/15/02......................................................................          0          0           0            0
3/15/02......................................................................          0          0           0            0
4/15/02......................................................................          0          0           0            0
5/15/02......................................................................          0          0           0            0
6/15/02......................................................................          0          0           0            0
7/15/02......................................................................          0          0           0            0
8/15/02......................................................................          0          0           0            0
9/15/02......................................................................          0          0           0            0
Wtd. Avg Life (Years)........................................................       0.53       0.45        0.39         0.35
                                                                                     ---        ---         ---          ---
                                                                                     ---        ---         ---          ---


DISTRIBUTION DATE                                                                 200%
-----------------------------------------------------------------------------     -----
Initial......................................................................         100
9/15/99......................................................................          74
10/15/99.....................................................................          61
11/15/99.....................................................................          48
12/15/99.....................................................................          31
1/15/00......................................................................          14
2/15/00......................................................................           0
3/15/00......................................................................           0
4/15/00......................................................................           0
5/15/00......................................................................           0
6/15/00......................................................................           0
7/15/00......................................................................           0
8/15/00......................................................................           0
9/15/00......................................................................           0
10/15/00.....................................................................           0
11/15/00.....................................................................           0
12/15/00.....................................................................           0
1/15/01......................................................................           0
2/15/01......................................................................           0
3/15/01......................................................................           0
4/15/01......................................................................           0
5/15/01......................................................................           0
6/15/01......................................................................           0
7/15/01......................................................................           0
8/15/01......................................................................           0
9/15/01......................................................................           0
10/15/01.....................................................................           0
11/15/01.....................................................................           0
12/15/01.....................................................................           0
1/15/02......................................................................           0
2/15/02......................................................................           0
3/15/02......................................................................           0
4/15/02......................................................................           0
5/15/02......................................................................           0
6/15/02......................................................................           0
7/15/02......................................................................           0
8/15/02......................................................................           0
9/15/02......................................................................           0
Wtd. Avg Life (Years)........................................................        0.32
                                                                                      ---
                                                                                      ---


    The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the Initial Class A-1 Note Balance.

        PERCENTAGE OF INITIAL CLASS A-2 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-2 NOTES

                                                                                           PREPAYMENT ASSUMPTION
                                                                               ----------------------------------------------
DISTRIBUTION DATE                                                                 0%         50%        100%         150%
-----------------------------------------------------------------------------  ---------  ---------     -----        -----
Initial......................................................................        100        100         100          100
9/15/99......................................................................        100        100         100          100
10/15/99.....................................................................        100        100         100          100
11/15/99.....................................................................        100        100         100          100
12/15/99.....................................................................        100        100         100          100
1/15/00......................................................................        100        100         100          100
2/15/00......................................................................        100        100         100          100
3/15/00......................................................................        100        100         100           95
4/15/00......................................................................        100        100          97           80
5/15/00......................................................................        100        100          84           65
6/15/00......................................................................        100         89          67           44
7/15/00......................................................................         99         75          50           22
8/15/00......................................................................         89         62          33            1
9/15/00......................................................................         79         49          16            0
10/15/00.....................................................................         68         35           0            0
11/15/00.....................................................................         58         22           0            0
12/15/00.....................................................................         46          7           0            0
1/15/01......................................................................         35          0           0            0
2/15/01......................................................................         22          0           0            0
3/15/01......................................................................          8          0           0            0
4/15/01......................................................................          0          0           0            0
5/15/01......................................................................          0          0           0            0
6/15/01......................................................................          0          0           0            0
7/15/01......................................................................          0          0           0            0
8/15/01......................................................................          0          0           0            0
9/15/01......................................................................          0          0           0            0
10/15/01.....................................................................          0          0           0            0
11/15/01.....................................................................          0          0           0            0
12/15/01.....................................................................          0          0           0            0
1/15/02......................................................................          0          0           0            0
2/15/02......................................................................          0          0           0            0
3/15/02......................................................................          0          0           0            0
4/15/02......................................................................          0          0           0            0
5/15/02......................................................................          0          0           0            0
6/15/02......................................................................          0          0           0            0
7/15/02......................................................................          0          0           0            0
8/15/02......................................................................          0          0           0            0
9/15/02......................................................................          0          0           0            0
Wtd. Avg Life (Years)........................................................       1.38       1.16        1.00         0.88
                                                                                     ---        ---         ---          ---
                                                                                     ---        ---         ---          ---


DISTRIBUTION DATE                                                                 200%
-----------------------------------------------------------------------------     -----
Initial......................................................................         100
9/15/99......................................................................         100
10/15/99.....................................................................         100
11/15/99.....................................................................         100
12/15/99.....................................................................         100
1/15/00......................................................................         100
2/15/00......................................................................          97
3/15/00......................................................................          80
4/15/00......................................................................          62
5/15/00......................................................................          44
6/15/00......................................................................          18
7/15/00......................................................................           0
8/15/00......................................................................           0
9/15/00......................................................................           0
10/15/00.....................................................................           0
11/15/00.....................................................................           0
12/15/00.....................................................................           0
1/15/01......................................................................           0
2/15/01......................................................................           0
3/15/01......................................................................           0
4/15/01......................................................................           0
5/15/01......................................................................           0
6/15/01......................................................................           0
7/15/01......................................................................           0
8/15/01......................................................................           0
9/15/01......................................................................           0
10/15/01.....................................................................           0
11/15/01.....................................................................           0
12/15/01.....................................................................           0
1/15/02......................................................................           0
2/15/02......................................................................           0
3/15/02......................................................................           0
4/15/02......................................................................           0
5/15/02......................................................................           0
6/15/02......................................................................           0
7/15/02......................................................................           0
8/15/02......................................................................           0
9/15/02......................................................................           0
Wtd. Avg Life (Years)........................................................        0.80
                                                                                      ---
                                                                                      ---


    The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the Initial Class A-2 Note Balance.

        PERCENTAGE OF INITIAL CLASS A-3 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-3 NOTES

                                                                                           PREPAYMENT ASSUMPTION
                                                                               ----------------------------------------------
DISTRIBUTION DATE                                                                 0%         50%        100%         150%
-----------------------------------------------------------------------------  ---------  ---------     -----        -----
Initial......................................................................        100        100         100          100
9/15/99......................................................................        100        100         100          100
10/15/99.....................................................................        100        100         100          100
11/15/99.....................................................................        100        100         100          100
12/15/99.....................................................................        100        100         100          100
1/15/00......................................................................        100        100         100          100
2/15/00......................................................................        100        100         100          100
3/15/00......................................................................        100        100         100          100
4/15/00......................................................................        100        100         100          100
5/15/00......................................................................        100        100         100          100
6/15/00......................................................................        100        100         100          100
7/15/00......................................................................        100        100         100          100
8/15/00......................................................................        100        100         100          100
9/15/00......................................................................        100        100         100           83
10/15/00.....................................................................        100        100         100           65
11/15/00.....................................................................        100        100          85           46
12/15/00.....................................................................        100        100          67           24
1/15/01......................................................................        100         93          50            2
2/15/01......................................................................        100         79          33            0
3/15/01......................................................................        100         63          13            0
4/15/01......................................................................         91         45           0            0
5/15/01......................................................................         68         20           0            0
6/15/01......................................................................         33          0           0            0
7/15/01......................................................................          0          0           0            0
8/15/01......................................................................          0          0           0            0
9/15/01......................................................................          0          0           0            0
10/15/01.....................................................................          0          0           0            0
11/15/01.....................................................................          0          0           0            0
12/15/01.....................................................................          0          0           0            0
1/15/02......................................................................          0          0           0            0
2/15/02......................................................................          0          0           0            0
3/15/02......................................................................          0          0           0            0
4/15/02......................................................................          0          0           0            0
5/15/02......................................................................          0          0           0            0
6/15/02......................................................................          0          0           0            0
7/15/02......................................................................          0          0           0            0
8/15/02......................................................................          0          0           0            0
9/15/02......................................................................          0          0           0            0
Wtd. Avg Life (Years)........................................................       1.87       1.71        1.50         1.31
                                                                                     ---        ---         ---          ---
                                                                                     ---        ---         ---          ---


DISTRIBUTION DATE                                                                 200%
-----------------------------------------------------------------------------     -----
Initial......................................................................         100
9/15/99......................................................................         100
10/15/99.....................................................................         100
11/15/99.....................................................................         100
12/15/99.....................................................................         100
1/15/00......................................................................         100
2/15/00......................................................................         100
3/15/00......................................................................         100
4/15/00......................................................................         100
5/15/00......................................................................         100
6/15/00......................................................................         100
7/15/00......................................................................          93
8/15/00......................................................................          70
9/15/00......................................................................          48
10/15/00.....................................................................          26
11/15/00.....................................................................           4
12/15/00.....................................................................           0
1/15/01......................................................................           0
2/15/01......................................................................           0
3/15/01......................................................................           0
4/15/01......................................................................           0
5/15/01......................................................................           0
6/15/01......................................................................           0
7/15/01......................................................................           0
8/15/01......................................................................           0
9/15/01......................................................................           0
10/15/01.....................................................................           0
11/15/01.....................................................................           0
12/15/01.....................................................................           0
1/15/02......................................................................           0
2/15/02......................................................................           0
3/15/02......................................................................           0
4/15/02......................................................................           0
5/15/02......................................................................           0
6/15/02......................................................................           0
7/15/02......................................................................           0
8/15/02......................................................................           0
9/15/02......................................................................           0
Wtd. Avg Life (Years)........................................................        1.16
                                                                                      ---
                                                                                      ---


    The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the Initial Class A-3 Note Balance.

        PERCENTAGE OF INITIAL CLASS A-4 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-4 NOTES

                                                                                           PREPAYMENT ASSUMPTION
                                                                               ----------------------------------------------
DISTRIBUTION DATE                                                                 0%         50%        100%         150%
-----------------------------------------------------------------------------  ---------  ---------     -----        -----
Initial......................................................................        100        100         100          100
9/15/99......................................................................        100        100         100          100
10/15/99.....................................................................        100        100         100          100
11/15/99.....................................................................        100        100         100          100
12/15/99.....................................................................        100        100         100          100
1/15/00......................................................................        100        100         100          100
2/15/00......................................................................        100        100         100          100
3/15/00......................................................................        100        100         100          100
4/15/00......................................................................        100        100         100          100
5/15/00......................................................................        100        100         100          100
6/15/00......................................................................        100        100         100          100
7/15/00......................................................................        100        100         100          100
8/15/00......................................................................        100        100         100          100
9/15/00......................................................................        100        100         100          100
10/15/00.....................................................................        100        100         100          100
11/15/00.....................................................................        100        100         100          100
12/15/00.....................................................................        100        100         100          100
1/15/01......................................................................        100        100         100          100
2/15/01......................................................................        100        100         100           92
3/15/01......................................................................        100        100         100           83
4/15/01......................................................................        100        100          97           73
5/15/01......................................................................        100        100          86           61
6/15/01......................................................................        100         93          70           40
7/15/01......................................................................         99         78          53           19
8/15/01......................................................................         89         67          41            3
9/15/01......................................................................         79         56          28            0
10/15/01.....................................................................         67         45          16            0
11/15/01.....................................................................         52         30           1            0
12/15/01.....................................................................         36         14           0            0
1/15/02......................................................................         21          1           0            0
2/15/02......................................................................          5          0           0            0
3/15/02......................................................................          0          0           0            0
4/15/02......................................................................          0          0           0            0
5/15/02......................................................................          0          0           0            0
6/15/02......................................................................          0          0           0            0
7/15/02......................................................................          0          0           0            0
8/15/02......................................................................          0          0           0            0
9/15/02......................................................................          0          0           0            0
Wtd. Avg Life (Years)........................................................       2.33       2.20        2.04         1.85
                                                                                     ---        ---         ---          ---
                                                                                     ---        ---         ---          ---


DISTRIBUTION DATE                                                                 200%
-----------------------------------------------------------------------------     -----
Initial......................................................................         100
9/15/99......................................................................         100
10/15/99.....................................................................         100
11/15/99.....................................................................         100
12/15/99.....................................................................         100
1/15/00......................................................................         100
2/15/00......................................................................         100
3/15/00......................................................................         100
4/15/00......................................................................         100
5/15/00......................................................................         100
6/15/00......................................................................         100
7/15/00......................................................................         100
8/15/00......................................................................         100
9/15/00......................................................................         100
10/15/00.....................................................................         100
11/15/00.....................................................................         100
12/15/00.....................................................................          90
1/15/01......................................................................          79
2/15/01......................................................................          68
3/15/01......................................................................          56
4/15/01......................................................................          44
5/15/01......................................................................          31
6/15/01......................................................................           0
7/15/01......................................................................           0
8/15/01......................................................................           0
9/15/01......................................................................           0
10/15/01.....................................................................           0
11/15/01.....................................................................           0
12/15/01.....................................................................           0
1/15/02......................................................................           0
2/15/02......................................................................           0
3/15/02......................................................................           0
4/15/02......................................................................           0
5/15/02......................................................................           0
6/15/02......................................................................           0
7/15/02......................................................................           0
8/15/02......................................................................           0
9/15/02......................................................................           0
Wtd. Avg Life (Years)........................................................        1.69
                                                                                      ---
                                                                                      ---


    The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the Initial Class A-4 Note Balance.

        PERCENTAGE OF INITIAL CLASS A-5 PRINCIPAL BALANCE REMAINING AND
                    WEIGHTED AVERAGE LIFE OF CLASS A-5 NOTES

                                                                                           PREPAYMENT ASSUMPTION
                                                                               ----------------------------------------------
DISTRIBUTION DATE                                                                 0%         50%        100%         150%
-----------------------------------------------------------------------------  ---------  ---------     -----        -----
Initial......................................................................        100        100         100          100
9/15/99......................................................................        100        100         100          100
10/15/99.....................................................................        100        100         100          100
11/15/99.....................................................................        100        100         100          100
12/15/99.....................................................................        100        100         100          100
1/15/00......................................................................        100        100         100          100
2/15/00......................................................................        100        100         100          100
3/15/00......................................................................        100        100         100          100
4/15/00......................................................................        100        100         100          100
5/15/00......................................................................        100        100         100          100
6/15/00......................................................................        100        100         100          100
7/15/00......................................................................        100        100         100          100
8/15/00......................................................................        100        100         100          100
9/15/00......................................................................        100        100         100          100
10/15/00.....................................................................        100        100         100          100
11/15/00.....................................................................        100        100         100          100
12/15/00.....................................................................        100        100         100          100
1/15/01......................................................................        100        100         100          100
2/15/01......................................................................        100        100         100          100
3/15/01......................................................................        100        100         100          100
4/15/01......................................................................        100        100         100          100
5/15/01......................................................................        100        100         100          100
6/15/01......................................................................        100        100         100          100
7/15/01......................................................................        100        100         100          100
8/15/01......................................................................        100        100         100          100
9/15/01......................................................................        100        100         100           86
10/15/01.....................................................................        100        100         100           70
11/15/01.....................................................................        100        100         100           53
12/15/01.....................................................................        100        100          85           37
1/15/02......................................................................        100        100          72           24
2/15/02......................................................................        100         84          57            0
3/15/02......................................................................         81         64          40            0
4/15/02......................................................................         65         49          28            0
5/15/02......................................................................         47         34          16            0
6/15/02......................................................................         30         20           0            0
7/15/02......................................................................         17          0           0            0
8/15/02......................................................................          0          0           0            0
9/15/02......................................................................          0          0           0            0
Wtd. Avg Life (Years)........................................................       2.83       2.75        2.63         2.35
                                                                                     ---        ---         ---          ---
                                                                                     ---        ---         ---          ---


DISTRIBUTION DATE                                                                 200%
-----------------------------------------------------------------------------     -----
Initial......................................................................         100
9/15/99......................................................................         100
10/15/99.....................................................................         100
11/15/99.....................................................................         100
12/15/99.....................................................................         100
1/15/00......................................................................         100
2/15/00......................................................................         100
3/15/00......................................................................         100
4/15/00......................................................................         100
5/15/00......................................................................         100
6/15/00......................................................................         100
7/15/00......................................................................         100
8/15/00......................................................................         100
9/15/00......................................................................         100
10/15/00.....................................................................         100
11/15/00.....................................................................         100
12/15/00.....................................................................         100
1/15/01......................................................................         100
2/15/01......................................................................         100
3/15/01......................................................................         100
4/15/01......................................................................         100
5/15/01......................................................................         100
6/15/01......................................................................          80
7/15/01......................................................................          32
8/15/01......................................................................           0
9/15/01......................................................................           0
10/15/01.....................................................................           0
11/15/01.....................................................................           0
12/15/01.....................................................................           0
1/15/02......................................................................           0
2/15/02......................................................................           0
3/15/02......................................................................           0
4/15/02......................................................................           0
5/15/02......................................................................           0
6/15/02......................................................................           0
7/15/02......................................................................           0
8/15/02......................................................................           0
9/15/02......................................................................           0
Wtd. Avg Life (Years)........................................................        1.97
                                                                                      ---
                                                                                      ---


    The weighted average life of the Class A-5 Notes is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the Initial Class A-5 Note Balance.

         PERCENTAGE OF INITIAL CLASS B PRINCIPAL BALANCE REMAINING AND
                     WEIGHTED AVERAGE LIFE OF CLASS B NOTES

                                                                                           PREPAYMENT ASSUMPTION
                                                                               ----------------------------------------------
DISTRIBUTION DATE                                                                 0%         50%        100%         150%
-----------------------------------------------------------------------------  ---------  ---------     -----        -----
Initial......................................................................        100        100         100          100
9/15/99......................................................................        100        100         100          100
10/15/99.....................................................................        100        100         100          100
11/15/99.....................................................................        100        100         100          100
12/15/99.....................................................................        100        100         100          100
1/15/00......................................................................        100        100         100          100
2/15/00......................................................................        100        100         100          100
3/15/00......................................................................        100        100         100          100
4/15/00......................................................................        100        100         100          100
5/15/00......................................................................        100        100         100          100
6/15/00......................................................................        100        100         100          100
7/15/00......................................................................        100        100         100          100
8/15/00......................................................................        100        100         100          100
9/15/00......................................................................        100        100         100          100
10/15/00.....................................................................        100        100         100          100
11/15/00.....................................................................        100        100         100          100
12/15/00.....................................................................        100        100         100          100
1/15/01......................................................................        100        100         100          100
2/15/01......................................................................        100        100         100          100
3/15/01......................................................................        100        100         100          100
4/15/01......................................................................        100        100         100          100
5/15/01......................................................................        100        100         100          100
6/15/01......................................................................        100        100         100          100
7/15/01......................................................................        100        100         100          100
8/15/01......................................................................        100        100         100          100
9/15/01......................................................................        100        100         100           86
10/15/01.....................................................................        100        100         100           70
11/15/01.....................................................................        100        100         100           53
12/15/01.....................................................................        100        100          85           37
1/15/02......................................................................        100        100          72           24
2/15/02......................................................................        100         84          57            0
3/15/02......................................................................         81         64          40            0
4/15/02......................................................................         65         49          28            0
5/15/02......................................................................         47         34          16            0
6/15/02......................................................................         30         20           0            0
7/15/02......................................................................         17          0           0            0
8/15/02......................................................................          0          0           0            0
9/15/02......................................................................          0          0           0            0
Wtd. Avg Life (Years)........................................................       2.83       2.75        2.63         2.35
                                                                                     ---        ---         ---          ---
                                                                                     ---        ---         ---          ---


DISTRIBUTION DATE                                                                 200%
-----------------------------------------------------------------------------     -----
Initial......................................................................         100
9/15/99......................................................................         100
10/15/99.....................................................................         100
11/15/99.....................................................................         100
12/15/99.....................................................................         100
1/15/00......................................................................         100
2/15/00......................................................................         100
3/15/00......................................................................         100
4/15/00......................................................................         100
5/15/00......................................................................         100
6/15/00......................................................................         100
7/15/00......................................................................         100
8/15/00......................................................................         100
9/15/00......................................................................         100
10/15/00.....................................................................         100
11/15/00.....................................................................         100
12/15/00.....................................................................         100
1/15/01......................................................................         100
2/15/01......................................................................         100
3/15/01......................................................................         100
4/15/01......................................................................         100
5/15/01......................................................................         100
6/15/01......................................................................          80
7/15/01......................................................................          32
8/15/01......................................................................           0
9/15/01......................................................................           0
10/15/01.....................................................................           0
11/15/01.....................................................................           0
12/15/01.....................................................................           0
1/15/02......................................................................           0
2/15/02......................................................................           0
3/15/02......................................................................           0
4/15/02......................................................................           0
5/15/02......................................................................           0
6/15/02......................................................................           0
7/15/02......................................................................           0
8/15/02......................................................................           0
9/15/02......................................................................           0
Wtd. Avg Life (Years)........................................................        1.97
                                                                                      ---
                                                                                      ---


    The weighted average life of the Class B Notes is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the Initial Class B Note Balance.

         PERCENTAGE OF INITIAL CLASS C PRINCIPAL BALANCE REMAINING AND
                     WEIGHTED AVERAGE LIFE OF CLASS C NOTES

                                                                                           PREPAYMENT ASSUMPTION
                                                                               ----------------------------------------------
DISTRIBUTION DATE                                                                 0%         50%        100%         150%
-----------------------------------------------------------------------------  ---------  ---------     -----        -----
Initial......................................................................        100        100         100          100
9/15/99......................................................................        100        100         100          100
10/15/99.....................................................................        100        100         100          100
11/15/99.....................................................................        100        100         100          100
12/15/99.....................................................................        100        100         100          100
1/15/00......................................................................        100        100         100          100
2/15/00......................................................................        100        100         100          100
3/15/00......................................................................        100        100         100          100
4/15/00......................................................................        100        100         100          100
5/15/00......................................................................        100        100         100          100
6/15/00......................................................................        100        100         100          100
7/15/00......................................................................        100        100         100          100
8/15/00......................................................................        100        100         100          100
9/15/00......................................................................        100        100         100          100
10/15/00.....................................................................        100        100         100          100
11/15/00.....................................................................        100        100         100          100
12/15/00.....................................................................        100        100         100          100
1/15/01......................................................................        100        100         100          100
2/15/01......................................................................        100        100         100          100
3/15/01......................................................................        100        100         100          100
4/15/01......................................................................        100        100         100          100
5/15/01......................................................................        100        100         100          100
6/15/01......................................................................        100        100         100          100
7/15/01......................................................................        100        100         100          100
8/15/01......................................................................        100        100         100          100
9/15/01......................................................................        100        100         100           86
10/15/01.....................................................................        100        100         100           70
11/15/01.....................................................................        100        100         100           53
12/15/01.....................................................................        100        100          85           37
1/15/02......................................................................        100        100          72           24
2/15/02......................................................................        100         84          57            0
3/15/02......................................................................         81         64          40            0
4/15/02......................................................................         65         49          28            0
5/15/02......................................................................         47         34          16            0
6/15/02......................................................................         30         20           0            0
7/15/02......................................................................         17          0           0            0
8/15/02......................................................................          0          0           0            0
9/15/02......................................................................          0          0           0            0
Wtd. Avg Life (Years)........................................................       2.83       2.75        2.63         2.35
                                                                                     ---        ---         ---          ---
                                                                                     ---        ---         ---          ---


DISTRIBUTION DATE                                                                 200%
-----------------------------------------------------------------------------     -----
Initial......................................................................         100
9/15/99......................................................................         100
10/15/99.....................................................................         100
11/15/99.....................................................................         100
12/15/99.....................................................................         100
1/15/00......................................................................         100
2/15/00......................................................................         100
3/15/00......................................................................         100
4/15/00......................................................................         100
5/15/00......................................................................         100
6/15/00......................................................................         100
7/15/00......................................................................         100
8/15/00......................................................................         100
9/15/00......................................................................         100
10/15/00.....................................................................         100
11/15/00.....................................................................         100
12/15/00.....................................................................         100
1/15/01......................................................................         100
2/15/01......................................................................         100
3/15/01......................................................................         100
4/15/01......................................................................         100
5/15/01......................................................................         100
6/15/01......................................................................          80
7/15/01......................................................................          32
8/15/01......................................................................           0
9/15/01......................................................................           0
10/15/01.....................................................................           0
11/15/01.....................................................................           0
12/15/01.....................................................................           0
1/15/02......................................................................           0
2/15/02......................................................................           0
3/15/02......................................................................           0
4/15/02......................................................................           0
5/15/02......................................................................           0
6/15/02......................................................................           0
7/15/02......................................................................           0
8/15/02......................................................................           0
9/15/02......................................................................           0
Wtd. Avg Life (Years)........................................................        1.97
                                                                                      ---
                                                                                      ---


    The weighted average life of the Class C Notes is determined by (a) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the Initial Class C Note Balance.

                      NOTE FACTORS AND TRADING INFORMATION
                             REPORTS TO NOTEHOLDERS


    The "Note Factor" for any class of notes will be a seven-digit decimal that the Servicer will compute each month indicating the Note Balance of the related class of notes as of the close of business on the Distribution Date in the month as a fraction of the Initial Note Balance of that class of notes. Each Note Factor will initially be 1.0000000 and will decline to reflect reductions in the related Note Balance resulting from distributions of principal, if any. A noteholder of a class of notes can determine the portion of the Note Balance for a given month allocable to that noteholder by multiplying the original denomination of the noteholder's note by the related Note Factor for that month.



    Pursuant to the Agreement, the Indenture Trustee will provide to all registered holders of the notes (which shall be Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"), unless Definitive Notes are issued under the limited circumstances described herein) unaudited monthly reports concerning:



    (1) payments received on or in respect of the contracts and the related leased vehicles,


    (2) the Aggregate Net Investment Value,

    (3) the Investor Percentage,

    (4) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C Note Factors, and

    (5) various other items of information.


    A person acquiring an interest in the notes, as a note owner ("Note Owner"), may obtain copies of these reports upon a written request to the Indenture Trustee. In addition, noteholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. For further details concerning information furnished to noteholders and Note Owners, see "Description of the Notes--Statements to Noteholders" and "--Book-Entry Registration".


                            DESCRIPTION OF THE NOTES


    The notes will be issued pursuant to the indenture, a form of which, together with forms of the Agreement, the SUBI Trust Agreement and the Servicing Agreement, has been filed as an exhibit to the Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this prospectus is a part. The following summaries of all material provisions of the foregoing documents and the summaries of all material provisions included under "Overview of Transaction", "The Trust and the SUBI", "Maturity, Prepayment and Yield Considerations", "Note Factors and Trading Information Reports to Noteholders", "Additional Document Provisions", "Certain Legal Aspects of the Origination Trust and the SUBI", "Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests" and "Ratings of the Notes" do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual provisions of those documents. Where particular provisions of or terms used in the indenture, the Agreement, the SUBI Trust Agreement and the Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.


GENERAL


    Each note will represent the right to receive monthly interest payments at the related Note Rate and, to the extent described in this prospectus, monthly principal payments. These payments will be funded from the Investor Percentage of distributions to the trust of Interest Collections and Principal

Collections allocable to the SUBI Interest and monies on deposit in the Reserve Fund, in each case to the extent described herein. The Class B Notes, the Class C Notes and the certificates will be subordinated to the Class A Notes so that:



    (1) monthly interest payments will not be made on the Class B Notes, the Class C Notes or the certificates until interest on the Class A Notes has been paid;



    (2) no principal payments will be made on the Class A-5 Notes, the Class B Notes or the Class C Notes until the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes have been paid in full; and



    (3) if other sources available to make payments of principal and interest on the Class A-5 Notes are insufficient, amounts that otherwise would be paid on the Class B Notes and the Class C Notes generally will be available for that purpose, as more fully described under "Description of the Notes--Distributions on the Notes".



    In addition, the Class C Notes will be subordinated to the Class B Notes so that if other sources available to make payments of principal and interest on the Class B Notes are insufficient, amounts that otherwise would be paid on the Class C Notes generally will be available for that purpose, as more fully described under "Description of the Notes--Distributions on the Notes". Also, the certificates will be subordinated to the Class C Notes and the Class B Notes.



    The notes will be issued in denominations of $1,000 and integral multiples thereof in book-entry form. The notes will initially be represented by global notes registered in the name of Cede, the nominee of DTC. No Note Owner will be entitled to receive a note representing such Note Owner's note, except as set forth below. Unless and until notes are issued in fully registered certificated form ("Definitive Notes") under the limited circumstances described below, all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See "Description of the Notes--Book-Entry Registration" and "--Definitive Notes".



    On the fifteenth day of each month or, if that day is not a Business Day, on the next succeeding Business Day, beginning on September 15, 1999 (each, a "Distribution Date"), distributions of interest will be made to the holders of record of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes (respectively, the "Class A-1 Noteholders", the "Class A-2 Noteholders", the "Class A-3 Noteholders", the "Class A-4 Noteholders," and the "Class A-5 Noteholders", and collectively, the "Class A Noteholders"), the holders of record of the Class B Notes (the "Class B Noteholders"), the holders of record of the Class C Notes (the "Class C Noteholders") and the holders of record of the certificates (the "certificateholders"). With respect to the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, the record date for distributions will be the day immediately preceding such Distribution Date or, if Definitive Notes are issued, the last day of the immediately preceding calendar month (each such date, a "Record Date").


INTEREST


    On each Distribution Date, the Indenture Trustee will distribute interest to the noteholders based on the related Class Note Balance as of the immediately preceding Distribution Date (after giving effect to reductions in such Class Note Balance as of such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class Note Balance, at an annual percentage rate equal to, in the case of:


    (1) the Class A-1 Notes,    % (the "Class A-1 Note Rate");

    (2) the Class A-2 Notes,    % (the "Class A-2 Note Rate");

    (3) the Class A-3 Notes,    % (the "Class A-3 Note Rate");

    (4) the Class A-4 Notes,    % (the "Class A-4 Note Rate");


    (5) the Class A-5 Notes,    % (the "Class A-5 Note Rate");

    (6) the Class B Notes,    % (the "Class B Note Rate"); and


    (7) the Class C Notes,    % (the "Class C Note Rate" and, together with the
       Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B Note Rates, the "Note Rates").



    The "Class Note Balance" of any class of notes as of any date will be equal to the Initial Class Note Balance of such class of notes, less the sum of:



    (1) all payments made on or prior to the Distribution Date allocable to principal (including any payments of Covered Loss Amounts or Uncovered Loss Amounts allocable to such class);



    (2) the amount of Note Principal Loss Amounts allocable to the class of notes, if any, which have not been reimbursed as described herein;



    (3) in the case of the Class B Notes, any unreimbursed Class B Note Principal Carryover Shortfall; and



    (4) in the case of the Class C Notes, any unreimbursed Class C Note Principal Carryover Shortfall.



    The "Class A Note Balance" will mean the sum of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Note Balances. The "Note Balance" will mean the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance. See "Description of the Notes-- Distributions on the Notes". The "Certificate Balance" at any time will be equal to the Initial Certificate Balance less the sum of (1) all payments made on or prior to such date allocable to principal (including any reimbursements of Loss Amounts allocable to the certificates and Certificate Principal Loss Amounts) and (2) the amount of Certificate Principal Loss Amounts, if any, which have not been reimbursed as described herein.



    During the period when the notes are outstanding, the Note Balance will decline as the Investor Percentage of Principal Collections, Covered Loss Amounts and Uncovered Loss Amounts are distributed to the noteholders and as Note Principal Loss Amounts are incurred and not reimbursed. The Aggregate Net Investment Value can change daily as (1) principal payments are made on the contracts and the related leased vehicles allocated to the SUBI, (2) AHFC makes Reallocation Payments in respect of contracts as to which an uncured breach of certain representations and warranties or servicing covenants has occurred, (3) liquidation losses and other losses in respect of contracts and related leased vehicles are incurred and (4) leased vehicles in the Matured Leased Vehicle Inventory are sold or otherwise disposed of.



    The amount of principal and interest the trust is required to pay to noteholders of any class of the notes prior to the Final Scheduled Payment Date for that class of notes generally will be limited to amounts available in the Note Distribution Account for payment to noteholders. Therefore, the failure to pay principal of or interest on a class of notes generally will not result in the occurrence of an event of default under the indenture until the Final Scheduled Payment Date for that class of notes.



    Interest will be payable to certificateholders on the Certificate Balance at
an annual percentage rate not expected to exceed    % (the "Certificate Rate").
Information regarding distributions to the certificateholders is set forth herein to provide a better understanding to noteholders of distributions on the notes. All interest payments on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year. All payments on the Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class B Notes, Class C Notes and certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. A "Business Day" will be a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York,

Chicago, Illinois, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.


PRINCIPAL


    To the extent not previously paid prior to such dates, the outstanding principal amount of each class of notes will be payable in full on the final scheduled payment date for each class of notes set forth on the cover page of this prospectus (each, a "Final Scheduled Payment Date").


TRANSFER OF THE SUBI CERTIFICATES


    Pursuant to the SUBI Supplement, on the Closing Date, the following transactions will occur:



    - The Origination Trust will issue to HTA LP two certificates collectively representing a 99% beneficial interest in the SUBI,



    - The Origination Trust will issue to HTB LP two certificates collectively representing a 1% beneficial interest in the SUBI,



    - HTA LP will then transfer a 98.01% beneficial interest in the SUBI to HTC LP and a 0.99% beneficial interest in the SUBI to HTD LP,



    - HTB LP will then transfer a 0.99% beneficial interest in the SUBI to HTC LP and a 0.01% beneficial interest in the SUBI to HTD LP, and



    - HTC LP and HTD LP will then exchange the 99% and the 1% beneficial interests in the SUBI for the SUBI Certificates and the Retained SUBI Certificates.



    Simultaneously, HTC LP and HTD LP, pursuant to the Agreement, will deliver the SUBI Certificates to the Owner Trustee and transfer and assign to the Owner Trustee as property of the trust, without recourse, all of their right, title and interest in and to the SUBI Interest represented by the SUBI Certificates. Pursuant to the indenture, the trust will pledge and deliver the SUBI Certificates to the Indenture Trustee. The Owner Trustee will, concurrently with such delivery, transfer and assignment, deliver the notes and the certificates to or upon the order of HTC LP and HTD LP.



    Pursuant to the Agreement, each of HTC LP and HTD LP will represent and warrant that immediately prior to the transfer and assignment of the SUBI Certificates to the Owner Trustee as property of the trust each of HTC LP and HTD LP had good title to, and was the sole legal and beneficial owner of, the SUBI Certificates, free and clear of liens and claims.


REALLOCATION PAYMENTS


    As more fully described under "The Contracts--Representations, Warranties and Covenants" and "Additional Document Provisions--The Servicing Agreement-- Collections", under certain circumstances AHFC will be required to make Reallocation Payments for contracts allocated to the SUBI (and the related leased vehicles) discovered not to comply with AHFC's representations or warranties or contracts as to which certain servicing procedures have not been followed, in either case which violation materially and adversely affects the contract. A Reallocation Payment will cause the Aggregate Net Investment Value to decline by an amount equal to the Discounted Principal Balance of the related contract, and that contract and the related leased vehicle will no longer constitute SUBI Assets as they will be reallocated and become UTI Assets, or, in certain cases, be transferred to the Servicer.

CALCULATION OF INVESTOR PERCENTAGE


    The Servicer will allocate to the trust the Investor Percentage of all Interest Collections and Principal Collections collected during the related Collection Period. In addition, the Servicer will allocate to the trust the Investor Percentage of:



    (1) an amount equal to the Discounted Principal Balance during the related Collection Period, of any contract that became a Charged-off Contract during that Collection Period (the sum of all the amounts in any Collection Period, the "Charged-off Amount");


    (2) the Residual Value Loss Amount for that Collection Period; and

    (3) any Additional Loss Amounts incurred during that Collection Period.

    "Additional Loss Amounts" will be incurred in the event of any uninsured liability to third parties (E.G., litigation risk) on the part of the Origination Trust and ultimately borne by the SUBI Assets, whether such liability is incurred:

    (1) with respect to the SUBI Assets and is allocated to the SUBI Assets pursuant to the SUBI Trust Agreement;

    (2) with respect to the Origination Trust Assets generally and a pro rata portion of such liability is allocated to the SUBI Assets pursuant to the SUBI Trust Agreement; or

    (3) with respect to UTI Assets or Other SUBI Assets if those UTI Assets or Other SUBI Assets are insufficient to pay the liability.

    See "Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI" for a discussion of related risks. "Additional Loss Amounts" will include both losses incurred on the foregoing uninsured liabilities and monies reserved within the SUBI Collection Account against future losses on such liabilities by the Servicer on behalf of the Origination Trustee.


    A "Charged-off Contract" is a contract (1) with respect to which the related leased vehicle has been repossessed and sold or otherwise disposed of or (2) which has been written off by the Servicer in accordance with its normal policies for writing off lease contracts other than with respect to repossessions.


    The "Investor Percentage" means 99.8%.


    The "Residual Value Loss Amount" for any Collection Period generally will represent the aggregate net losses on dispositions of leased vehicles in the Matured Leased Vehicle Inventory, and will be equal to the sum of:



    (1) the aggregate of the Residual Values of all those leased vehicles allocated to the SUBI that were included in Matured Leased Vehicle Inventory but that had remained unsold and not otherwise disposed of by the Servicer for at least two full Collection Periods as of the last day of that Collection Period;


    (2) the excess, if any, of:


       (a) the aggregate of the Residual Values of all leased vehicles allocated to the SUBI which had been previously included in the Matured Leased Vehicle Inventory but that were sold or otherwise disposed of during such Collection Period, over


       (b) the Net Matured Leased Vehicle Proceeds for such Collection Period;
           and


    (3) any losses (up to the respective Discounted Principal Balance) on contracts terminated on or prior to their Maturity Dates during such Collection Period by agreement between the

       Servicer and the lessee (or Dealer) in connection with the payment of less than the respective Outstanding Principal Balances of such contracts.


DISTRIBUTIONS ON THE NOTES

    GENERAL

    On the tenth calendar day of each month or, if that day is not a Business Day, the following Business Day (each, a "Determination Date"), the Servicer will inform the Origination Trustee, the Owner Trustee and the Indenture Trustee of, among other things:


    (1) the amount of Interest Collections;



    (2) the amount of Principal Collections;


    (3) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C Note Factors;

    (4) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C Allocation Percentages;

    (5) the amount of Advances to be made by the Servicer;

    (6) the Required Amount, if any, to be withdrawn from the Reserve Fund; and

    (7) the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the Collection Period immediately preceding the Collection Period in which the Determination Date occurs.


    On or prior to each Determination Date, the Servicer shall also determine the Reserve Fund Requirement and the amounts to be distributed to the noteholders and to HTC LP and HTD LP in respect of the certificates. The "Allocation Percentage" with respect to any class of notes and Distribution Date, will equal the Note Balance of the class of notes as a percentage of the Note Balance, calculated as of the last day of the related Collection Period.


    DISTRIBUTIONS OF INTEREST


    On each Distribution Date, the Servicer, pursuant to the instructions of the Owner Trustee, will make the following payments in the amounts and order of priority described below. Pursuant to such instructions, the Servicer will distribute from amounts on deposit in the SUBI Collection Account, the Investor Percentage of Interest Collections collected during or received in respect of the related Collection Period, together with, (x) to the extent necessary to make the distributions described below other than in clauses (9) and (10), the amount withdrawn from the Reserve Fund in respect of the Required Amount, if any, (y) to the extent needed to make distributions described in clauses (11) through (13), to the Class A-5 Noteholders, amounts that would otherwise be distributable to the Class B Noteholders and Class C Noteholders in respect of the Class B Percentage and Class C Percentage of the Investor Percentage of Principal Collections and (z) to the extent needed to make distributions described in clauses (14), (16) and (18), to the Class B Noteholders, amounts that would otherwise be distributable to the Class C Noteholders in respect of the Class C Percentage for that Collection Period:


    (1) in the event of an Indenture Event of Default as a result of the Indenture Trustee having received written instructions from holders of Class A Notes evidencing not less than a majority of the voting interests thereof, voting together as a single class, or holders of Class A Notes, Class B Notes and Class C Notes evidencing not less than a majority of the voting interests thereof, voting together as a single class, to sell or dispose of the SUBI Interest, to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;


    (2) to the Note Distribution Account for the pro rata payment to each class of Class A Noteholders, interest at the related Note Rate on the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Note Balance, as applicable, as of the immediately preceding Distribution Date (after giving effect to any reduction in such Note Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class A-1, Initial Class A-2, Initial Class A-3, Initial Class A-4 or Initial Class A-5 Note Balance, as applicable, together with any unpaid Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Interest Carryover Shortfall, as applicable;


    (3) to the Note Distribution Account for payment to the Class B Noteholders, interest at the Class B Note Rate on the Class B Note Balance as of the immediately preceding Distribution Date (after giving effect to any reduction in the Class B Note Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class B Note Balance, together with any unpaid Class B Interest Carryover Shortfall;

    (4) to the Note Distribution Account for payment to the Class C Noteholders, interest at the Class C Note Rate on the Class C Note Balance as of the immediately preceding Distribution Date (after giving effect to any reduction in the Class C Note Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class C Note Balance, together with any unpaid Class C Interest Carryover Shortfall;


    (5) to the Servicer, reimbursement of the Investor Percentage of Capped Contingent and Excess Liability Premiums;



    (6) to the Origination Trustee, the Investor Percentage of Capped Origination Trust Administrative Expenses;



    (7) in circumstances other than as set forth in clause (1) above, to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;



    (8) to the Servicer, the Investor Percentage of (a) the Servicing Fee and
(b) any unpaid Servicing Fees payable in respect of compensation to the Servicer with respect to one or more prior Collection Periods;



    (9) to the Reserve Fund, until the amount on deposit therein equals the Reserve Fund Requirement;



    (10) to the Certificate Distribution Account for payment to the certificateholders, interest at the Certificate Rate on the Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any reduction in the Certificate Balance on such immediately preceding Distribution
Date) or, in the case of the first Distribution Date, on the Initial Certificate Balance, together with any unpaid Certificate Interest Carryover Shortfall;



    (11) to the Note Distribution Account for payment to the Class A Noteholders, (a) so long as the Class B Note Balance has not been reduced to zero, an amount equal to the Covered Loss Amount for the related Distribution Date sequentially, commencing with the Class A-1 Noteholders until the Note Balance of each such class has been reduced to zero, or (b) if the Class B Note Balance has been reduced to zero, pro rata, based on the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Allocation Percentage, as applicable, an amount equal to the sum of the Covered Loss Amount and Uncovered Loss Amount for the related Distribution Date;



    (12) to the Note Distribution Account for payment to each class of Class A Noteholders, pro rata, based upon the aggregate of the amounts allocable to such class pursuant to clause (11) above that were not previously distributed pursuant to clause (11) or this clause (each such amount, a "Class A-1 Note Principal Loss Amount", "Class A-2 Note Principal Loss Amount," "Class A-3 Note Principal Loss Amount", "Class A-4 Note Principal Loss Amount" or "Class A-5 Note Principal Loss Amount", respectively);



    (13) to the Note Distribution Account for payment to each class of Class A Noteholders, accrued and unpaid interest at the related Note Rate, on any unreimbursed Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Note Principal Loss Amount, as applicable;



    (14) to the Note Distribution Account for payment to the Class B Noteholders, (a) if the Class C Note Balance has been reduced to zero, an amount equal to the Uncovered Loss Amount for the related Distribution Date plus (b) following the reduction of the Note Balance of the Class A Notes to zero, the Covered Loss Amount for the related Distribution Date, until the Note Balance of the Class B Notes is reduced to zero,



    (15) to the Note Distribution Account for payment to the Class C Noteholders, (a) if the Certificate Balance has been reduced to zero, an amount equal to the Uncovered Loss Amount for the related Distribution Date plus (b) following the reduction of the Note Balance of the Class B Notes to zero, the Covered Loss Amount for the related Distribution Date, until the Note Balance of the Class C Notes is reduced to zero;



    (16) to the Note Distribution Account for payment to the Class B Noteholders, the aggregate of the amounts allocable pursuant to clause (14) above that were not previously distributed pursuant to clause (14) or this clause (each such amount, a "Class B Note Principal Loss Amount"), together with any Class B Note Principal Carryover Shortfall;



    (17) to the Note Distribution Account for payment to the Class C Noteholders, the aggregate of the amounts allocable pursuant to clause (15) above that were not previously distributed pursuant to clause (15) or this clause (each such amount, a "Class C Note Principal Loss Amount"), together with any Class C Note Principal Carryover Shortfall;



    (18) to the Note Distribution Account for payment to the Class B Noteholders, accrued and unpaid interest at the Class B Note Rate on any unreimbursed Class B Note Principal Loss Amount and any unreimbursed Class B Note Principal Carryover Shortfall;



    (19) to the Note Distribution Account for payment to the Class C Noteholders, accrued and unpaid interest at the Class C Note Rate on any unreimbursed Class C Note Principal Loss Amount and any unreimbursed Class C Note Principal Carryover Shortfall;



    (20) to the Certificate Distribution Account for payment to the certificateholders, (a) an amount equal to the Uncovered Loss Amount for the related Distribution Date plus (b) following the reduction of the Note Balance of the Class C Notes to zero, the Covered Loss Amount for the related Distribution Date, until the Certificate Balance is reduced to zero;



    (21) to the Certificate Distribution Account for payment to the certificateholders, the aggregate of the amounts allocable pursuant to clause
(20) above that were not previously distributed pursuant to clause (20) or this clause (each such amount, a "Certificate Principal Loss Amount"), together with any Certificate Principal Carryover Shortfall;



    (22) to the Certificate Distribution Account for payment to the certificateholders, accrued and unpaid interest at the Certificate Rate on any unreimbursed Certificate Principal Loss Amount and any unreimbursed Certificate Principal Carryover Shortfall; and



    (23) to the Indenture Trustee, the Owner Trustee and the Origination Trustee, as applicable, the Investor Percentage of all Uncapped Administrative Expenses.

The balance, if any, of the Interest Collections allocated to the notes and certificates for the related Collection Period, after giving effect to the distributions in clauses (1) through (23) above and net of any amount required to maintain the Note Distribution Account or the Certificate Distribution Account in good standing, will constitute "Excess Interest Collections".


    The entire amount of Excess Interest Collections will be paid to HTC LP and HTD LP based upon their percentage ownership of the Retained SUBI Interest; PROVIDED, HOWEVER, in the event the ERISA Compliance Test is not met on any Distribution Date, all Excess Interest Collections shall be deposited into the Reserve Fund. See "Additional Document Provisions--The Servicing Agreement-- Compliance with ERISA".


    If on any Distribution Date there remains any shortfall in amounts required to be distributed to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders and Class A-5 Noteholders under clauses (2),
(11), (12) or (13) above, then the amount available will be distributed pro rata to such noteholders based on the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage, the Class A-4 Allocation Percentage and the Class A-5 Allocation Percentage, respectively.



    If and to the extent that the collections available to make distributions on a Distribution Date are insufficient to make distributions pursuant to clauses
(1) through (4) and (11) through (19) above exceeds the Investor Percentage of Interest Collections for the related Collection Period, then the Required Amount will be withdrawn from the Reserve Fund and applied to that shortfall.


    "Capped Origination Trust Administrative Expenses" will equal the amounts sufficient to pay specified administrative costs and expenses of the Origination Trust that are allocable to the SUBI Interest up to but not exceeding $100,000 in any calendar year. "Capped Indenture Trustee Administrative Expenses" will equal the amounts sufficient to pay the Indenture Trustee's compensation and certain other expenses up to but not exceeding $50,000 in any calendar year (or $100,000 in a calendar year in which an Indenture Event of Default occurs with respect to which the Indenture Trustee sells or otherwise disposes of the SUBI Interest). "Capped Owner Trustee Administrative Expenses" will equal amounts sufficient to pay the Owner Trustee's compensation and certain other expenses up to but not exceeding $5,000 in any calendar year.

    "Capped Contingent and Excess Liability Premiums" will equal the amounts sufficient to pay the premiums then due on the portion of the Contingent and Excess Liability Insurance Policies allocable to the SUBI Interest, up to but not exceeding $550,000 in any calendar year.


    The "Class A-1 Interest Carryover Shortfall" for any Distribution Date will equal the excess, if any, of (1) the amount of interest distributable on the Class A-1 Notes for such Distribution Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest at the Class A-1 Note Rate on the outstanding Class A-1 Interest Carryover Shortfall from such immediately preceding Distribution Date to but not including the current Distribution Date, over (2) the amount of interest distributed to the Class A-1 Noteholders on that Distribution Date. The "Class A-2 Interest Carryover Shortfall", the "Class A-3 Interest Carryover Shortfall", the "Class A-4 Interest Carryover Shortfall" the "Class A-5 Interest Carryover Shortfall," the "Class B Interest Carryover Shortfall", the "Class C Interest Carryover Shortfall", and the "Certificate Interest Carryover Shortfall" will be calculated in the same manner as the Class A-1 Interest Carryover Shortfall, appropriately modified to relate to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes and the certificates, respectively.



    The "Class B Note Principal Carryover Shortfall", for any Distribution Date from and after the Distribution Date on which the Class A-4 Notes are paid in full, will equal the amount, if any, of the Class B Percentage of the Investor Percentage of Principal Collections allocable to the SUBI Interest for that Distribution Date that is instead applied to the distribution of principal to the Class A-5

Noteholders, pursuant to clauses (11) through (13) above. The "Class C Note Principal Carryover Shortfall", for any Distribution Date from and after the Distribution Date on which the Class A-4 Notes are paid in full, will equal the amount, if any, of the Class C Percentage of the Investor Percentage of Principal Collections allocable to the SUBI Interest for that Distribution Date that is instead applied to (a) the distribution of principal to the Class A-5 Noteholders, pursuant to clauses (11) through (13) above, or (b) the distribution of principal to the Class B Noteholders, pursuant to clauses (14),
(16) and (18) above. The Class B Percentage and the Class C Percentage of the Investor Percentage of Principal Collections will be applied for such purposes only to the extent that the other amounts available therefor are insufficient.


    "Loss Amounts" for any Collection Period will include Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts.


    "Covered Loss Amounts" for any Distribution Date will equal the lesser of
(a) the Investor Percentage of Loss Amounts for that Distribution Date and (b) amounts available for distribution described above remaining after application of (i) clauses (1) through (9) above prior to the reduction of the Class A Note Balance to zero or (ii) clauses (1) through (13) above following the reduction of the Class A Note Balance to zero.


    "Uncovered Loss Amounts" for any Distribution Date will equal the excess of
(1) the Investor Percentage of Loss Amounts for that Distribution Date over (2) Covered Loss Amounts for that Distribution Date.


    "Note Principal Loss Amount" with respect to any Distribution Date will equal the sum of all Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C Note Principal Loss Amounts and will represent a loss of principal in respect of Loss Amounts allocable to the notes and will arise when
(1) the Investor Percentage of Interest Collections, (2) the Required Amount,
(3) with respect to any Class A-5 Note Principal Loss Amount, amounts otherwise payable in respect of principal to the Class B Noteholders and the Class C Noteholders, and (4) with respect to any Class B Note Principal Loss Amount, amounts otherwise payable in respect of principal to the Class C Noteholders, in each case are insufficient to cover such loss. As described under "Description of the Notes--Interest", any Note Principal Loss Amounts allocable to a class of notes which are not reimbursed as provided herein will reduce the Note Balance of such class of notes.


    "Uncapped Administrative Expenses" with respect to any Collection Period will mean all specified expenses that would be Capped Contingent and Excess Liability Premiums, Capped Origination Trust Administrative Expenses, Capped Indenture Trustee Administrative Expenses or Capped Owner Trustee Administrative Expenses, except that they exceed $550,000, $100,000, $50,000 (or $100,000, as applicable) or $5,000 in any calendar year, respectively.

    ALLOCATION OF PRINCIPAL


    The amount of Principal Collections allocable to the notes for a Collection Period (the "Principal Allocation") generally will mean the Principal Collections for that Collection Period allocable to the SUBI multiplied by the Investor Percentage.



    "Principal Collections" will mean, with respect to any Collection Period, all Collections allocated to the principal component of any contract allocated to the SUBI (including any payment in respect of the Residual Value of the related leased vehicle, but other than any payment as to which a Loss Amount has already been allocated during any prior Collection Period), discounted to the extent required below. For purposes of determining Principal Collections, the principal component of all payments made on a Discounted Contract will be discounted to present value at a rate of 9.00%, thereby effectively reallocating a portion of the payments received in respect of the principal component of the contracts to Interest Collections and providing additional credit enhancement for the benefit of the noteholders. "Collections" with respect to any Collection Period will include all net collections received on the contracts and related leased vehicles during such Collection Period, such as Monthly Payments (including amounts that were previously Payments Ahead but which represent Monthly Payments due during such Collection Period), Prepayments, Advances, Net Matured Leased Vehicle Proceeds, Net Repossession Proceeds, all other Net Liquidation Proceeds, any Net Insurance Proceeds (not including any proceeds in respect of any residual value insurance policy) not included in Net Liquidation Proceeds and any other payment by a lessee under a contract in respect of the immediately preceding Collection Period, but shall not include proceeds of claims made under any residual value insurance policies and shall be net of:


    (1) Payments Ahead with respect to one or more future Collection Periods;

    (2) to the extent not covered by the inclusive list above, amounts paid to the Servicer in respect of outstanding Advances, Matured Leased Vehicle Expenses, Repossession Expenses, all other Liquidation Expenses and Insurance Expenses;

    (3) Administrative Charges, including Extension Fees; and

    (4) Additional Loss Amounts in respect of that Collection Period.


    "Interest Collections" with respect to any Collection Period generally will equal the amount by which Collections received during a Collection Period exceed Principal Collections received during a Collection Period. "Net Repossession Proceeds" will equal Repossession Proceeds net of Repossession Expenses, and "Net Liquidation Proceeds" will equal Liquidation Proceeds net of related Liquidation Expenses. "Net Matured Leased Vehicle Proceeds" will be Matured Leased Vehicle Proceeds received during a Collection Period net of Matured Leased Vehicle Expenses incurred during such Collection Period and "Net Insurance Proceeds" will be Insurance Proceeds (not including any proceeds in respect of any residual value insurance policy) received during a Collection Period net of Insurance Expenses incurred during a Collection Period.


    APPLICATION AND DISTRIBUTIONS OF PRINCIPAL


    On each Distribution Date, beginning with the September 15, 1999, Distribution Date and ending on the Distribution Date before the Distribution Date on which the Class A-4 Notes have been paid in full, the Indenture Trustee will distribute to noteholders an amount equal to the Investor Percentage of all Principal Collections collected or received for the related Collection Period. Principal payments will be made:



    - first, to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full,



    - second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full,



    - third, to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full, and



    - fourth, to the Class A-4 Noteholders until the Class A-4 Notes have been paid in full.


    Thereafter, the Class A Percentage, the Class B Percentage and the Class C Percentage of any remaining Principal Collections will be distributed pro rata as principal to the Class A-5 Noteholders, the Class B Noteholders and the Class C Noteholders, respectively.


    The "Class A Percentage" will mean the Class A Note Balance immediately after the Class A-4 Notes have been paid in full as a percentage of the Note Balance at that time, the "Class B Percentage" will mean the Class B Note Balance immediately after the Class A-4 Notes have been paid in full as a percentage of the Note Balance at that time, and the "Class C Percentage" will mean the Class C Note Balance immediately after the Class A-4 Notes have been paid in full as a percentage of the Note Balance at that time. The Class A Percentage, the Class B Percentage and the Class C Percentage will not change after they are set.

    In general, no principal payments (including amounts with respect to Covered Loss Amounts) will be made:


    (1) on the Class A-2 Notes until the Class A-1 Notes have been paid in full,



    (2) on the Class A-3 Notes until the Class A-1 and Class A-2 Notes have been paid in full,



    (3) on the Class A-4 Notes until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full, or



    (4) on the Class A-5 Notes, the Class B Notes or the Class C Notes until the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes have been paid in full.



    Following the reduction of the Class B Note Balance and the Class C Note Balance to zero, the trust will distribute principal payments on a pro rata basis on the Class A Notes.


    Uncovered Loss Amounts will be allocated:

    (1) first, to the Class C Notes, until the Class C Note Balance has been reduced to zero;

    (2) second, to the Class B Notes, until the Class B Note Balance has been reduced to zero; and

    (3) third, to the Class A Notes, pro rata, based on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Allocation Percentages.


    Amounts with respect to Uncovered Loss Amounts will not be allocated or reimbursed to any noteholder once the Note Balance of the related notes has been reduced to zero. In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificates or other property of the trust, which may occur under certain circumstances involving an event of default under the indenture (as described under "Additional Document Provisions--The Indenture--Events of Default"), to the extent these net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Noteholders based on their respective Class Note Balances until the Class A Notes have been paid in full and second, to the Class B Noteholders and the Class C Noteholders, pro rata.



    In addition, on any Distribution Date from and after the Distribution Date on which the trust pays the Class A-4 Notes in full, but only to the extent that other amounts available therefor are insufficient, amounts that would otherwise be distributable to the Class B Noteholders and the Class C Noteholders for the Class B Percentage and the Class C Percentage of the Investor Percentage of Principal Collections collected or received for the related Collection Period will instead be distributed as principal payments to the Class A-5 Noteholders up to an amount equal to the sum of:



    (1) the Class A-5 Allocation Percentage of the Investor Percentage of Loss Amounts incurred during the related Collection Period;


    (2) any Class A-5 Note Principal Loss Amounts; and

    (3) accrued and unpaid interest on any Class A-5 Note Principal Loss Amounts, as set forth under "Description of the Notes--Distributions on the Notes-- Distributions of Interest".


    In addition, on any Distribution Date from and after the Distribution Date on which the trust pays the Class A-4 Notes in full, but only to the extent that other amounts available therefor are insufficient, amounts that would otherwise be distributable to the Class C Noteholders for the Class C Percentage of the Investor Percentage of Principal Collections collected or received for the related Collection Period will instead be distributed as principal payments to the Class B Noteholders in the following manner:



    (1) the Class B Noteholders will receive the Class B Allocation Percentage of the Investor Percentage of Loss Amounts incurred during the related Collection Period and allocable to the SUBI Interest before the Class C Noteholders receive the Class C Allocation Percentage of those Loss Amounts;



    (2) once the Class C Noteholders have received the amounts described in clause (1) above, the Class B Noteholders will then receive any Class B Note Principal Loss Amounts before the Class C Noteholders receive any Class C Note Principal Loss Amounts; and



    (3) once the Class C Noteholders have received the amounts described in clause (2) above, the Class B Noteholders will receive any accrued and unpaid interest on any Class B Note Principal Loss Amounts before the Class C Noteholders receive the accrued and unpaid interest on any Class C Note Principal Loss Amounts.


THE ACCOUNTS

    THE SUBI COLLECTION ACCOUNT


    On or prior to the Closing Date, the Servicer, on behalf of the Origination Trustee, will establish a trust account in the Origination Trustee's name for the benefit of the beneficiaries of the SUBI Certificates and the Retained SUBI Certificates, into which it will generally deposit collections on the contracts allocated to the SUBI and related leased vehicles (the "SUBI Collection Account" and, together with the Note Distribution Account and any Payahead Account, the "Accounts"). As the holder of the SUBI Certificates, the Owner Trustee will have certain beneficial rights to amounts on deposit from time to time in the SUBI Collection Account which, as part of the property of the trust, will be pledged by the trust to the Indenture Trustee to secure payments on the notes.



    DEPOSITS INTO THE SUBI COLLECTION ACCOUNT. Pursuant to the Servicing Agreement, unless the Monthly Remittance Conditions are met (described below), within two Business Days after receipt, the Servicer generally will deposit payments made on the contracts allocated to the SUBI and the related leased vehicles into the SUBI Collection Account. Such deposits will include, but will not be limited to, the following payments made in respect of the SUBI Assets:


    (1) Monthly Payments;


    (2) early payments of the Outstanding Principal Balance of a contract, including any payment of a lease charge or interest, or payment by the Servicer of a Reallocation Payment (each, a "Prepayment");



    (3) proceeds from the sale or other disposition of the leased vehicles in the Matured Leased Vehicle Inventory (excluding proceeds paid under any residual value insurance policy) ("Matured Leased Vehicle Proceeds");



    (4) proceeds received in connection with the sale or other disposition of leased vehicles that have been repossessed or have been returned to the Servicer in connection with the Prepayment of the related contract ("Repossession Proceeds");


    (5) all proceeds received by the Servicer, the Origination Trust or the Origination Trustee on behalf of the Origination Trust from any Insurance Policy (excluding any residual value insurance policy) ("Insurance Proceeds"); and


    (6) other amounts received in connection with the realization of the amounts due under any contract (together with Matured Leased Vehicle Proceeds, Repossession Proceeds and Insurance Proceeds, "Liquidation Proceeds").

    On the business day before the Distribution Date (the "Deposit Date"), the Servicer will deposit the following amounts into the SUBI Collection Account:


    (1) Advances by the Servicer;


    (2) Reallocation Payments made by the Servicer on contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred;



    (3) with respect to any contract allocated to the SUBI as to which the related lessee has failed to remit all or a portion of the Monthly Payment for the related Collection Period, an amount equal to the lesser of:


       (a) the portion of the Monthly Payment not received, and

       (b) any Payments Ahead received by the Servicer which have not yet been applied against any outstanding Monthly Payments (each, a "Payahead Credit"); and

    (4) any security deposits which became Liquidation Proceeds in the related Collection Period.

    The Servicer will be entitled to reimbursement for expenses incurred in connection with:

    (1) the realization of Matured Leased Vehicle Proceeds ("Matured Leased Vehicle Expenses");

    (2) Repossession Proceeds ("Repossession Expenses");


    (3) Insurance Proceeds (excluding any proceeds paid under any residual value insurance policy)("Insurance Expenses"); and


    (4) other Liquidation Proceeds (such expenses, together with Matured Leased Vehicle Expenses, Repossession Expenses and Insurance Expenses, the "Liquidation Expenses"), either:

       (a) from amounts on deposit in the SUBI Collection Account; or

       (b) as a deduction from:

           (i) Matured Leased Vehicle Proceeds,

           (ii) Repossession Proceeds,


           (iii) Insurance Proceeds (excluding any proceeds paid under any residual value insurance policy), or


           (iv) other Liquidation Proceeds, as appropriate, deposited into the SUBI Collection Account.

    Additionally, the Servicer shall be entitled to reimbursement for any Monthly Payments for which the Servicer has made an unreimbursed Advance and for all Reimbursable Servicer Expenses as described under "Additional Document Provisions--The Servicing Agreement--Advances" and "--Servicing Compensation".


    MONTHLY REMITTANCE CONDITIONS. As discussed above, the Servicing Agreement will require the Servicer to make all deposits of Collections received on the contracts and the related leased vehicles into the SUBI Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Conditions are satisfied, the Servicer may deposit Collections into the SUBI Collection Account on a monthly basis on each Deposit Date. The "Monthly Remittance Conditions" will be satisfied so long as:


    (1) no Servicer Termination Event exists and is continuing; and

    (2) the short-term unsecured debt of the Servicer is rated at least "A-1" or its equivalent by the Rating Agencies.

    Pending deposit into the SUBI Collection Account, the Servicer may use Collections received on the SUBI Assets at its own risk and for its own benefit and will not segregate these collections from its own funds. Additionally, unless any of the Monthly Remittance Conditions are not met, Payments Ahead need not be deposited in the Payahead Account. The Servicer may retain Payments Ahead until the Deposit Date related to the Collection Period in which such Payments Ahead became Payahead Credits. On the Deposit Date on which any Payment Ahead becomes a Payahead Credit, the Servicer will deposit the Payahead Credit in the SUBI Collection Account. If either of the Monthly Remittance Conditions are not met, the Servicer will have to deposit immediately all Payments Ahead then held by the Servicer into the Payahead Account and remit all future Payments Ahead to the Payahead Account within two days of receipt and on each Deposit Date transfer any Payahead Credits to the SUBI Collection Account from the Payahead Account.


    NET DEPOSITS. Pursuant to the Servicing Agreement, the Servicer may deduct from the Collections to be deposited in the SUBI Collection Account, all or any part of the Reimbursable Servicer Expenses for the related Collection Period. Additionally, so long as AHFC is the Servicer and each Monthly Remittance Condition is satisfied, the Servicer will be permitted to deposit in the SUBI Collection Account only the net amount distributable with respect to the SUBI Certificates and the Retained SUBI Certificates. The Servicer, however, will account to the Origination Trustee, the Indenture Trustee, the noteholders, HTC LP and HTD LP as if all of the deposits and distributions described herein were made individually. This net deposit provision will be for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts.



    WITHDRAWALS FROM THE SUBI COLLECTION ACCOUNT. On each Distribution Date, the Servicer, pursuant to the instructions of the Owner Trustee, or the Owner Trustee, as applicable, will transfer all Collections related to the SUBI Interest on deposit in the SUBI Collection Account for the related Collection Period (including any Payahead Credits) as set forth in "Description of the Notes-- Distributions on the Notes--Distributions of Interest" and "--Application and Distributions of Principal". The Owner Trustee will distribute the remaining 0.2% of Collections from the SUBI Collection Account on the Distribution Date to HTC LP and HTD LP in respect of the Retained SUBI Interest, which amounts will not be available to make payments on the notes. The trust will generally pay to HTC LP and HTD LP any funds in excess of the amounts to be distributed to the Note Distribution Account for payment to the noteholders, the Servicer for the Servicing Fee, the Reserve Fund in order to meet the Reserve Fund Requirement and the trustees for any fees and expenses in respect of the related Collection Period.


    In the event that on any date the Servicer provides the Origination Trustee and the Indenture Trustee with an officer's certificate setting forth the basis for such withdrawal, the Origination Trustee shall remit to the Servicer, without interest and prior to any other distribution from the SUBI Collection Account on such date, monies from the SUBI Collection Account representing:

    (1) unreimbursed Matured Leased Vehicle Expenses, Repossession Expenses, Insurance Expenses and other Liquidation Expenses;

    (2) Monthly Payments with respect to which the Servicer has made an unreimbursed Advance; and

    (3) an amount equal to any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances.

    THE NOTE DISTRIBUTION ACCOUNT


    On or prior to the Closing Date, a trust account will be established with and in the name of the Indenture Trustee for the benefit of the noteholders (the "Note Distribution Account") from which all payments with respect to the notes will be made. On each Distribution Date, the Owner Trustee (acting on its own behalf or through the Servicer) shall transfer or cause to be transferred to the Note Distribution Account from the SUBI Collection Account and the Indenture Trustee (acting on its own behalf or through the Servicer), shall transfer to the Note Distribution Account from the Reserve Fund, if necessary, all amounts allocable to the noteholders for the related Distribution Date. On each Distribution Date, the Indenture Trustee will distribute to the noteholders the allocated amounts for the related Collection Period. See "Description of the Notes--The Accounts--The SUBI Collection Account".


    THE CERTIFICATE DISTRIBUTION ACCOUNT


    On or prior to the Closing Date, a trust account will be established with and in the name of the Owner Trustee for the benefit of the certificateholders from which all payments with respect to the certificates will be made (the "Certificate Distribution Account"). On each Distribution Date, the Owner Trustee (acting on its own behalf or through the Servicer) shall transfer or cause to be transferred to the Certificate Distribution Account from the SUBI Collection Account, all amounts allocable to the certificateholders. On each Distribution Date, the Owner Trustee will distribute to the certificateholders the allocated amounts for the related Collection Period.


    THE PAYAHEAD ACCOUNT

    In the event that any of the Monthly Remittance Conditions are not met, the Origination Trustee will establish and the Trust Agent will maintain an account with the Trust Agent into which Payments Ahead received by the Servicer will be deposited (the "Payahead Account"). For so long as the Monthly Remittance Conditions are not met, the Servicer will (1) continue to deposit all Payments Ahead into the Payahead Account and (2) on each Deposit Date, transfer the amount of any Payments Ahead which became Payahead Credits into the SUBI Collection Account. As long as the Monthly Remittance Conditions are met, the Servicer will not be required to use the Payahead Account and may deposit the applicable Payahead Credits on each Deposit Date into the SUBI Collection Account.


    MAINTENANCE OF THE ACCOUNTS


    The Accounts will be maintained with the Indenture Trustee, the Owner Trustee or the Trust Agent so long as, with respect to such entity, either (1) the short-term unsecured debt obligations of the entity have the highest available rating of the applicable rating agency for those obligations or (2) the long-term unsecured debt rating of the entity is acceptable to each Rating Agency and the related Account is maintained in a segregated trust account in the corporate trust department of the related entity (the "Required Deposit Ratings"). If any of the Indenture Trustee, the Owner Trustee or the Trust Agent at any time does not qualify under either of these criteria, the Servicer shall, with the assistance of the Indenture Trustee, the Owner Trustee or the Trust Agent, as the case may be, cause the related Account to be moved to a depository institution organized under the laws of the United States or any state thereof, which meets the Required Deposit Ratings.

    ELIGIBLE INVESTMENTS

    Upon receipt of directions from the Servicer, the Indenture Trustee, the Owner Trustee or the Trust Agent, as applicable, shall invest funds on deposit in the Accounts in one or more Eligible Investments maturing (1) no later than the Business Day immediately preceding the Deposit Date immediately succeeding the date of such investment, in the case of amounts on deposit in the SUBI Collection Account, any lease account created pursuant to the SUBI Supplement or any Payahead Account or (2) on the Business Day immediately preceding the Distribution Date immediately succeeding the date of such investment, in the case of amounts on deposit in the Note Distribution Account, the Certificate Distribution Account or the Reserve Fund. Notwithstanding the foregoing, investments on which the entity at which the related Account is located is the obligor may mature on the related Deposit Date or Distribution Date, as the case may be.

    All income or other gain from the foregoing investments generally shall be retained in the related Account with that income or gain in respect of funds in the Note Distribution Account generally being treated as Interest Collections received in respect of the related Collection Period. Any loss resulting from such investments shall be charged to the related Account.

    "Eligible Investments" will be any one or more of the following instruments, obligations or securities, in each case subject to any further criteria specified in the SUBI Supplement:

        (a) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

        (b) general obligations of or obligations guaranteed by (i) the Federal National Mortgage Association or (ii) any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, then rated the highest available credit rating of the applicable rating agency for such obligations;


        (c) certificates of deposit issued by any depository institution or trust company (including any trustee) incorporated under the laws of the United States or of any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company are then rated the highest available credit rating of the applicable rating agency for such obligations;



        (d) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including any trustee) incorporated under the laws of the United States or any state and subject to supervision and examination by federal and/or state banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company has the Required Deposit Ratings (or if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available credit rating from the applicable rating agency) or such trustee shall have received a letter from the applicable rating agency to the effect that credit such investment would not result in the qualification, downgrading or withdrawal of the credit ratings then assigned to any rated securities issued by the trust;


        (e) certificates of deposit issued by any bank, trust company, savings bank or other savings institution and fully insured by the Federal Deposit Insurance Corporation having the Required Deposit Ratings (or, if such investment will mature after more than one month, the long-term, unsecured debt of the issuer has the highest available credit rating from the applicable rating agency);


        (f) repurchase obligations held by the Owner Trustee that are acceptable to the Owner Trustee with respect to any security described in clauses (a),
    (b) or (g) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (d) above (including the Owner Trustee); PROVIDED, HOWEVER, that repurchase obligations entered into with any particular depository institution or trust company (including the Owner Trustee) will not be Eligible Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Owner Trustee on behalf of the trust or of all of the trust assets shall exceed 10% of either the related

    Aggregate Net Investment Value or the aggregate unpaid principal balance or face amount, as the case may be, of all Eligible Investments so held thereby;

        (g) interests in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and (ii) acceptable to the applicable rating agency (as approved in writing by such rating agency) as collateral for securities having ratings equivalent to the ratings of the Rated Securities on the Closing Date;


        (h) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof so long as at the time of such investment or contractual commitment providing for such investment (i) the long-term, unsecured debt of such corporation has the highest available credit rating from the applicable rating agency, or (ii) the Owner Trustee shall have received a letter from such rating agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities issued by the trust or commercial paper, or other short-term debt earning the Required Deposit Ratings;



        (i) money market funds so long as such funds are rated Aaa by Moody's (so long as Moody's is a rating agency), AAAm by Standard & Poor's (so long as Standard & Poor's is a rating agency) and F1+ by Fitch (so long as Fitch is a rating agency), including any such fund for which the Owner Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, and notwithstanding that (i) such person charges and collects fees and expenses from such funds for services rendered, (ii) such person charges and collects fees and expenses for services rendered pursuant to the Agreement and (iii) services performed for such funds and pursuant to the Agreement may converge at any time. Each of HTC LP, HTD LP and the Servicer has authorized the Owner Trustee or Origination Trustee or an affiliate thereof to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such person may charge and collect for services rendered pursuant to the Agreement; and



        (j) such other investments acceptable to the applicable rating agency (as approved in writing by such rating agency) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned by such rating agency to any Rated Securities issued by the trust; PROVIDED that each of the foregoing investments shall mature no later than the day specified in the SUBI Supplement, and shall be required to be held to such maturity.


    None of the foregoing will be considered an Eligible Investment if:

    (i) it constitutes a certificated security, bankers' acceptance, commercial paper, negotiable certificate of deposit or other obligation that constitutes "financial assets" within the meaning of Section 8-102(a)(9)(c) of the UCC unless a security entitlement with respect to such Eligible Investment has been created, in favor of the Origination Trustee or the Owner Trustee, as appropriate, in accordance with Section 8-501(b) of the UCC and the related securities intermediary has agreed not to comply with entitlement orders of any secured party other than the Owner Trustee or the Origination Trustee, as the case may be; or

    (ii) it constitutes a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, unless, in accordance with applicable law, (A) a book-entry registration thereof is made to an appropriate book-entry account maintained with a Federal Reserve Bank by the Origination Trustee or the Owner Trustee, as appropriate, or by a custodian therefor, (B) a deposit advice or other written confirmation of such book-entry registration is issued to such trustee or custodian, (C) any such custodian makes entries in its books and records identifying that such book-entry security is held through the Federal Reserve System pursuant to federal book-entry regulations and belongs to such trustee and indicating that such custodian holds such Eligible Investment solely as agent for the Owner Trustee or the Origination Trustee, as appropriate, (D) the Owner Trustee or Origination Trustee, as appropriate, makes entries in its books and records establishing that it holds such security solely in such capacity and (E) any additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership thereof to such trustee are satisfied, consistent with changes in applicable law or regulations or the interpretation thereof.


    "Rated Securities" means each class of notes that has been rated by a Rating Agency.



    "Rating Agency" means each of Moody's, Standard & Poor's and Fitch and any other nationally recognized statistical rating organization, but only if it has rated any class of notes as of the Closing Date and continues to do so.


    Notwithstanding anything to the contrary contained in this definition, no Eligible Investment may be purchased at a premium and no Eligible Investment shall be an interest-only instrument.

    None of the foregoing will be an Eligible Investment with respect to amounts on deposit in the Note Distribution Account or the Certificate Distribution Account unless by its own terms it matures on or before the Deposit Date preceding the next relevant Distribution Date and it includes a demand, put or similar feature such that the Owner Trustee is able to cause such investment to mature before such Deposit Date to the extent set forth in the Agreement.


    For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any Rated Securities issued by the trust.


STATEMENTS TO NOTEHOLDERS


    On each Distribution Date, the Indenture Trustee will include with each distribution to each noteholder as of the close of business on the related Record Date a statement, setting forth with respect to such Distribution Date or the related Collection Period, among other things, the following:


    (1) the (a) Interest Collections and Loss Amounts and (b) Principal Collections, allocable to the SUBI Interest for such Collection Period;


    (2) the amount being distributed to noteholders generally (the "Note Distribution Amount") and being distributed to each class of notes, and the portion of the Note Distribution Amount allocable to interest and to principal on each class of notes;



    (3) the amount of the Note Distribution Amount allocable to any Class A-1 Interest Carryover Shortfall, any Class A-2 Interest Carryover Shortfall, any Class A-3 Interest Carryover Shortfall, any Class A-4 Interest Carryover Shortfall, any Class A-5 Interest Carryover Shortfall, any Class B Interest Carryover Shortfall and any Class C Interest Carryover Shortfall;


    (4) the amount, if any, of any unpaid Class A-1 Interest Carryover Shortfall, unpaid Class A-2 Interest Carryover Shortfall, unpaid Class A-3 Interest Carryover Shortfall, unpaid Class A-4

       Interest Carryover Shortfall, unpaid Class A-5 Interest Carryover Shortfall, unpaid Class B Interest Carryover Shortfall and unpaid Class C Interest Carryover Shortfall, after giving effect to distribution of the Note Distribution Amount;



    (5) the Note Balance, the Class Note Balance for each class of notes and the Note Factor for each class of notes, in each case after giving effect to distribution of the Note Distribution Amount;



    (6) the Class Allocation Percentage for each class of notes and the amount, if any, of the reimbursement of Loss Amounts included in distribution of the Note Distribution Amount and the amount thereof allocated to each class of noteholders;



    (7) the amount of the Note Distribution Amount allocable to reimbursement of previous Note Principal Loss Amounts of each class of notes, in each case together with the amount of accrued interest thereon included in such distribution;



    (8) the amount, if any, of the aggregate unreimbursed Note Principal Loss Amounts of each class of notes and the amount, if any, of any accrued and unpaid interest on such amounts, in each case after giving effect to distribution of the Note Distribution Amount;


    (9) the amount of any accrued and unpaid Class B Note Principal Carryover Shortfall and accrued and unpaid Class C Note Principal Carryover Shortfall;

    (10) the Investor Percentage of the Servicing Fee;

    (11) the amount of any Required Amount included in the Note Distribution Amount, the balance on deposit in the Reserve Fund on such Distribution Date, after giving effect to withdrawals therefrom and deposits thereto on such Distribution Date, the change in such balance from the immediately preceding Distribution Date and the Reserve Fund Requirement;

    (12) the Aggregate Net Investment Value as of the end of the related Collection Period;

    (13) the aggregate amount of Payments Ahead on deposit in the SUBI Collection Account or otherwise retained by the Servicer and the change in such amount from the immediately preceding Distribution Date;


    (14) the amounts of Advances made in respect of the related Collection Period and the amount of unreimbursed Advances on such Distribution Date and the change in such amount from the immediately preceding Distribution Date; and



    (15) the weighted average Lease Rate of the contracts in the SUBI for the immediately preceding Collection Period, and the charge-off rate, delinquency rate and residual value experience for each of the three immediately preceding Collection Periods.



    Noteholders or Note Owners may obtain copies of these statements by written request addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the indenture, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Class A Noteholder, Class B Noteholder or Class C Noteholder or a Note Owner, a statement containing the sum of the amounts described in clauses (2) through (9) and (11) through
(13) above for the purpose of preparing such person's federal income tax return.


TERMINATION OF THE TRUST; REDEMPTION OF THE NOTES

    The respective obligations and responsibilities of HTC LP, HTD LP, the Indenture Trustee and the Owner Trustee created by the Agreement will terminate upon the earliest to occur of:


    (1) the disposition of the SUBI Interest, or its expiration or termination by virtue of the maturity, sale or other liquidation, as the case may be, of the last outstanding contract and related leased vehicle evidenced by the SUBI, and the distribution of all proceeds thereof (other than proceeds of any residual value insurance policy), together with all amounts on deposit in the Accounts and the Reserve Fund, in the manner to be prescribed in the Agreement;



    (2) the day following the Distribution Date on which the notes have been paid in full and after which there is no unreimbursed Note Principal Loss Amount, Class B Note Principal Carryover Shortfall or Class C Note Principal Carryover Shortfall (together with accrued interest thereon); and



    (3) the purchase of the corpus of the trust and the resulting redemption of the notes as described below.



    In order to avoid excessive administrative expenses, the Servicer will be permitted at its option to purchase all of the assets of the trust on any Distribution Date if, either before or after giving effect to any payment of principal required to be made on such Distribution Date, the combined Note Balance and Certificate Balance is less than or equal to 10% of the combined Initial Note Balance and Initial Certificate Balance. The purchase price will be equal to the greater of:



    (1) the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance, the Certificate Balance plus any unreimbursed Note Principal Loss Amount, Class B Note Principal Carryover Shortfall and Class C Note Principal Carryover Shortfall, in each case plus accrued and unpaid interest thereon at the related Note Rates or Certificate Rate, as applicable, plus certain other accrued and unpaid amounts, if any, due to the noteholders, the certificateholders or the Servicer, and


    (2) 99.8% of the Aggregate Net Investment Value as of the last day of the related Collection Period.


    If the Servicer purchases the assets of the trust, the Indenture Trustee will furnish a redemption notice to each noteholder not more than 30 days and not less than 15 days prior to the applicable Redemption Date.



    Failure to give notice of redemption, or any defect in the notice, to any noteholder of any note selected for redemption will not impair or affect the validity of the redemption of any note. The notes will, on the Redemption Date, become due and payable and no interest will accrue on the notes for any period after such Redemption Date.



    The final distribution to any noteholder will be made only upon surrender and cancellation of such noteholder's note at an office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining that are payable in such final distribution to a noteholder, after the Indenture Trustee has taken certain measures to locate such noteholder and such measures have failed, will be distributed to HTC LP and HTD LP.


BOOK-ENTRY REGISTRATION


    A Note Owner may hold through DTC (in the United States), or Cedelbank ("Cedelbank") or the Euroclear system ("Euroclear") (in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems ("Participants"). All references herein to actions by Note Owners shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Note Owners shall refer to distributions, notices, reports and statements to Cede as the registered holder of the notes for distribution to Note Owners in accordance with DTC procedures. As such, it is anticipated that the only noteholder will be Cede as nominee of DTC. Note Owners will not be recognized by the Trustee as Note Owners as such term is used in the Agreement or Servicing Supplement, and Note Owners will only be permitted to exercise their rights as such indirectly through DTC and DTC Participants, as further described below.

    Cede, as nominee for DTC, will hold the notes. Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which in turn will hold such positions in customers' securities accounts in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the "Depositaries") of Cedelbank or Euroclear, respectively, and each a participating member of DTC. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder will be Cede, as the nominee of DTC. Note Owners will only be permitted to exercise their rights indirectly through DTC.


    Transfers between Participants in DTC ("DTC Participants") will occur in accordance with DTC rules. Transfers between Participants in Cedelbank ("Cedelbank Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Cedelbank or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Cedelbank or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Cedelbank or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.


    Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participants or Euroclear Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of notes by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. As used in this paragraph, "Business Day" means a Business Day on which Cedelbank and Euroclear are also transacting settlements in securities.


    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the state of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include (1) securities brokers and dealers (including the underwriters), (2) banks, (3) trust companies, (4) clearing corporations and (5) certain other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the "Commission").


    Note Owners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, notes under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the notes in DTC's records. The ownership interest of each Note Owner in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the notes will be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners.



    To facilitate subsequent transfers, all notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Note Owners and its records will reflect only the identity of the DTC Participants to whose accounts such notes are credited, which may or may not be the Note Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the notes are held in book-entry form, Note Owners will not have access to the list of Note Owners, which may impede the ability of Note Owners to communicate with each other.


    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal of and interest on the notes. DTC Participants and Indirect DTC Participants with which Note Owners have accounts for the notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners.



    The trust will make principal and interest payments on the notes to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Note Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and Indirect DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Origination Trustee, the Servicer, HTC LP or HTD LP, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the notes to DTC will be the responsibility of the Indenture Trustee. Disbursement of such payments to DTC Participants will be the responsibility of DTC. Disbursement of such payments to Note Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments.



    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such notes, may be limited due to the lack of a physical note for such notes.

    DTC has advised HTC LP and HTD LP that it will take any action permitted to be taken by a noteholder only at the direction of one or more DTC Participants to whose account with DTC the notes are credited. Additionally, DTC has advised HTC LP and HTD LP that it will take such actions with respect to specified percentages of the Note Owners' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.



    Neither DTC nor Cede will consent or vote with respect to the notes. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the notes are credited on that record date (identified in a listing attached to the Omnibus Proxy).



    None of HTC LP, HTD LP, the Servicer, the Origination Trustee, the Owner Trustee nor the Indenture Trustee will have any liability (a) for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede, as nominee of DTC, or (b) for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


    Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for Cedelbank Participants and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 34 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including (1) underwriters, (2) securities brokers and dealers, (3) banks, (4) trust companies, (5) clearing corporations and (6) certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include (1) banks (including central banks), (2) securities brokers and dealers and (3) other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by (1) the Board of

Governors of the Federal Reserve System and (2) the New York State Banking Department, as well as (3) the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. Euroclear holds all securities on a fungible basis without attributing specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


    Distributions on notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "The Material Federal Income Tax Consequences--Federal Income Tax Consequences to Foreign Investors" herein and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.



    Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


    ISSUES RELATED TO YEAR 2000 DATE CONVERSION. DTC management is aware that some computer applications, systems, and the like for processing data ("DTC Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions (including principal and income payments) to (1) securityholders, (2) book-entry deliveries and (3) settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to properly perform its services also depends upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to (1) impress upon them the importance of such services being year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

    According to DTC, the foregoing information on DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    If the DTC Systems are not year 2000 compliant by the year 2000, DTC's ability to provide DTC Services, including payments on the notes, may be materially and adversely affected. If this were to occur, Note Owners:


    (1) could experience delays in payments due; or

    (2) may not ultimately receive all interest and principal due to the Note Owners.

DEFINITIVE NOTES

    Definitive Notes will be issued to Note Owners rather than to DTC only if:


    (1) DTC is no longer willing or able to discharge its responsibilities with respect to the notes, and the Indenture Trustee, HTC LP and HTD LP are unable to locate a qualified successor;


    (2) HTC LP and HTD LP, at their option, advise the Indenture Trustee in writing that they elect to terminate the book-entry system through DTC; or


    (3) after an Indenture Event of Default, Note Owners representing in the aggregate more than 50% of the voting interests of the notes, voting together as a single class, advise the Indenture Trustee through DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the Note Owners' best interest.



    Upon the occurrence of any of the events described above, DTC will be required to notify the Indenture Trustee and all Note Owners, through Participants, of the occurrence of any such event and the availability of Definitive Notes through DTC. Upon DTC's surrender of the certificates representing the related notes and the receipt of instructions for re-registration, the trust will issue and the Indenture Trustee will authenticate and deliver Definitive Notes to Note Owners, who upon receipt will become noteholders for all purposes of the Agreement.



    Payments on the related notes will thereafter be made by the Indenture Trustee directly to holders of those notes in accordance with the procedures set forth in this prospectus and to be set forth in the indenture. Interest payments and any principal payments on the Definitive Notes on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Distribution Date. Payments will be made by check mailed to the addresses of such holders as they appear on the note register (the "Note Register") or, under the circumstances to be provided by the indenture and the Agreement, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities. The final payment on any notes (whether Definitive Notes or global certificates registered in the name of Cede representing the notes), however, will be made only upon presentation and surrender of the Definitive Notes or global certificates at the office or agency specified in the notice of final distribution to noteholders.


    Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Note Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE INDENTURE TRUSTEE


    The Bank of New York will be the Indenture Trustee under the indenture. The Corporate Trust Office of the Indenture Trustee is located at 101 Barclay Street, Floor 12E, New York, New York 10286. The Bank of New York is not affiliated with AHFC, although it does act as a service provider to AHFC.



    The Indenture Trustee may resign at any time by so notifying the trust upon 30 days' notice, in which event the trust will be obligated to appoint a successor Indenture Trustee. Noteholders representing in the aggregate more than 50% of the voting interests of the notes, voting together as a single class, may remove the Indenture Trustee by delivering notice of removal to the Indenture Trustee and the trust. The trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue under the indenture, becomes legally unable to act or becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by such successor Indenture Trustee.


    The Indenture Trustee must:

    (1) be a corporation organized under the laws of a state of the United States, the District of Columbia or the Commonwealth of Puerto Rico;

    (2) be authorized to exercise corporate trust powers under those laws;

    (3) be subject to supervision or examination by federal or state laws; and


    (4) have a combined capital and surplus of at least $50 million and a time deposit rating no lower than Prime-1 by Moody's, F1 by Fitch and A-1 by Standard & Poor's, or must be otherwise acceptable to each Rating Agency.


    A co-trustee or separate trustee need not meet these eligibility requirements.


    Noteholders representing in the aggregate more than 50% of the voting interests of the notes, voting together as a single class, generally will have the power to direct any proceeding for any remedy available to the Indenture Trustee under the indenture, and the exercise of any trust or power conferred on the Indenture Trustee by the indenture (including actions by the Indenture Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Trust Agreement or the Servicing Agreement). However, the Indenture Trustee will not be required to follow such a direction if, after being advised by counsel:


    (1) it concludes that the action is unlawful; or

    (2) it in good faith determines that the proceedings directed:

       (a) would be illegal;

       (b) would subject it to personal liability; or

       (c) would be unduly prejudicial to the rights of other Noteholders.


    A noteholder may institute proceedings under the indenture, but only if (1) the holder previously has given to the Indenture Trustee written notice of default, (2) noteholders representing in the aggregate not less than 25% of the voting interests of the notes, voting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding, and (3) the Indenture Trustee has not received direction inconsistent with this written request during the 60-day period by noteholders representing in the aggregate not less than a majority of the voting interests of the notes, voting together as a single class. The Indenture Trustee will be under no obligation:



    (1) to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising thereunder; or



    (2) to institute, conduct or defend any litigation under the indenture or relating thereto at the request, order or direction of any of the noteholders, unless they have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


    Noteholders will have no express right to institute a proceeding directly under the SUBI Trust Agreement or the Servicing Agreement.

    LIST OF NOTEHOLDERS


    If Definitive Notes are issued, upon a written request of the Indenture Trustee, the trust will provide to the Indenture Trustee within 30 days after receipt of such request a list of the names and addresses of all noteholders. In addition, three or more noteholders, upon compliance by those noteholders with certain provisions of the indenture, may request that the Indenture Trustee, as Note Registrar, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture. For further information regarding communications with noteholders, see "Description of the Notes--Book-Entry Registration" and "--Definitive Notes".



       The indenture will not provide for the holding of any annual or other meetings of noteholders.


                             SECURITY FOR THE NOTES

GENERAL


    The notes will be secured by the property of the trust, which as more fully described under "The Trust and the SUBI--The Trust", will primarily consist of the SUBI Interest evidenced by the SUBI Certificates, including the beneficial interest in the contracts and related leased vehicles and amounts on deposit from time to time in the SUBI Collection Account and monies on deposit in the Reserve Fund and the Note Distribution Account. The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the SUBI Trust Agreement and the Servicing Agreement. In no event will the Owner Trustee or the Indenture Trustee be deemed to have a perfected security interest in the leased vehicles allocated to the SUBI.


THE RESERVE FUND

    GENERAL


    On or prior to the Closing Date, HTC LP and HTD LP will establish a trust account with and in the name of the Indenture Trustee for the benefit of the noteholders, HTC LP and HTD LP (the "Reserve Fund"). The Reserve Fund is designed to provide additional funds for the benefit of the Noteholders in the event that on any Distribution Date, Interest Collections allocable to the notes for the related Collection Period, are insufficient to pay, among other things, the sum of:



    (1) accrued interest and any overdue interest (with interest thereon) at the applicable Note Rate on the notes on such Distribution Date;


    (2) the Investor Percentage of any Loss Amount for the related Collection Period; and

    (3) any unreimbursed Note Principal Loss Amounts, together with interest thereon at the applicable Note Rates;


    After the outstanding principal balance of each class of notes has been paid in full, monies on deposit in the Reserve Fund will be available to make payments to the certificateholders should Collections ultimately be insufficient to pay interest and any overdue interest and principal on the Certificate Balance.



    HTC LP and HTD LP will create the Reserve Fund with an initial deposit of $115,274,540.12 (the "Initial Deposit"), which amount will equal 3.5% of 99.8% of the Aggregate Net Investment Value as of the Cutoff Date. On each Distribution Date, the funds in the Reserve Fund will be supplemented by certain Interest Collections.



    THE RESERVE FUND REQUIREMENT. The Reserve Fund will be created on or prior to the Closing Date with the deposit by the Transferors of the Initial Deposit. Thereafter, on each Distribution Date, the Reserve Fund will be supplemented by certain Collections in excess of those amounts required to be paid pursuant to clauses (1) through (8) above under "Description of the Notes--Distributions on the

Notes--DISTRIBUTIONS OF INTEREST" and from certain monies that otherwise would be distributed as Excess Interest Collections, until the amount on deposit therein equals the applicable Specified Reserve Fund Balance. Except as described below, the "Specified Reserve Fund Balance" with respect to any Distribution Date will equal $181,145,705.90 (5.50% of 99.8% of the Aggregate Net Investment Value as of the Cutoff Date), except that, if on any Determination Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 1.50%, (ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.50%, or (iii) the Residual Value Test is not satisfied as of the related Determination Date, then the Specified Reserve Fund Balance will equal $214,081,288.79 (6.50% of 99.8% of the Aggregate Net Investment Value as of the Cutoff Date); PROVIDED, HOWEVER, that the Specified Reserve Fund Balance shall in no event be more than the Note Balance.



    The "Residual Value Test" will not be satisfied as of any Determination Date if (i) with respect to the related Collection Period the number of leased vehicles allocated to the SUBI returned to the Servicer relating to Matured Contracts and sold during such period is greater than 45% of all contracts allocated to the SUBI that, as of their respective origination dates, had been scheduled to become Matured Contracts during such period (provided that at least 500 such contracts had been scheduled to become Matured Contracts during such Collection Period), and (ii) the average Net Matured Leased Vehicle Proceeds during the three immediately preceding calendar months is less than 75% of the average Residual Values of leased vehicles allocated to the SUBI disposed of or liquidated during such period.



    "Current Contracts" will be all contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts. A "Liquidated Contract" will be a Contract that has been the subject of a Prepayment in full or otherwise has been paid in full. An "Additional Loss Contract" will be a contract that has been sold or otherwise disposed of by the Servicer, acting on behalf of the Origination Trust, to pay an Additional Loss Amount.



    "Matured Contract" means any contract allocated to the SUBI that (i) has been terminated not more than 30 days prior to the termination date specified therein, as such termination date may have been extended or deferred as described herein or (ii) has been terminated 31 or more days prior to the termination date specified therein, as such termination date may have been extended or deferred as described herein, and as to which all scheduled Monthly Payments have been made by or on behalf of the lessee.



    HTC LP and HTD LP may, from time to time after the date of this prospectus, request each Rating Agency to approve a change in the manner by which the Reserve Fund is funded. If each Rating Agency confirms to the Indenture Trustee that the use of any such new formula or change will not result in a qualification, reduction or withdrawal of its then-current rating of any class of notes, as described under "Additional Document Provisions--Amendment of Basic Documents", and HTC LP's and HTD LP's counsel delivers an opinion if and to the extent required, then such new formula or change will be implemented and, to the extent necessary, the Agreement will be amended, without the consent of any noteholder or Note Owner.



    WITHDRAWALS FROM THE RESERVE FUND. On each Distribution Date, the Indenture Trustee shall withdraw from the Reserve Fund, to the extent available, an amount equal to the Required Amount. The "Required Amount", as of any Deposit Date, will equal the lesser of (1) the amount on deposit in the Reserve Fund on the related Deposit Date after all deposits thereto and (2) the amount, if any, by which the full amount distributable on the related Distribution Date pursuant to clauses (1) through (4) and (11) through (19) in the first paragraph under "Description of the Notes--Distributions on the Notes--Distributions of Interest" exceeds the Investor Percentage of Interest Collections for the related Collection Period.

    Monies on deposit in the Reserve Fund on a Distribution Date in excess of the Reserve Fund Requirement will be released to HTC LP and HTD LP. On each Distribution Date, HTC LP and HTD LP may receive income on investment amounts held in the Reserve Fund. Any income on investments received by HTC LP and HTD LP shall be free of any claim of the trust, the Indenture Trustee and the noteholders and shall not be available to the Indenture Trustee or the trust for the purpose of making deposits to the Reserve Fund or making payments to the noteholders, nor shall HTC LP nor HTD LP be required to refund any amount properly received by them.


THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES


    As additional protection in the event that any lessee fails to maintain the minimum levels of automobile liability insurance required by the contracts, AHFC maintains a primary contingent and excess automobile liability insurance policy with a $1 million limit for each accident and no annual or aggregate limit on the number of accidents covered. This insurance protects the Origination Trust from claims for bodily injury and property damage suffered by third persons caused by any vehicle owned by the Origination Trust and leased to a lessee. The insurance policy is subject to a $1 million per accident deductible payable by AHFC, with that deductible obligation supported by an irrevocable letter of credit in favor of the insurer. This insurance responds if, at the time of an accident, the insurance to be provided by the lessee in accordance with the contract is not collectible or has inadequate limits to protect the Origination Trust. AHFC also maintains with other insurers substantial amounts of excess insurance coverage for which the Origination Trust is an additional named insured (together with the foregoing primary contingent and excess automobile liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). The Contingent and Excess Liability Insurance Policies provide insurance coverage of more than $10 million per occurrence.



    If and to the extent that such insurance coverage were to be exhausted or lapsed and damages were to be assessed against the Origination Trust, claims could be imposed against the Origination Trust Assets, including the SUBI Assets and investors in the notes could incur a loss on their investment. However, the Origination Trust and the Origination Trustee will be additional named insureds under the Contingent and Excess Liability Insurance Policies and payments made thereunder will constitute SUBI Assets. To the extent that payments under the Contingent and Excess Liability Insurance Policies are made to third party claimants, they will reduce the Additional Loss Amounts that otherwise would be required to be paid out of the SUBI Assets. See "Risk Factors--Possible Liability of the Trust due to a Lessee's Operation of a Leased Vehicle", "Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI" and "Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability" for a discussion of related risks.



    The Servicing Agreement will provide that, so long as any notes are outstanding, AHFC may not terminate or cause the termination of any Contingent and Excess Liability Insurance Policies unless, among other things, (1) replacement insurance policies are obtained providing a primary limit of $1 million per accident with no annual or aggregate limit on the number of accidents covered, and additional excess limits providing a total of at least $10 million of coverage per accident, and (2) each Rating Agency has delivered a letter to the Owner Trustee (as the holder of the SUBI Certificates) and the Indenture Trustee to the effect that the obtaining of any such replacement insurance will not cause its then-current rating of any class of notes to be qualified, reduced or withdrawn. The foregoing obligations of AHFC will survive any termination of AHFC as Servicer under the Servicing Agreement.

                         ADDITIONAL DOCUMENT PROVISIONS

THE INDENTURE

    EVENTS OF DEFAULT

    An "Indenture Event of Default" will be any of the following events:


    (1) the trust defaults in the payment of any interest or principal on any note for a period of five Business Days after any such payment is due;



    (2) the trust defaults in the observance or performance in any material respect of any other covenant or agreement made in the indenture, or any representation or warranty of the trust made in the indenture was incorrect in any material respect as of the time made, which default:



       (a) materially and adversely affects the rights of the noteholders; and



       (b) continues uncured for a period of 30 days after written notice shall have been given to the trust by the Indenture Trustee or to the trust and the Indenture Trustee by the holders of at least a majority of the voting interests of the Class A Notes; PROVIDED, HOWEVER, that once the Class A Note Balance has been reduced to zero, such notice of an event of default may be given by the holders of at least a majority of the voting interests of the Class B Notes and the Class C Notes, voting together as a single class, or



    (3) certain events relating to the insolvency or bankruptcy of the trust.



    If an Indenture Event of Default relating to non-payment of the type described in item (1) above occurs and is continuing, then the Indenture Trustee or noteholders representing at least a majority of the voting interests of the notes, voting together as a single class, may declare all the notes to be immediately due and payable, by a notice in writing to the trust (and to the Indenture Trustee if given by noteholders), and upon any such declaration the notes will become immediately due and payable. If an Indenture Event of Default relating to covenants, agreements, representations or warranties of the type described in item (2) above occurs and is continuing, then the Indenture Trustee or noteholders representing at least a majority of the voting interests of the Class A Notes (and, after the Class A Note Balance has been reduced to zero, noteholders representing at least a majority of the voting interests of the Class B Notes and the Class C Notes, voting together as a single class) may declare all the notes to be immediately due and payable, by a notice in writing to the trust (and to the Indenture Trustee if given by noteholders), and upon any such declaration the notes will become immediately due and payable. Upon an Indenture Event of Default relating to insolvency with respect to the trust, the notes will become immediately due and payable automatically without the giving of any notice.



    The amount of principal and interest the trust is required to pay to noteholders of any class of the notes prior to the Final Scheduled Payment Date for that class of notes generally will be limited to amounts available in the Note Distribution Account for payment to noteholders. Therefore, the failure to pay principal of or interest on a class of notes generally will not result in the occurrence of an event of default under the indenture until the Final Scheduled Payment Date for that class of notes.



    At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, (1) if the notes have been declared immediately due and payable in connection with an Indenture Event of Default relating to non-payment of the type described in item (1) above, noteholders representing 100% of the voting interests of the notes, voting together as a single class, or (2) if the notes have been declared immediately due and payable in connection with an Indenture Event of Default relating to covenants, agreements, representations or warranties of the type described in item (2) above,

Noteholders representing at least a majority of the voting interests of the Class A Notes (and, after the Class A Note Balance has been reduced to zero, noteholders representing at least a majority of the voting interests of the Class B Notes and the Class C Notes, voting together as a single class), in either case by written notice to the trust and the Indenture Trustee, may rescind and annul this declaration and its consequences under certain circumstances; PROVIDED that a declaration that the notes are immediately due and payable in connection with a default related to a covenant or provision of the indenture, which covenant or provision cannot be modified without the waiver or consent of all the holders of the outstanding notes, may only be rescinded and annulled by noteholders representing 100% of the voting interests of the notes, voting together as a single class.



    After acceleration of the notes, the Indenture Trustee may (1) institute a proceeding to collect amounts due or foreclose on trust property, (2) exercise remedies as a secured party, (3) sell the SUBI Interest (in accordance with the procedures described below) or (4) elect to have the trust maintain possession of the SUBI Interest and continue to apply collections as if there had been no declaration of acceleration.



    The Indenture Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the noteholders shall not have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Indenture Trustee in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, noteholders representing in the aggregate more than 50% of the voting interests of the notes, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and noteholders representing in the aggregate more than 50% of the voting interests of the outstanding notes, voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.



    No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:


    (1) the holder previously gave written notice of a continuing Indenture Event of Default to the Indenture Trustee;


    (2) noteholders representing in the aggregate not less than 25% of the voting interests of the notes, voting together as a single class, made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;


    (3) the holder or holders offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with this request;

    (4) the Indenture Trustee has, for 60 days, failed to institute such proceeding; and


    (5) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by more than 50% of the voting interests of the outstanding notes, voting together as a single class.



    If an Indenture Event of Default occurs, the Indenture Trustee may, and, upon receipt of written instructions from noteholders representing in the aggregate voting interests of not less than a majority of interest of the outstanding Class A Notes, voting together as a single class, or more than 50% of the voting interests of the outstanding notes, voting together as a single class, shall (subject to its election to maintain possession of the SUBI Interest as described above) publish a notice stating that the Indenture Trustee intends to sell or dispose of the SUBI Interest and the SUBI Certificates and the other property of the trust in a commercially reasonable manner. Following such publication, unless otherwise prohibited by applicable law, the Indenture Trustee will sell or otherwise dispose of the SUBI Interest, the SUBI Certificates and such other property in a commercially reasonable manner and on commercially reasonable terms; PROVIDED that such sale may only be made with the consent of all the noteholders if proceeds realized as a result of such sale would be insufficient to discharge in full the amounts then due and unpaid upon the notes for principal and interest. The net sale or disposition proceeds of the SUBI Interest, the SUBI Certificates and such other property will be distributed to the noteholders in the priority provided for herein, and the principal portion of the Investor Percentage of such proceeds will be distributed first, on a pro rata basis, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Noteholders based on their respective Class Note Balances until the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes have been paid in full, and then to the Class B Noteholders and the Class C Noteholders, on a pro rata basis. If such proceeds, together with all amounts on deposit in the Accounts, the Reserve Fund, and, in the case of the Class A-5 Notes, certain amounts otherwise distributable in respect of the Class B Notes and the Class C Notes, are insufficient to pay the Note Balance of a class of notes, any unreimbursed Note Principal Loss Amount in respect of such class of notes and any accrued and unpaid interest thereon in full, the related noteholders will suffer a corresponding loss.


    VOTING INTERESTS

    The "voting interests" of the (1) Class A Notes will be allocated among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Noteholders or Note Owners, as the case may be, in accordance with their respective Class A Note Balances, as the context may require, (2) Class B Notes will be allocated among the Class B Noteholders in accordance with the Class B Note Balance represented thereby, and (3) Class C Notes will be allocated among the Class C Noteholders in accordance with the Class C Note Balance represented thereby. Notwithstanding the foregoing, in certain circumstances, any Class A Notes, Class B Notes, or Class C Notes as the case may be, held or beneficially owned by HTC LP, HTD LP, AHFC or any of their respective affiliates shall be excluded from such determination.

    ANNUAL COMPLIANCE STATEMENT.


    The trust will be required to file annually with the Indenture Trustee and each Rating Agency a written statement as to the fulfillment of its obligations under the Indenture.


    INDENTURE TRUSTEE'S ANNUAL REPORT.


    The Indenture Trustee will be required to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.


    SATISFACTION AND DISCHARGE OF INDENTURE.


    The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the Indenture Trustee for cancellation of all notes or, with certain limitations, upon deposit with Indenture Trustee of funds sufficient for the payment in full of all such notes.


    NO PETITION


    The Indenture Trustee (or any co-trustee or separate trustee appointed pursuant to the indenture) will agree not to institute, or join in, any bankruptcy or similar proceeding against the trust, HFI, HTI, HTA LP, HTB LP, HTC LP, HTD LP, HTA LLC, HTB LLC, HTC LLC and HTD LLC (collectively, the "Transferor Affiliates"), the Origination Trust or the Origination Trustee until one year and one day after the later of (a) payment of the notes in full and (b) final payment of all other financings involving interests in the Origination Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI).


    GOVERNING LAW


    The indenture will be governed by the laws of the state of New York.


ADDITIONAL AGREEMENT PROVISIONS

    Certain provisions of the Agreement are described under "Description of the Notes". The following is a summary of additional provisions of the Agreement.

    NO PETITION


    Each of HTC LP, HTD LP, the Indenture Trustee and the Owner Trustee will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor Affiliates, the Origination Trust or the Origination Trustee until one year and one day after the later of (a) payment of the notes in full and (b) final payment of all other financings involving interests in the Origination Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI).


    THE OWNER TRUSTEE

    U.S. Bank will be the Owner Trustee under the Agreement. The Corporate Trust Office of the Owner Trustee is located at One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601. U.S. Bank is not affiliated with AHFC or any of its affiliates.

    The Owner Trustee may resign at any time, in which event HTC LP and HTD LP will be obligated to appoint a successor Owner Trustee. HTC LP and HTD LP may also remove the Owner Trustee if the Owner Trustee:

    (1) ceases to be eligible to continue as such under the Agreement;

    (2) becomes legally unable to act; or

    (3) becomes insolvent.

    If the Owner Trustee resigns, or if HTC LP or HTD LP elects to remove the Owner Trustee under the circumstances described above, HTC LP and HTD LP will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by such successor Owner Trustee.

    GOVERNING LAW

    The Agreement will be governed by the laws of the state of Delaware.

THE SUBI TRUST AGREEMENT

    THE SUBI, THE OTHER SUBIS AND THE UTI

    HTA LP and HTB LP are the grantors and, as holders of the 99% beneficial interest and 1% beneficial interest in the UTI, respectively, initial beneficiaries of the Origination Trust. In their capacities as grantors and beneficiaries, the UTI Beneficiaries will from time to time assign, transfer, grant and convey (or cause to be assigned, transferred, granted and conveyed) to the Origination Trust or the Origination Trustee on behalf of the Origination Trust, the Origination Trust Assets. HTA LP and HTB LP will hold the 99% UTI Certificate and the 1% UTI Certificate, respectively, which represent a beneficial interest in all Origination Trust Assets other than the SUBI Assets and the Other SUBI Assets. The UTI Beneficiaries may in the future pledge the UTI Certificates as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of any UTI Interest and any interest in any Other SUBI will be required to expressly disclaim any interest in the Origination Trust Assets other than the UTI Assets or the Other SUBI Assets, respectively, and to fully subordinate any claims to such other Origination Trust Assets in the event that this disclaimer is not given effect. Except under the limited circumstances described under "Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI" and "Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI", the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBIs, and the Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments on, or pay expenses relating to, the SUBI, the UTI or any Other SUBI.

    Each Other SUBI will be created pursuant to a supplement to the Origination Trust Agreement (each, an "Other SUBI Supplement") which will amend the Origination Trust Agreement only with respect to the Other SUBI to which it relates. The SUBI Supplement will amend the Origination Trust Agreement only as it relates to the SUBI and no Other SUBI Supplement will amend the Origination Trust Agreement as it relates to the SUBI.

    All Origination Trust Assets, including the SUBI Assets, will be owned by the Origination Trustee on behalf of the beneficiaries of the Origination Trust. The SUBI Assets will be segregated from the rest of the Origination Trust Assets on the books and records of the Origination Trustee and the Servicer and the holders of other beneficial interests in the Origination Trust (including the UTI and any Other SUBIs) will have no rights to the SUBI Assets. Liabilities of the Origination Trust shall be allocated to the SUBI Assets, the UTI Assets or Other SUBI Assets, respectively, if incurred with respect thereto, or will be allocated pro rata among all Origination Trust Assets if incurred with respect to the Origination Trust Assets generally.

    SPECIAL OBLIGATIONS OF HTA LP AND HTB LP AS UTI BENEFICIARIES AND GRANTORS

    The UTI Beneficiaries will be liable for all debts and obligations arising with respect to the Origination Trust Assets allocated to the UTI or the operation of the Origination Trust; PROVIDED, HOWEVER, that their liability with respect to any pledge of any interest in the UTI and any assignee or pledgee of the SUBI or the SUBI Certificates or any Other SUBI or Other SUBI Certificate shall be as set forth in the financing documents relating thereto. To the extent the UTI Beneficiaries pay or suffer any liability or expense with respect to the Origination Trust Assets or the operation of the Origination Trust, the UTI Beneficiaries will be indemnified, defended and held harmless out of the Origination Trust Assets against any such liability or expense (including reasonable attorneys' fees and expenses).

    ORIGINATION TRUSTEE DUTIES AND POWERS; FEES AND EXPENSES


    Pursuant to the SUBI Trust Agreement, the Origination Trustee will be required to, among other things, (1) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to carry out its duties as Origination Trustee, and (2) file (or cause to be filed) applications for certificates of title as are necessary and appropriate so as to cause the Origination Trust or the Origination Trustee on behalf of the Origination Trust to be recorded as the holder of legal title of record to the leased vehicles allocated to the SUBI. In carrying out the foregoing duties, the Origination Trustee will be required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


    The Origination Trustee may be replaced by the UTI Beneficiaries (1) if the Origination Trustee ceases to be qualified in accordance with the terms of the SUBI Trust Agreement, (2) if certain representations and warranties made by the Origination Trustee in the SUBI Trust Agreement prove to have been materially incorrect when made, (3) in events of bankruptcy or insolvency or (4) at the discretion of the UTI Beneficiaries. Upon removal of the Origination Trustee, the UTI Beneficiaries will appoint a successor Origination Trustee. Any removal of the Origination Trustee will be ineffective until a successor trustee has accepted its appointment. The Indenture Trustee, as pledgee of the SUBI Certificates, will exercise its powers under the SUBI Trust Agreement to cause the Origination Trustee to remove or replace the Trust Agent for a material breach of its obligations if HTA LP, HTB LP or any noteholder has given written notice to the Origination Trustee and the Trust Agent of such breach and the Trust Agent has not cured the breach in all material respects within 30 Business Days thereafter.


    The Origination Trustee will:

    (1) make no representations as to the validity or sufficiency of:

       (a) the SUBI, the SUBI Interest, the SUBI Certificates, the Retained SUBI Interest or the Retained SUBI Certificates, or


       (b) any contract, leased vehicle or related document;


    (2) not be responsible for performing any of the duties of the UTI Beneficiaries or the Servicer; and

    (3) not be accountable for:

       (a) the use or application by any owners of beneficial interests in the Origination Trust Assets of any funds paid in respect of the Origination Trust Assets, or

       (b) the investment of any of such monies before such monies are deposited into the accounts relating to:

           (i) the SUBI,

           (ii) the Other SUBIs, or

           (iii) the UTI.


    The Origination Trustee will not independently verify the contracts or the related leased vehicles. The duties of the Origination Trustee will generally be limited to:


    (1) the acceptance of assignments of lease contracts;


    (2) the titling of the related leased vehicles in the name of the Origination Trust or the Origination Trustee on behalf of the trust;


    (3) the creation of the SUBI, the Other SUBIs and the UTI;

    (4) the maintenance of the SUBI Collection Account and accounts relating to the Other SUBIs and the UTI; and

    (5) the receipt of the various certificates, reports or other instruments required to be furnished to the Origination Trustee under the SUBI Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.

    The Origination Trustee is not obligated to:

    (1) exercise any of the rights or powers vested in it by the SUBI Trust Agreement or to make any investigation of matters arising thereunder; or

    (2) institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiaries, the Servicer or by the holders of a majority interest in the SUBI, unless such party or parties have offered to the Origination Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

    The reasonable expenses of every such exercise of rights or powers or examination shall be paid by the party or parties requesting such exercise or examination or, if paid by the Origination Trustee, shall be a reimbursable expense of the Origination Trustee.

    The Origination Trustee may enter from time to time into one or more agency agreements with such person or persons, including without limitation any affiliate of the Origination Trustee (each, a "Trust Agent"), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiaries. The Origination Trustee has engaged U.S. Bank as the initial Trust Agent. Pursuant to the SUBI Trust Agreement, the Trust Agent shall perform each and every obligation of the Origination Trustee under the SUBI Trust Agreement.

    The Origination Trustee shall be paid reasonable compensation and reimbursement of all reasonable expenses (including reasonable attorneys' fees) out of Origination Trust Assets. However, with regard to the SUBI Assets allocable to the SUBI Interest, this requirement is subject to the provisions regarding Capped Origination Trust Administrative Expenses described under "Description of the Notes--Distributions on the Notes--Distributions of Interest".

    INDEMNITY OF ORIGINATION TRUSTEE AND TRUST AGENTS

    The Origination Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Origination Trust Assets with respect to any loss, liability or expense, including reasonable attorneys' fees and expenses (collectively, "Indemnified Amounts"), arising out of or incurred in connection with:

    (1) any of the Origination Trust Assets (including without limitation any Indemnified Amount relating to lease contracts or leased vehicles of the Origination Trust, consumer fraud, any consumer leasing act violations, misrepresentations, deceptive and unfair trade practices and any other claims arising in connection with any lease, personal injury or property damage claims arising from any such leased vehicle or any claim with respect to any tax arising with respect to any Origination Trust Asset); or

    (2) the Origination Trustee's or the Trust Agent's acceptance or performance of the obligations and duties contained in the SUBI Trust Agreement or any agency agreement.

    Notwithstanding the foregoing, neither the Origination Trustee nor any Trust Agent will be indemnified or held harmless out of the Origination Trust Assets as to any Indemnified Amounts:

    (1) for which the Servicer shall be liable pursuant to the Servicing Agreement (unless such Indemnified Amount is an expense for which the Servicer would be entitled to reimbursement from the Origination Trust Assets pursuant to the Servicing Agreement or the Servicer shall not have paid such Indemnified Amount upon the final determination of its liability therefor);

    (2) incurred by reason of the Origination Trustee's or such Trust Agent's willful misfeasance, bad faith or negligence; or

    (3) incurred by reason of the Origination Trustee's or Trust Agent's breach of its respective representations and warranties pursuant to the SUBI Trust Agreement or the Servicing Agreement.

    Such indemnities may result in Additional Loss Amounts to the extent payable in respect of the SUBI Assets or allocated to the SUBI.

    TERMINATION

    The Origination Trust and the respective obligations and responsibilities of the UTI Beneficiaries and the Origination Trustee shall terminate upon the later to occur of:

    (1) the payment to the UTI Beneficiaries and each permitted purchaser, assignee and pledgee of any of the UTI Beneficiaries' interests in the Origination Trust (including the Indenture Trustee, with respect to the SUBI Interest) of all amounts and obligations required to be paid to them, and the expiration or termination of all financings secured by the Origination Trust Assets by their respective terms; and

    (2) the maturity or liquidation and the disposition of all Origination Trust Assets and the disposition to or upon the order of the UTI Beneficiaries or any permitted purchaser, assignee or pledgee of all net proceeds thereof.

    NO PETITION


    Each of the parties to the SUBI Trust Agreement will agree not to institute, or join in, any bankruptcy or similar proceeding against the trust, the Transferor Affiliates, the Origination Trust or the Origination Trustee until one year and one day after the later of (a) payment of the notes in full and (b) final payment of all other financings involving interests in the Origination Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI). Each pledgee or assignee of any UTI or other SUBI must give a similar non-petition covenant.


    OWNER TRUSTEE AND INDENTURE TRUSTEE AS THIRD-PARTY BENEFICIARIES


    As the holder of the SUBI Interest, the Owner Trustee and, as the pledgee of the SUBI Interest, the Indenture Trustee will be third-party beneficiaries of the SUBI Trust Agreement. Therefore, the Owner Trustee or the Indenture Trustee may, and, upon the direction of noteholders representing in the aggregate more than 50% of the voting interests of the outstanding notes, voting together as a single class, the Indenture Trustee will exercise any right conferred by the SUBI Trust Agreement upon a holder or pledgee of any interest in the SUBI.


    GOVERNING LAW

    The SUBI Trust Agreement will be governed by the laws of the state of Delaware.

THE SERVICING AGREEMENT

    GENERAL


    Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Origination Trust all of the obligations of the lessor under the contracts, including, but not limited to:


    (1) collecting and processing payments;

    (2) responding to inquiries of the lessees;

    (3) investigating delinquencies;

    (4) sending payment statements and reporting tax information to the lessees;

    (5) collecting and remitting certain sales and use and other taxes to state and local governments and agencies;

    (6) advancing certain licensing fees, payments of fines for citations and costs of disposition of leased vehicles related to Charged-off Contracts, Matured Contracts and Additional Loss Contracts and policing the contracts;



    (7) commencing legal proceedings to enforce the contracts on behalf of the Origination Trust;



    (8) administering the contracts, including accounting for collections; and


    (9) furnishing monthly and annual statements to the Origination Trustee with respect to distributions and generating federal income tax information.

    The Origination Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to perform its servicing and administrative duties under the Servicing Agreement. The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the Servicing Agreement.

    CUSTODY OF CONTRACT DOCUMENTS AND CERTIFICATES OF TITLE


    To assure uniform quality in servicing the contracts and AHFC's own portfolio of motor vehicle lease contracts and to reduce administrative costs, the Origination Trustee will appoint AHFC, as Servicer, to be its agent, bailee and custodian of the (1) contracts, (2) certificates of title relating to the leased vehicles and (3) insurance policies and other documents relating to the contracts, the related lessees and the leased vehicles. These documents will not be physically segregated from other motor vehicle lease contracts, certificates of title and insurance policies and other documents relating to such lease contracts and leased vehicles of AHFC, or those which AHFC services for others, including those leased vehicles constituting Origination Trust Assets that are not evidenced by the SUBI. The accounting records and computer systems of AHFC will reflect the interests of the holders of interest in the SUBI in the contracts and the leased vehicles and "protective" UCC financing statements reflecting certain interests in the contracts and rights in the contracts will be filed, as more fully described under "Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests". The Servicer will be responsible for filing:


    (1) all periodic sales and use tax or property (real or personal) tax reports;

    (2) periodic renewals of licenses and permits;

    (3) periodic renewals of any qualification to act as a business trust; and

    (4) other periodic governmental filings, registration or approvals arising with respect to or required of the Origination Trustee or the Origination Trust.

    COLLECTIONS


    The Servicer will service, administer and collect all amounts due on or in respect of the contracts. The Servicer will make commercially reasonable efforts to collect these amounts and, in a manner consistent with its obligations under the Servicing Agreement, will service the contracts generally in accordance with the customary and usual procedures used by servicers for motor vehicle lease contracts.



    Consistent with its usual procedures, the Servicer may, in its discretion, defer payment of a Monthly Payment due under any contract or extend the original Maturity Date of any contract; PROVIDED that the Servicer may not (i) grant more than six deferrals under any individual contract, (ii) extend the original Maturity Date of any contract by more than six months after its original Maturity Date or (iii) extend the Maturity Date of any contract such that its new Maturity Date is later than the first day of the month preceding the month of the Final Scheduled Payment Date for the Class C Notes. The Servicing Agreement will provide that in the event that the Servicer defers or extends a contract in contravention of the foregoing, the Servicer will deposit into the SUBI Collection Account an amount equal to the Reallocation Payment in respect of such contract on the Deposit Date relating to the Collection Period in which such deferral or extension was granted (or on the Deposit Date relating to the Collection Period in which the Servicer discovers or is notified that an improper deferral or extension was granted), at which time such contract and the related leased vehicle will no longer constitute SUBI Assets as they will be reallocated as UTI Assets or, in some cases, will be transferred to the Servicer. The Servicing Agreement will additionally require the Servicer to make an Advance on each contract which has been deferred to the extent that the deferral would reduce the amount of payments received on the contract relative to the originally scheduled Monthly Payments. The amount of any Extension Fee the Servicer receives in connection with the extension of a contract will not be deposited into the SUBI Collection Account.


    NOTIFICATION OF LIENS AND CLAIMS


    The Servicer will be required to notify HTC LP and HTD LP (in the event that AHFC is not acting as the Servicer), the Indenture Trustee, HTA LP, HTB LP, holders of the related notes and the Origination Trustee immediately of all liens or claims of whatever kind made by a third party that would materially adversely affect the interests of, among others, HTC LP, HTD LP, the Origination Trust or any SUBI Asset (with respect to, among other things, any contract or leased vehicle). Following the Servicer's discovery of any such lien or claim against any leased vehicle (other than any Administrative Lien), it will take whatever actions it deems reasonably necessary to remove the lien or claim. See "Certain Legal Aspects of the Origination Trust and the SUBI--Back-up Security Interest in Certain SUBI Assets".


    ADVANCES


    On each Deposit Date, the Servicer will be obligated to deposit into the SUBI Collection Account an advance in an amount equal to the aggregate Monthly Payments due but not received during the related Collection Period on contracts that are 31 days or more past due as of the end of the related Collection Period or contracts on which a deferral has been made (collectively, an "Advance"), as described under "Additional Document Provisions--The Servicing Agreement--Collections".



    Notwithstanding the foregoing, the Servicer will not be required to make an Advance to the extent that such Advance would constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be any Advance that, in the reasonable judgment of the Servicer, may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the contracts, rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a contract with respect to which an Advance has previously been made is subsequently received. In addition, the Servicer will be reimbursed for all Nonrecoverable Advances from collections on all the contracts and leased vehicles prior to any distributions on the notes.


    SECURITY DEPOSITS


    The Origination Trust's rights related to the contracts will include all rights under the contracts to the refundable security deposits paid by the lessees at the time the contracts are originated (the "Security Deposits"). As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees and will apply the proceeds of these Security Deposits in accordance with the terms of the contracts, its customary and usual servicing procedures and applicable law. However, in the event that any contract becomes a Charged-off Contract or the related leased vehicle is repossessed, the related Security Deposit will, to the extent provided by applicable law and such contract, constitute Liquidation Proceeds. On the Deposit Date related to the Collection Period in which the Security Deposit becomes Liquidation Proceeds, the Servicer will deposit such amounts in the SUBI Collection Account. The Origination Trust may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the SUBI Collection

Account. The Servicer will not be required to segregate Security Deposits from its own funds (except for Security Deposits paid in connection with contracts originating in the state of New York, which Security Deposits must be segregated). Any income earned from any investment on the Security Deposits by the Servicer shall be for the account of the Servicer as additional servicing compensation (except for income earned on Security Deposits paid in connection with contracts originating in the state of New York, which income, if any, must be reserved for the party which initially paid the Security Deposit).


    MONITORING LESSEES' INSURANCE ON LEASED VEHICLES


    In the Servicing Agreement, the Servicer will agree to take steps to ensure that each lessee shall have, and shall maintain in full force and effect during the term of the related contract, automotive liability insurance in amounts at least equal to the amount prescribed by applicable state law. AHFC uses a third party service provider (PDP Group, Inc. of Hunt Valley, Maryland) to verify that each lessee's insurance coverage complies with applicable legal requirements. See "American Honda Finance Corporation--Insurance." Coverage documentation is obtained shortly after each lease inception and then monitored throughout the life of the lease to confirm that the lessees renew insurance policies upon the scheduled expiration. If a lessee fails to obtain or maintain the required insurance, the related lease contract will be in default. AHFC's practice in such a circumstance is to repossess the related leased vehicle rather than to obtain insurance on behalf of and at the expense of the related lessee.


    In the event that automobile physical damage (comprehensive and collision) coverage was not obtained or maintained by a lessee, and insurance proceeds for the damage or loss of a leased vehicle are not collectible, the Servicing Agreement will require the Servicer to promptly pay into the SUBI Collection Account all amounts as would otherwise have been recoverable as Insurance Proceeds. This obligation will survive any termination of AHFC as Servicer under the Servicing Agreement.

    REALIZATION UPON CHARGED-OFF CONTRACTS


    The Servicer will use commercially reasonable efforts to repossess and liquidate the leased vehicle relating to a contract that comes into and continues in default and for which the Servicer is unable to arrange for satisfactory collection of delinquent payments (a "Defaulted Vehicle"). This liquidation may occur through repossession of the Defaulted Vehicle and disposition at a public or private sale, or the Servicer may take any other action permitted by applicable law. The Servicer may (1) enforce all rights under any such contract, (2) sell the Defaulted Vehicle in accordance with the contract and (3) commence and prosecute any proceedings in connection with the contract. In connection with any such repossession, the Servicer will follow its customary practices and procedures as it shall deem necessary and advisable, and in any event shall act in compliance with all applicable laws. The Servicer will be required to repair the leased vehicle only if it reasonably determines that such expenditure is likely to enhance Net Liquidation Proceeds. The Servicer will be responsible for all costs and expenses it incurs in connection with the sale or other disposition of leased vehicles related to Charged-off Contracts and other contracts as to which a lessee has defaulted and the related leased vehicles, but it will be entitled to reimbursement to the extent that these costs constitute Repossession Expenses or other Liquidation Expenses or Insurance Expenses. Proceeds from the sale or other disposition of repossessed Defaulted Vehicles will constitute Repossession Proceeds and will be deposited into the SUBI Collection Account. The Servicer will be entitled to reimbursement of all related Repossession Expenses from amounts on deposit in the SUBI Collection Account upon presentation to the Indenture Trustee of an officer's certificate of the Servicer (or may net such amounts prior to the deposit in the SUBI Collection Account) and Principal Collections in respect of a Collection Period will include all Net Repossession Proceeds collected during that Collection Period.



    "Insurance Expenses" are any Insurance Proceeds (excluding any amounts paid from any residual value insurance policy) (1) applied to the repair of the related leased vehicle, (2) released to the related lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (3) representing other related expenses incurred by the Servicer not otherwise included in Liquidation Expenses and recoverable by the Servicer under the Servicing Agreement.

    MATURED LEASED VEHICLE INVENTORY


    Upon the scheduled maturity of a contract, the related lessee has the option to acquire the related leased vehicle for an amount equal to its Residual Value plus any applicable taxes and all other incidental charges which may be due under that contract. If the lessee chooses not to exercise this option but instead returns the leased vehicle, the originating Dealer will have the option to purchase such vehicle for the same price. If the leased vehicle is returned to the Servicer, the leased vehicle will be placed in Matured Leased Vehicle Inventory, and the Servicer will use commercially reasonable efforts sell or otherwise dispose of the leased vehicle. See "American Honda Finance Corporation-- Methods of Vehicle Disposal".



    Principal Collections in respect of a Collection Period will include all Net Matured Leased Vehicle Proceeds collected during such Collection Period. The related Matured Leased Vehicle Proceeds will be deposited into the SUBI Collection Account; PROVIDED, HOWEVER, that the related Matured Leased Vehicle Expenses may be netted against Matured Lease Vehicle Proceeds prior to deposit in the SUBI Collection Account if an officer's certificate is provided by the Servicer. The Servicer will also be entitled to reimbursement of certain payments made and expenses and charges it incurred in the ordinary course of servicing the contracts (including payments the Servicer makes on behalf of the related lessees in connection with the payment of taxes, vehicle registration, clearance of parking tickets and similar items) from Collections with respect to the related contracts from separate payment thereof by the related lessees or from amounts realized upon the final disposition of the related leased vehicle. To the extent these amounts are not reimbursed prior to or at the final disposition of such leased vehicle but remain unpaid by the related lessee, these unreimbursed amounts, together with any unpaid Monthly Payments under the related contract, will be treated as Matured Leased Vehicle Expenses or Liquidation Expenses and will reduce Net Matured Leased Vehicle Proceeds or Net Liquidation Proceeds, as the case may be.


    RECORDS, SERVICER DETERMINATIONS AND REPORTS


    The Servicer will retain or cause to be retained all data (including, without limitation, computerized records, operating software and related documentation) relating directly to or maintained in connection with the servicing of the contracts. Upon the occurrence and continuance of a Servicer Termination Event and termination of the Servicer's obligations under the Servicer Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the contracts to a successor servicer.



    The Servicer will perform selected monitoring and reporting functions on behalf of HTC LP, HTD LP, the Indenture Trustee, the Owner Trustee, the Origination Trustee and the noteholders, including:


    (1) the preparation and delivery to the Indenture Trustee, the Origination Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth all information necessary to make all distributions required in respect of the related Collection Period; and

    (2) the preparation and delivery of monthly statements setting forth information described under "Description of the Notes--Statements to Noteholders", and an annual officer's certificate specifying the occurrence and status of any Servicer Termination Event.

    EVIDENCE AS TO COMPLIANCE

    The Servicing Agreement will provide that a firm of independent accountants will furnish to the Indenture Trustee within 120 days after March 31 of each year, beginning 120 days after March 31, 2000, a statement as to compliance by the Servicer during the preceding twelve months ended March 31 (or since the Closing Date in the case of the first statement) with specified standards relating to:


    (1) the servicing of the contracts;


    (2) the Servicer's accounting records and computer files with respect thereto; and

    (3) certain other matters.

    The Servicing Agreement will also provide for delivery to the Indenture Trustee, within 120 days of March 31 of each year, beginning 120 days after March 31, 2000, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended March 31 (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.


    Note Owners or noteholders may obtain copies of such statements and certificates by written request addressed to the Indenture Trustee at its Corporate Trust Office.


    COMPLIANCE WITH ERISA

    AHFC shall provide the Indenture Trustee and each Rating Agency, on a quarterly basis, with an officer's certificate stating that none of AHFC and its affiliates for purposes of ERISA:

    (1) maintains an ERISA plan which, as of its last valuation date, had any unfunded current liability;

    (2) anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability; and

    (3) contemplates benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability (the "ERISA Compliance Test").


    In the event that AHFC does not timely make the foregoing certifications, all Excess Interest Collections in respect of each Distribution Date, after giving effect to all allocations and applications or payments required to be made therefrom on such Distribution Date, will be deposited into the Reserve Fund until the ERISA Compliance Test is satisfied. On the Distribution Date following the date on which such failure is cured, monies on deposit in the Reserve Fund in excess of the Reserve Fund Requirement shall be distributed to HTC LP and HTD LP.


    SERVICING COMPENSATION

    The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The Servicer will be entitled to receive on each Distribution Date, a monthly fee (the "Servicing Fee") for the related Collection Period equal to one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of such Collection Period (or, in the case of the first Distribution Date, as of the Cutoff Date); the portion of the Servicing Fee allocable to the SUBI Interest will be 99.8%. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

    The Servicer will also be entitled to additional servicing compensation in the form of late fees and other administrative fees or similar charges paid with respect to the contracts and earnings from the investment of Security Deposits to the extent lawful and as provided in the contracts. See "Additional Document Provisions--The Servicing Agreement--Security Deposits". The Servicer will be entitled to retain any extension fees paid in connection with an extended contract ("Extension Fees") and also will be entitled to retain any other payments (whether or not part of the fixed monthly payment) payable to the lessor representing a late payment fee or an allocation to the related lessee of insurance premiums, sales, personal property or excise taxes or any other similar charge (collectively, the "Administrative Charge"). The Servicer will pay all expenses it incurs in connection with its servicing activities under the Servicing Agreement, including the payment of Uncapped Administrative Expenses allocable to the SUBI Interest, and will not be entitled to reimbursement of these expenses except to the extent any of these expenses constitute Insurance Expenses or Liquidation Expenses in respect of a contract or leased vehicle or Reimbursable Servicer Expenses, or to the extent that Uncapped Administrative Expenses are reimbursed out of Interest Collections.



    "Reimbursable Servicer Expenses" are amounts advanced by the Servicer to pay costs or expenses associated with a proceeding in connection with defending or asserting the interest of the Origination Trust, the Origination Trustee, on behalf of the trust, or a UTI Beneficiary in any Origination Trust Asset, including the contracts or the related leased vehicles, and the amounts paid by the Servicer to the Origination Trustee or any Co-Trustee or Trust Agent as compensation or reimbursement pursuant to the SUBI Trust Agreement.



    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the contracts as an agent for the Origination Trustee under the Servicing Agreement, including collecting and processing payments, responding to inquiries of lessees on the contracts, investigating delinquencies, sending payment statements and reporting tax information to lessees, paying costs of sale or other disposition of leased vehicles relating to defaulted contracts and leased vehicles included in Matured Leased Vehicle Inventory, policing the SUBI Assets, administering the contracts, making Advances, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions and generating federal and state income tax information.


    SERVICER PURCHASE OPTION


    In order to avoid excessive administrative expenses, the Servicer will have an option in certain circumstances to purchase all of the assets of the trust as described under "Description of the Notes-- Termination of the Trust; Redemption of the Notes".


    SERVICER RESIGNATION AND TERMINATION; SUCCESSOR SERVICERS


    The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder, by reason of a change in applicable law or regulations, would cause it to be in violation of such law or regulations in a manner that would result in a material adverse effect on the Servicer or its financial condition. No such resignation will become effective until the date on which the Servicer becomes unable to act as Servicer, unless a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement. The contracts are not so unique such that it would be extremely difficult to appoint a successor servicer to service the contracts. However, the resignation or removal of the Servicer and the appointment of a successor servicer could cause a temporary disruption in the servicing of the contracts and thus a temporary disruption in distributions under the notes.

    The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Termination Event. See "Additional Document Provisions--The Servicing Agreement--Rights Upon Servicer Termination Event".

    INDEMNIFICATION BY THE SERVICER

    Subject to certain exceptions, the Servicer will indemnify the Origination Trustee (and any co-trustees), any Trust Agent and their respective agents for any and all liabilities, losses, damages and expenses that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement, provided that any such loss, liability, claim, damage or expense arose out of the Servicer's negligence, willful misconduct or bad faith in the performance of its duties under the Servicing Agreement.

    SERVICER TERMINATION EVENTS

    "Servicer Termination Events" under the Servicing Agreement with respect to the SUBI Assets will consist of, among other things:


    (1) any failure by the Servicer to deliver to the Indenture Trustee for distribution to noteholders any required payment, which failure continues unremedied for five Business Days after discovery of the failure by an officer of the Servicer or receipt by the Servicer of written notice of the failure from the Indenture Trustee, the Origination Trustee or a noteholder who does not receive such required payment;



    (2) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which failure materially and adversely affects the rights of holders of interests in the SUBI or the noteholders and which continues unremedied for 90 days after written notice of the failure is given as described in clause (1) above;


    (3) failure by the Servicer to deliver to the Origination Trustee or the Indenture Trustee any report required to be delivered to the Origination Trustee or the Indenture Trustee pursuant to the Servicing Agreement within ten Business Days after the date such report is due;


    (4) any representation, warranty or statement of the Servicer made in the Servicing Agreement (except for certain representations regarding the characteristics of the contracts and regarding the Servicer's satisfaction of certain provisions related to certificates of title of the leased vehicles) or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect as of the time when the same shall be made which has a material adverse effect on a noteholder and this material adverse effect continues unremedied for 30 days after written notice of this failure is given as described in clause (1) above;


    (5) failure by the Servicer to maintain or pay when due the premium for any Contingent and Excess Liability Insurance Policies and such failure continues unremedied for 10 days after discovery by the Servicer or written notice of the failure is given described in clause (1) above; or

    (6) a conservator, receiver or bankruptcy trustee is appointed for the Servicer relating to the occurrence of the insolvency or bankruptcy of the Servicer (each, a "Servicer Insolvency Event").

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) for a period of ten Business Days, under clause (2) for a period of 180 days, under clause (3) for a period of 60 Business Days or under clause (4) for a period of 90 days, shall not constitute a Servicer

Termination Event if the failure or delay was caused by act of God or other similar occurrence beyond the Servicer's reasonable control. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide to the Indenture Trustee, the Owner Trustee and the noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.


    RIGHTS UPON SERVICER TERMINATION EVENT


    As long as a Servicer Termination Event remains unremedied, the Origination Trustee, upon the direction of the Indenture Trustee or noteholders representing in the aggregate more than 50% of the voting interests of the notes, voting together as a single class, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. In the event of such a termination affecting the SUBI Assets, the noteholders representing in the aggregate more than 50% of the voting interests of the notes, voting together as a single class, will be empowered to appoint a successor servicer pursuant to a servicing agreement containing substantially the same provisions as the Servicing Agreement on the SUBI Assets. If a successor servicer is not appointed prior to the Servicer's termination or resignation, the Trust Agent will succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement on the SUBI Assets (excluding certain specific obligations listed in the Servicing Agreement). If the Trust Agent requests that the Origination Trust appoint a different successor servicer, the Origination Trust will appoint or petition a court of competent jurisdiction to appoint any established entity the regular business of which includes the servicing of motor vehicle lease contracts as a successor servicer with respect to the SUBI Assets.



    Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement; PROVIDED, HOWEVER, that no successor servicer will have any responsibilities for the purchase of additional contracts or leased vehicles by the Origination Trust or for making Advances. Any compensation payable to a successor servicer may not exceed that permitted the predecessor servicer unless the holders of the UTI, the SUBI and any Other SUBIs, as the case may be, bear these excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, the trustee or official may have the power to prevent the Origination Trustee, the Indenture Trustee or such noteholders from effecting a transfer of servicing. Notwithstanding the termination of the Servicer's rights and powers in such event, the Servicer will remain obligated to perform certain specific obligations listed in the Servicing Agreement and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of selected amounts payable to it for services rendered prior to this termination.



    The Indenture Trustee, acting on the direction of noteholders representing in the aggregate more than 50% of the voting interests of the notes, voting together as a single class, may direct the Origination Trustee to waive any default by the Servicer in the performance of the Servicer's obligations under the Servicing Agreement and its consequences with respect to the SUBI Assets, other than a default in making any required deposits to or payments from an Account in accordance with the Servicing Agreement or in respect of a covenant or provision of the Servicing Agreement that cannot be modified or amended without the consent of each noteholder (in which event the related waiver will require the approval of holders of all of the notes). No such waiver will impair the rights of the noteholders with respect to subsequent defaults.


    NO PETITION

    The Servicer will agree not to institute, or join in, any bankruptcy or similar proceeding against either UTI Beneficiary, the Origination Trust, the Origination Trustee, HTC LP, HTD LP or any other

Transferor Affiliate until one year and one day after final payment of all financings involving interests in the Origination Trust.

    TERMINATION

    The Servicing Agreement shall terminate upon the earlier to occur of:

    (1) the dissolution of the Origination Trust;

    (2) the discharge of the Servicer in accordance with its terms; or

    (3) the mutual written determination of the parties thereto.

    INDENTURE TRUSTEE, OWNER TRUSTEE AND ORIGINATION TRUSTEE AS THIRD-PARTY
     BENEFICIARIES

    The Owner Trustee (as the holder of the SUBI Interest), the Indenture Trustee (as the pledgee of the SUBI Interest) and the Origination Trustee (on behalf of the Origination Trust) will be third-party beneficiaries of the Servicing Agreement.

    GOVERNING LAW

    The Servicing Agreement will be governed by the laws of the state of California.

AMENDMENT OF BASIC DOCUMENTS


    The indenture, the Agreement, the SUBI Trust Agreement, the Servicing Agreement and the other agreements and instruments relating to the transactions discussed herein (collectively, the "Basic Documents") may be amended by the respective parties thereto, without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision in the Basic Documents, to add, change or eliminate any other provisions which are inconsistent, or to add or amend any provision in connection with permitting transfers of the notes provided that:



    (1) any such action will not, in the good faith judgment of the parties, materially and adversely affect the interests of any noteholder, any certificateholder, the Indenture Trustee, the Owner Trustee or the Origination Trustee; or



    (2) the Owner Trustee and Indenture Trustee shall have been furnished with an opinion of counsel to the effect that the amendment will not adversely and materially affect the legal interest of any noteholder.


    The Basic Documents may also be amended from time to time by the parties thereto (including with respect to changing the formula for determining the Reserve Fund Requirement, changing the manner by which the Reserve Fund is funded, changing the remittance schedule for collection deposits in the Note Distribution Account, or changing the definition of "Eligible Investments") if:


    (1) the Indenture Trustee has been furnished with confirmation (written or oral) from each Rating Agency to the effect that such amendment would not cause its then-current rating on any class of notes to be qualified, reduced or withdrawn; or



    (2) the Indenture Trustee has received the consent of the holders of notes affected thereby evidencing more than 50% of the voting interests thereof, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of each class of noteholders; provided, however, that:

       (a) any amendment eliminating the Reserve Fund or reducing the Reserve Fund Requirement to less than certain specified levels shall also require an opinion of counsel to the effect that, after such amendment, for federal income tax purposes the notes will properly be characterized as indebtedness that is secured by the assets of the trust; and the amendment shall not, except as otherwise set forth elsewhere in this section, increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SUBI or the SUBI Certificates or distributions that shall be required to be made on any class of notes or the applicable Note Rate; and



       (b) no amendment of any type shall reduce the percentage of the aggregate voting interests of the notes of any class required to consent to any such amendment, in each case without the consent of all noteholders and Note Owners.


          CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST AND THE SUBI

THE ORIGINATION TRUST

    The Origination Trust was formed as a Delaware business trust in July 1997. The Origination Trust has made trust filings or obtained certificates of authority to transact business in states where, in the Servicer's judgment, such action may be required. Because the Origination Trust has been registered as a business trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See "Risk Factors-- The Bankruptcy or Other Insolvency of American Honda Finance Corporation, Honda Titling A L.P., Honda Titling B L.P., Honda Titling C L.P. or Honda Titling D L.P. Could Delay or Prevent Payments on the Notes". As such, the Origination Trust may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws ("Insolvency Laws"), and claims against the Origination Trust Assets could have priority over the beneficial interest in those assets represented by the SUBI. In addition, claims of a third party against the Origination Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Origination Trust, such as the Indenture Trustee, as more fully described under "Security for the Notes--The Contingent and Excess Liability Insurance Policies" and "Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability".

QUALIFICATION OF HVT, INC. AS FIDUCIARY

    State laws differ as to whether a corporate trustee that leases vehicles in that state, such as HVT, Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a state where such qualification is required differ by state, but could include penalties against HVT, Inc. and its directors and officers ranging from fines to the inability of HVT, Inc. to maintain an action in the courts of that state.


    AHFC believes that HVT, Inc. does not exercise sufficient discretion in the performance of its duties under the SUBI Trust Agreement or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable state law. However, no assurance can be given that AHFC's view will prevail. However, no state in which (1) this issue is uncertain, HVT, Inc. has not taken the actions necessary to qualify as a fiduciary and (2) the consequences of this failure would be material represents a significant percentage of the value of the SUBI Assets. Therefore, AHFC believes that the failure to be qualified as a fiduciary in any state where such qualification may ultimately be required will not materially and adversely affect the noteholders. However, no assurance can be given in this regard.

STRUCTURAL CONSIDERATIONS


    Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the trust will not directly own the SUBI Assets. Instead, the Origination Trust will own the Origination Trust Assets, including the SUBI Assets, and the Origination Trustee will take actions with respect thereto in the name of the Origination Trust on behalf of and as directed by the beneficiaries of the Origination Trust (i.e., the holders of the UTI Certificates, the SUBI Certificates or any Other SUBI Certificate). The primary asset of the trust will be the SUBI Certificates evidencing a 99.8% beneficial interest in the SUBI Assets, and the Owner Trustee will take action with respect thereto in the name of the trust and on behalf of the noteholders, HTC LP and HTD LP. Beneficial interests in the contracts and leased vehicles represented by the SUBI Certificates, rather than direct legal ownership are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The Servicer and/or the Origination Trustee will segregate the SUBI Assets from the other Origination Trust Assets on the books and records each maintains for these assets. Except under the limited circumstances described below, neither the Servicer nor any holders of other beneficial interests in the Origination Trust will have rights in the SUBI Assets, and payments made on any Origination Trust Assets other than the SUBI Assets will be unavailable to make payments on the notes or to cover expenses of the Origination Trust allocable to the SUBI Assets.


ALLOCATION OF ORIGINATION TRUST LIABILITIES


    Pursuant to the Origination Trust Agreement, the various liabilities of the Origination Trust will be allocated to and charged against to the extent incurred specifically with respect thereto, the SUBI Assets, the Other SUBI Assets or the UTI Assets, respectively, or pro rata among the Origination Trust Assets if incurred with respect to the Origination Trust Assets generally. The Origination Trustee and the beneficiaries of the Origination Trust and their respective assignees and pledgees will be bound by the foregoing allocation. Thus, the trust as a holder of the SUBI Interest will bear any liability to third parties arising from a contract or the related leased vehicle. If any such liability arises from a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to this liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. However, to the extent that there are no other assets from which to satisfy the liability, and the liability is owed to entities other than the Origination Trustee or other beneficiaries of the Origination Trust, the SUBI Assets may be used to satisfy the liabilities. Under these circumstances, investors in the notes could incur a loss on their investment.


BACK-UP SECURITY INTEREST IN CERTAIN SUBI ASSETS


    The transfer of the SUBI Certificates by HTC LP and HTD LP to the trust is intended to constitute a sale of the SUBI Certificates and of the beneficial interest in the SUBI Assets evidenced thereby, subject in each case to the rights of HTC LP and HTD LP as the holders of the SUBI Certificates. It is possible that a court could recharacterize (for accounting and general state law purposes) the transactions contemplated by the Origination Trust Agreement and SUBI Supplement as a financing secured by a pledge of the SUBI Certificates or the SUBI Assets rather than as a sale. In such an event, absent prior perfection of a security interest by the Owner Trustee or the Indenture Trustee in the SUBI Assets, the holder of a perfected lien in one or more SUBI Assets would have priority over the respective interests of the Indenture Trustee and Owner Trustee in such SUBI Assets.



    Certain actions have been taken to ensure that, if the transfer of the SUBI Certificates were recharacterized as a transfer to secure a loan, the Indenture Trustee would be deemed to have a perfected security interest in the SUBI Certificates (and the related SUBI Assets) and in the contracts and the rights thereunder susceptible of perfection by the filing of a financing statement under the

UCC as in effect in the States of Delaware, Illinois and California. The SUBI Certificates will constitute a "financial asset" under the UCC and the Indenture Trustee will be deemed to have a perfected security interest therein (and the SUBI Assets evidenced thereby) through its possession of the SUBI Certificates. The contracts will not be stamped to reflect the Indenture Trustee's indirect interest therein. On or prior to the Closing Date, however, "protective" UCC-1 financing statements will be filed in California, Illinois and Delaware to perfect the Indenture Trustee's security interest. The "Contract Rights" are all rights relating to the contracts including the documents evidencing the contracts, and the proceeds thereof, Monthly Payments received or due on or after the related Cutoff Date, Security Deposits (to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described herein and as provided for in the contracts), Prepayments, Liquidation Proceeds and Net Insurance Proceeds (excluding any amounts paid from any residual value insurance policy) (to the extent constituting proceeds of the related contract rather than proceeds of the related leased vehicle) received on or after the related Cutoff Date. However, no action will be taken to perfect the lien that the Indenture Trustee would be deemed to have in the leased vehicles in the event of such a recharacterization. Therefore, to the extent that a third party imposes a valid lien against a leased vehicle allocated to the SUBI, this lienholder's interest will be superior to the unperfected beneficial interest of the Indenture Trustee in the related leased vehicle. Although the Servicing Agreement will require the Servicer to contest all the liens and cause the removal of any liens that may be imposed, investors in the notes could incur a loss on their investment if any of these liens are imposed against the leased vehicles allocated to the SUBI. See "Additional Document Provisions-- The Servicing Agreement--Notification of Liens and Claims".



    Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the trust could be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of HTC LP or HTD LP prior to any perfection of the transfer of the assets transferred by HTC LP or HTD LP to the trust pursuant to the Agreement. See "Risk Factors--The Bankruptcy or Other Insolvency of American Honda Finance Corporation, Honda Titling A L.P., Honda Titling B L.P., Honda Titling C L.P. or Honda Titling D L.P. Could Delay or Prevent Payments on the Notes".


THE SUBI


    The SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in the SUBI Assets. The SUBI will not represent a direct interest in the SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the SUBI Assets. Under the allocation of Origination Trust liabilities described under "Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI", payments made on or in respect of such other Origination Trust Assets will be unavailable to make payments on the notes or to cover expenses of the Origination Trust allocable to the SUBI Assets. The holders of interests in the SUBI (including the trust) will bear any liability to third parties arising from a contract or the related leased vehicle. If any such liability arises from a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the Origination Trust Assets (including the SUBI Assets) will not be subject to this liability unless the Other SUBI Assets or UTI Assets are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy this liability, to the extent that it is owed to entities other than the Origination Trustee and the beneficiaries of the Origination Trust, the other Origination Trust Assets, including the SUBI Assets, will be available to satisfy such liabilities. Under these circumstances, investors in the notes could incur a loss on their investment.


    Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other SUBI or UTI is satisfied out of the SUBI Assets rather than Other SUBI Assets or UTI Assets, and the claim exceeds the value of the portfolio to which it should be allocated, the Origination Trustee will be unable to reallocate the remaining Origination Trust Assets so that each portfolio will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the notes could incur a loss on their investment.



    Because the Owner Trustee and the Indenture Trustee will not own directly or have a direct security interest in the SUBI Assets, including the leased vehicles allocated to the SUBI, and since their respective interests generally will be an indirect beneficial ownership interest and a security interest in the indirect beneficial ownership interest, perfected liens of third-party creditors of the Origination Trust in one or more of SUBI Assets will take priority over the interests of the Owner Trustee and the Indenture Trustee in those SUBI Assets. Therefore, a general creditor of the Origination Trust may obtain a lien on one or more such SUBI Assets regardless of whether the creditor's claim would be allocated to such SUBI Assets under the terms of the Origination Trust Agreement. Potentially material examples of such liens could include:



    (1) tax liens arising against HTC LP, HTD LP or the trust;


    (2) liens arising under various federal and state criminal statutes;

    (3) certain liens in favor of the Pension Benefit Guaranty Corporation (the "PBGC");

    (4) judgment liens arising from successful claims under federal and state consumer protection laws and Lemon Laws against leases and leased vehicles included in the Origination Trust Assets; and

    (5) judgment liens arising from successful claims against the Origination Trust arising from the operation of the leased vehicles constituting Origination Trust Assets.


    See "Risk Factors--If ERISA Liens Are Placed on the Assets of the Honda Lease Trust, You Could Suffer a Loss on Your Investment" and "--Possible Liability of the Trust due to a Lessee's Operation of a Leased Vehicle" and "Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability" and "--Consumer Protection Laws" for a further discussion of these risks.


    The Origination Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of one or more SUBI Assets rather than Other SUBI Assets or UTI Assets, as the case may be, the Origination Trustee will reallocate the remaining Origination Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Origination Trust Agreement as set forth under "Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI".

    The UTI Beneficiaries may pledge the UTI Assets as security for obligations to third-party lenders, and may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required to expressly disclaim any interest in the SUBI Assets, and to fully subordinate any claims to the SUBI Assets in the event that this disclaimer is not given effect.


    The Owner Trustee will generally be deemed to own the SUBI Certificates on behalf of the trust and, through such ownership, to have an indirect beneficial ownership interest in the contracts and the related leased vehicles. If a court of competent jurisdiction were to recharacterize the sale to the Owner Trustee of the SUBI Certificates and the SUBI Interest evidenced thereby, the Owner Trustee (or, during the term of the indenture, the Indenture Trustee) could instead be deemed to have a perfected security interest in the SUBI Certificates, but in no event would the trust or the Indenture Trustee be deemed to have a perfected security interest in the leased vehicles allocated to the SUBI.

INSOLVENCY RELATED MATTERS


    Although no assurance can be given, HTC LP and HTD LP believe that in the unlikely event of a bankruptcy of AHFC, the SUBI Assets would not be treated as part of AHFC's bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI, UTI Certificates other SUBIs and Other SUBI Certificates should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by AHFC under any Insolvency Laws will result in consolidation of the assets and liabilities of the Origination Trust, HTA LP, HTB LP, HTC LP, HTD LP or the trust with those of AHFC. For HTA LP, HTB LP, HTC LP and HTD LP, these steps include their creation as separate, special purpose limited partnerships of which HTA LLC, HTB LLC, HTC LLC and HTD LLC, respectively, are the sole general partners, pursuant to limited partnership agreements containing certain limitations (including restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of their respective independent members and, in turn all of the directors of their respective independent members, including each independent director). With respect to HTI and HFI, these steps include their creation as separate, special purpose subsidiaries of AHFC pursuant to certificates of incorporation containing certain limitations (including the requirement that each must have at all times at least two independent directors and restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of their respective directors, including each independent director).



    However, delays in payments on the notes and possible reductions in the amount of such payments could occur if:



    - a court were to conclude that the assets and liabilities of the Origination Trust, HTA LP, HTB LP, HTC LP, HTD LP or the trust should be consolidated with those of AHFC in the event of the application of applicable Insolvency Laws to AHFC, or



    - a filing were to be made under any Insolvency Law by or against the Origination Trust, HTA LP, HTB LP, HTC LP, HTD LP or the trust, or


    - an attempt were to be made to litigate any of the foregoing issues.


    If a court were to conclude that the transfer of the SUBI Certificates from HTA LP and HTB LP to HTC LP and HTD LP, or the transfer of the SUBI Certificates from HTC LP and HTD LP to the trust was not a true sale, or that HTA LP, HTB LP, HTC LP, HTD LP and the trust should be treated as the same entity as AHFC for bankruptcy purposes, any of the following could delay or prevent payments on the notes:


    - the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,


    - certain tax or government liens on AHFC's property (that arose prior to the transfer of a contract to the trust) having a prior claim on collections before the collections are used to make payments on the notes, or



    - the trust not having a perfected security interest in the leased vehicles securing the contracts or any cash collections held by AHFC at the time that AHFC becomes the subject of a bankruptcy proceeding.



    In an insolvency proceeding of AHFC, (1) Reallocation Payments made by AHFC on certain contracts as to which an uncured breach of certain representations and warranties or servicing covenants has occurred, (2) payments made by AHFC on certain insurance policies required to be obtained and maintained by lessees pursuant to the contracts, (3) unreimbursed Advances made by AHFC, as Servicer, pursuant to the Servicing Agreement, and (4) payments made by AHFC to HTC LP and HTD LP may be recoverable by AHFC as debtor-in-possession or by a creditor or a trustee in bankruptcy of AHFC as a preferential transfer from AHFC if those payments were made within one year prior to the filing of a bankruptcy case in respect of AHFC. In addition, the insolvency of AHFC could result in the replacement of AHFC as Servicer, which could in turn result in a temporary interruption of payments on the notes and Servicer Termination Event under the Servicing Agreement.



    On the Closing Date, O'Melveny & Myers LLP, special counsel to AHFC, HTA LP, HTB LP, HTC LP and HTD LP, will render an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that, subject to particular facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if AHFC were to become a debtor in a case under the United States Bankruptcy Code, it would not be a proper exercise by a federal bankruptcy court of its equitable jurisdiction to disregard the separate legal forms so as to substantively consolidate the assets and liabilities of the trust, HTA LP, HTB LP, HTC LP, HTD LP or the Origination Trust with those of AHFC. In addition, on the Closing Date, O'Melveny & Myers LLP will render an opinion to the effect that: (1) the transfer of the 99% interest and the 1% interest in the SUBI Assets from HTA LP and HTB LP, respectively, to HTC LP and HTD LP, respectively, constitutes a sale of such 99% interest and the 1% interest and the related SUBI Assets; and (2) the transfer of the SUBI Certificates by HTC LP and HTD LP to the trust constitutes a sale of the SUBI Certificates and the SUBI Assets evidenced thereby, subject in each case to the rights of HTC LP and HTD LP as the holders of the SUBI Certificates and the rights of the Indenture Trustee as pledgee of the SUBI Certificates, or if such transfer does not constitute a sale, then the Agreement creates a valid perfected security interest of the Owner Trustee in each of HTC LP's and HTD LP's right, title and interest in the SUBI Certificates.


LEGAL PROCEEDINGS

    None of HTA LP, HTB LP, HTC LP or HTD LP is a party to any legal proceeding. AHFC and the Origination Trust are parties to, and are vigorously defending, numerous legal proceedings, all of which AHFC and the Origination Trust, as applicable believe constitute ordinary routine litigation incidental to the business and activities conducted by AHFC and the Origination Trust. Some of the actions naming AHFC and/or the Origination Trust are or purport to be class action suits. In the opinion of management of AHFC, the amount of ultimate liability on pending claims and actions as of the date of this prospectus should not have a material adverse effect on its condition, financial or otherwise, or on the Origination Trust, the Origination Trust Assets or the SUBI. However, there can be no assurances in this regard.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS AND THE LEASED VEHICLES

BACK-UP SECURITY INTERESTS


    The contracts are "chattel paper" as defined in the UCC. Pursuant to the California UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Origination Trust, HTC LP and HTD LP may be perfected by filing UCC-1 financing statement with the appropriate state authorities in the jurisdiction in which the principal places of business of HTC LP and HTD LP are located (i.e., the California Secretary of State). On or prior to the Closing Date, "protective" UCC-1 financing statements will be filed in California, Delaware and Illinois to effect this perfection. The Indenture Trustee's back-up security interest in the contracts could be subordinate to the interest of certain other parties who take possession of the contracts before the filings described above have been completed. Specifically, the Indenture Trustee's security interest in a contract could be subordinate to the rights of a purchaser of such contract who takes possession of the contract without knowledge or actual notice of the Indenture Trustee's security interest. The contracts will not be stamped to reflect the foregoing back-up security arrangements.



    Various liens could be imposed upon all or part of the SUBI Assets (including the related leased vehicles) that, by operation of law, would take priority over the Indenture Trustee's interest therein. Such liens could include:



    (1) tax liens arising against HTC LP, HTD LP or the trust;



    (2) mechanics', repairmen's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular leased vehicle allocated to the SUBI;


    (3) liens arising under various state and federal criminal statutes; and

    (4) certain liens of the PBGC in respect of certain unfunded pension liabilities of HTC LP, HTD LP and their affiliates.


    Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of HTC LP or HTD LP prior to any perfection of the transfer of the assets transferred by HTC LP or HTD LP to the trust pursuant to the Agreement.


VICARIOUS TORT LIABILITY


    Although the Origination Trust will own the leased vehicles allocated to the SUBI and the trust will have a beneficial interest therein evidenced by the SUBI, the related lessees and their respective invitees will operate leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).



    For example, in California, where the largest concentration of contracts were originated, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner's liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property if the operator is within the jurisdiction of the court.


    In contrast to California and many other states, under New York law, the holder of title of a motor vehicle, including a titling trust as lessor, may be considered an "owner" and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. In New York, there does not appear to be a limit on an owner's liability. Recently, in TAUGHRIN V. RODRIGUEZ AND FORD MOTOR CREDIT COMPANY, 677 N.Y.S. 2d 861 (Oct. 2,
1998), the Supreme Court of New York ruled that a finance company acting as an agent for a titling trust may be considered an "owner" of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. The court's ruling in TAUGHRIN was in the context of the denial of a summary judgment motion brought by defendant Ford Motor Credit Company to dismiss the case. As a result of the rulings in New York, losses could arise if lawsuits are brought against either the Origination Trust or AHFC, as agent of the Origination Trust, in connection with the negligent use or operation of any leased vehicles which are part of the Origination Trust.


    The Origination Trust's insurance coverage is substantial and AHFC is a named insured under the Origination Trust's applicable insurance policies. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the Contingent and Excess Liability Insurance Policies) and damages in respect of vicarious liability were to be assessed against the Origination Trust, claims could be imposed against the Origination Trust Assets, including the leased vehicles allocated to the SUBI and in certain circumstances with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset. However, these claims would not take priority over any SUBI Assets to the extent that, in certain limited circumstances, the Indenture Trustee has a prior perfected security interest in the SUBI Assets (such as with respect to the contracts). If any of these claims were imposed against the Origination Trust Assets, investors in the notes could incur a loss on their investment. See "Certain Legal Aspects of the Origination Trust and the SUBI--Back-up Security Interest in Certain SUBI Assets".


REPOSSESSION OF LEASED VEHICLES

    In the event that a default by a lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, the Servicer must obtain an order from the appropriate state court, and must then repossess the vehicle in accordance with that order. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.


    After the Servicer has repossessed a leased vehicle, the Servicer may provide the lessee with a period of time within which to cure the default under the related contract. If by the end of such period the default has not been cured, the Servicer will attempt to sell the leased vehicle. The Net Repossession Proceeds therefrom may be less than the remaining amounts due under the contract at the time of default by the lessee.


DEFICIENCY JUDGMENTS

    The Servicer will generally apply the proceeds of sale of a leased vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

    (1) the amount and type of all payments due at the time of origination of the lease;

    (2) a description of the lessee's liability at the end of the lease term;

    (3) the amount of any periodic payments and manner of their calculation;

    (4) the circumstances under which the lessee may terminate the lease prior to the end of the lease term;

    (5) the capitalized cost of the vehicle; and

    (6) a warning regarding possible charges for early termination.


    A number of states have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease contract relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Origination Trust as a "co-lessor" of the lease contract and may also apply to the trust as holder of the SUBI Certificates. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Origination Trust and the Origination Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Origination Trust and the Origination Trustee may be subject to set-off as a result of any noncompliance.


    Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.


    Many states have adopted laws (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the Origination Trust to terminate the related contract and refund all or a portion of payments that previously have been paid with respect to that contract. Although the Origination Trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Origination Trust to terminate the related contract, the contract will be deemed to be a Liquidated Contract and amounts received thereafter on or in respect of such contract will constitute Liquidation Proceeds. As noted below, AHFC will represent and warrant to the Owner Trustee and the Indenture Trustee as of the Cutoff Date that none of the leased vehicles is out of compliance with any law, including a Lemon Law. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related contract terminated) in the future under a Lemon Law.



    The Servicer will make representations and warranties in the Servicing Agreement that each contract complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any contract, has certain material adverse effects and is not timely cured, AHFC will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of the contract into the SUBI Collection Account unless the breach is cured in all material respects. See "Description of the Notes--Reallocation Payments" and "The Contracts--Representations, Warranties and Covenants" for further information regarding the foregoing representations and warranties and the Servicer's obligations with respect thereto.


OTHER LIMITATIONS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under a motor vehicle lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

                  THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES

FEDERAL TAXATION

    GENERAL


    Certain portions of the discussion set forth in this section (those that specifically refer to Federal Tax Counsel) are statements of the opinion of O'Melveny & Myers LLP, special federal income tax counsel ("Federal Tax Counsel") to HTC LP and HTD LP, as to material federal income tax consequences to Note Owners who are original owners and who hold the notes as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not purport to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Note Owners in light of their particular circumstances, nor to certain types of Note Owners subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, tax-exempt organizations and broker-dealers). This discussion is based upon present provisions of the Code, the Treasury regulations promulgated thereunder and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, which change may be retroactive. The parties do not intend to seek a ruling from the IRS on any of the issues discussed below. Moreover, there can be no assurance that if such a ruling were sought, the IRS would rule favorably. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (1) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (2) directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. It is suggested that prospective investors consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership or disposition of the notes, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.


    CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS


    HTC LP, HTD LP, the Owner Trustee, each noteholder and each Note Owner (by acquiring a beneficial interest in a note) will express in the Agreement and in the indenture their intent that, for federal, state and local income and franchise tax purposes, the notes will be indebtedness, secured by the assets of the trust. HTC LP, HTD LP and the Owner Trustee, by entering into the Agreement and the indenture, and each noteholder and each Note Owner, by acquiring a beneficial interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.



    In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the notes are issued is consistent with the treatment of the notes as debt for federal income tax purposes. The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property depends upon numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Federal Tax Counsel is of the opinion that, for federal income tax purposes, the characterization of the notes will be governed by the substance of the transaction and, accordingly, (1) the trust will not be treated as an association taxable as a corporation and (2) the notes will properly be characterized as indebtedness that is secured by the trust assets. However, the opinion of Federal Tax Counsel is not binding on the IRS and no assurance can be given that such characterization will prevail. Contrary characterizations that could be asserted by the IRS described are under "--Possible Alternative Treatment of the Notes" below.


FEDERAL INCOME TAX CONSEQUENCES TO UNITED STATES NOTEHOLDERS


    The discussion set forth below applies to "U.S. Note Owners." A "U.S. Note Owner" is a Note Owner who is:


    (1) a citizen or resident of the United States;

    (2) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

    (3) an estate whose income is subject to United States federal income tax, regardless of its source; or

    (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.


    Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Note Owners.


    TAXATION OF INTEREST AND DISCOUNT INCOME


    Assuming that the notes are debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for federal income tax purposes when received by U.S. Note Owner utilizing the cash method of accounting and when accrued by U.S. Note Owner utilizing the accrual method of accounting. Interest received on the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.



    ORIGINAL ISSUE DISCOUNT. Under regulations issued with respect to the original issue discount ("OID") provisions of the Code, the notes will be deemed to have been issued with OID in an amount equal to the excess of the "stated redemption price at maturity" of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 Notes, Class B Notes, or Class C Notes, as the case may be (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified stated interest" payable prior to or at maturity), over their issue price (determined as described below).



    Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 Notes, Class B Notes or Class C Notes, as the case may be. Under the OID provisions of the Code, interest will only be treated as qualified stated interest if it is "unconditionally payable". Interest will be treated as "unconditionally payable" only if noteholders have reasonable remedies to compel payment of interest deficiencies (E.G., default and acceleration rights). Because U.S. Note Owners will be entitled to penalty payments of interest on interest deficiencies, and U.S. Note Owners will have no default and acceleration rights in the event of interest shortfalls, interest paid on the notes may not be treated by the IRS as qualified stated interest, and, in such event, would be treated as OID. A U.S. Note Owner must include OID in gross income (as ordinary interest income) over the term of the related note under a constant yield method. In general, the U.S. Note Owner must include OID in income in advance of the receipt of cash representing that income, regardless of that U.S. Note Owner's method of accounting. The amount of OID on a note will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.


    The issue price of a note is the first price at which a substantial amount of notes are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of notes is sold for cash on or prior to the Closing Date, the issue price of such class will be treated as the fair market value of such class on the Closing Date. The issue price of a note also includes the amount paid by a U.S. Note Owner for accrued interest that relates to a period prior to the issue date of the Note.



    Under the DE MINIMIS rule, OID on a note will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the note multiplied by the weighted average maturity of the note. U.S. Note Owners generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the note is held as a capital asset. However, accrual method U.S. Note Owners may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method.



    A U.S. Note Owner of a note issued with OID must include in gross income, for all days during its taxable year on which it holds such note, the sum of the "daily portions" of such original issue discount. The amount of OID a U.S. Note Owner may include in income will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period.



    If a U.S. Note Owner purchases a note issued with OID at an "acquisition premium" (I.E., at a price in excess of the adjusted issue price of the note, but less than or equal to the "stated redemption price at maturity"), the amount of OID includible in the income of such U.S. Note Owner for each taxable year will be reduced by that portion of the acquisition premium properly allocable to such year.



    Although the matter is not entirely clear, HTC LP and HTD LP currently intend to report all stated interest on the notes as qualified stated interest and not as OID.



    MARKET DISCOUNT. U.S. Note Owners should be aware that the Code's market discount rules may affect the resale of a note. These rules generally provide that, subject to a DE MINIMIS exception, if a holder acquires a note at a market discount (i.e., at a price below its "adjusted issue price"), gain on the sale or other disposition of a note, and partial principal payments on the notes, will be treated as ordinary interest income to the extent of accrued market discount. A U.S. Note Owner may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method. The market discount rules also provide that a U.S. Note Owner who acquires a note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the notes.



    PREMIUM. A U.S. Note Owner who purchases a note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the U.S. Note Owner may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the related note. If the U.S. Note Owner does not make such an election, the premium paid for the note generally will be included in the tax basis of the note in determining the gain or loss on its disposition. It is suggested that U.S. Note Owners consult their own tax advisors regarding the impact of the original issue discount, market discount, and premium amortization rules.


    SALES OF NOTES


    In general, a U.S. Note Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note measured by the difference between (1) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (2) the U.S. Note Owner's tax basis in the note (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments, other than qualified stated interest payments, received with respect to such note). Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the note was held as a capital asset. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20%. Moreover, capital losses generally may be used only to offset capital gains.


FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS


    The following information describes the United States federal income tax treatment of investors that are not U.S. Note Owners ("Foreign Investors") if the notes are treated as debt.



    The Code and Treasury regulations generally subject interest paid to a Foreign Investor that is not effectively connected with a trade or business carried on by the Foreign Investor in the United States to a withholding tax at a rate of 30% (unless such rate is changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The notes will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to interest payments on the notes.



    In order to avoid withholding tax on interest payments on the notes under the portfolio debt exemption, the withholding agent must receive from the U.S. Note Owner an executed IRS Form W-8 (or a statement substantially similar in form to IRS Form W-8) signed under penalty of perjury by the U.S. Note Owner stating that the U.S. Note Owner is a Foreign Investor and providing such U.S. Note Owner's name and address. The withholding agent must receive the statement in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.



    A U.S. Note Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such note, provided that (1) such gain is not effectively connected with a trade or business carried on by the U.S. Note Owner in the United States, (2) in the case of a U.S. Note Owner that is an individual, such U.S. Note Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and (3) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.


BACKUP WITHHOLDING


    A Note Owner may be subject to a backup withholding at the rate of 31% with respect to interest paid on the notes if the U.S. Note Owner, upon issuance:



    (1) fails to supply the Trustee or his broker with such U.S. Note Owner's taxpayer identification number;


    (2) fails to report interest, dividends or other "reportable payments" (as defined in the Code) properly; or


    (3) fails to provide the Trustee or his broker with a certified statement, signed under penalty of perjury, that such U.S. Note Owner is not subject to backup withholding.

    Information returns will be sent annually to the IRS and to each U.S. Note Owner setting forth the amount of interest paid on the notes and the amount of tax withheld thereon.


NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors regarding the New Regulations.

POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES


    Although, as described above, it is the opinion of Federal Tax Counsel that the notes will properly be characterized as debt for federal income tax purposes, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization shall prevail. If the IRS were to contend successfully that the notes did not represent debt for federal income tax purposes, certain adverse tax consequences to the trust and the U.S. Note Owners would result. For example, the trust would likely be considered a "publicly-traded partnership", and as a result treated for U.S. tax purposes as an association taxed as a corporation. In addition, income to certain tax-exempt entities (including pension funds) generally would be "unrelated business taxable income", and income to foreign U.S. Note Owners generally would be subject to United States withholding tax and reporting requirements. While AHFC strongly believes that any challenge by the IRS, if made, would be unsuccessful, there can be no assurance of this result. Prospective investors are advised to consult with their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the notes.


                              ERISA CONSIDERATIONS


    Subject to the following discussion, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans (each a "Benefit Plan") may acquire the notes. Section 406 of ERISA and/or
Section 4975 of the Code prohibit(s) a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Also, similar restrictions may apply under state law to employee benefit plans not subject to ERISA.



    Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions to treatment as plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, HTC LP and HTD LP believe that, at the time of their issuance, the notes should be treated as indebtedness of the trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the Trust incurred losses.



    However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could give rise to a prohibited transaction if the trust, the Indenture Trustee, the Owner Trustee, the Origination Trustee, HTC LP, HTD LP or AHFC is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from substantial portions of the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". By acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the notes with the assets of a Benefit Plan; or (2) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.



    Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of a Benefit Plan considering the purchase of notes consult with its counsel regarding whether the assets of the trust would be considered plan assets, and the applicability of the prohibited transaction provisions of ERISA and the Code (and in the case of an employee benefit plan not subject to ERISA, any similar state law) to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING


    Under the terms and subject to the conditions contained in an Underwriting Agreement dated July , 1999 (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), for whom Credit Suisse First Boston Corporation is acting as representative (the "Representative"), have severally but not jointly agreed to purchase from HTC LP and HTD LP the principal amount of the notes set forth opposite its name below:


                                                 CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5    CLASS B
UNDERWRITER                                        NOTES        NOTES        NOTES        NOTES        NOTES       NOTES
----------------------------------------------  -----------  -----------  -----------  -----------  -----------  ---------

Credit Suisse First Boston Corporation........   $            $            $            $            $           $
J.P. Morgan Securities Inc....................
Banc of America Securities LLC................
Chase Securities Inc..........................
ABN AMRO Incorporated.........................
Banc One Capital Markets, Inc.................
Barclays Capital..............................
Salomon Smith Barney Inc......................
SG Cowen Securities Corporation...............
                                                -----------  -----------  -----------  -----------  -----------  ---------
    Total.....................................   $            $            $            $            $           $
                                                -----------  -----------  -----------  -----------  -----------  ---------
                                                -----------  -----------  -----------  -----------  -----------  ---------

                                                 CLASS C
UNDERWRITER                                       NOTES
----------------------------------------------  ---------
Credit Suisse First Boston Corporation........  $
J.P. Morgan Securities Inc....................
Banc of America Securities LLC................
Chase Securities Inc..........................
ABN AMRO Incorporated.........................
Banc One Capital Markets, Inc.................
Barclays Capital..............................
Salomon Smith Barney Inc......................
SG Cowen Securities Corporation...............
                                                ---------
    Total.....................................  $
                                                ---------
                                                ---------



    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent that the Underwriters will be obligated to purchase all the notes if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.



    HTC LP and HTD LP have been advised by the Underwriters that the Underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:


CLASS                                                                        SELLING CONCESSION       REALLOWANCE DISCOUNT
-------------------------------------------------------------------------  -----------------------  -------------------------
Class A-1 Notes..........................................................                 %                         %
Class A-2 Notes..........................................................                 %                         %
Class A-3 Notes..........................................................                 %                         %
Class A-4 Notes..........................................................                 %                         %
Class A-5 Notes..........................................................                 %                         %
Class B Notes............................................................                 %                         %
Class C Notes............................................................                 %                         %

    After the initial public offering, the Underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.


    As part of the offering, it is expected that a selling group will be formed which is expected to include Williams Capital.



    There currently is no secondary market for any class of notes and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each class of notes. There is no assurance that any such market will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.



    AHFC, HTC LP and HTD LP have agreed to indemnify, jointly and severally, the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments which the Underwriters may be required to make in respect thereby.

    Until the distribution of the notes is complete, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.



    None of HTC LP, HTD LP or any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, none of HTC LP, HTD LP or any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



    It is expected that delivery of the notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus, which is the business day following the date hereof. Rule 15c6-1 of the Commission under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.


    Certain of the Underwriters and their affiliates engage in transactions with and perform services for AHFC and affiliates of AHFC in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with AHFC and affiliates of AHFC.


    Credit Suisse First Boston Corporation will receive a fee equal to 0.065% of the Initial Note Balance for certain advisory, analytical and structuring services related to the transacton, payable from the net proceeds from the offering of the notes.


    Upon receipt of a request by an investor who has received an electronic prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, HTC LP, HTD LP or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.


    Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.

                          NOTICE TO CANADIAN RESIDENTS



RESALE RESTRICTIONS



    The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that HTC LP and HTD LP, on behalf of the trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are effected. Accordingly, any resale of the notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.



REPRESENTATIONS OF PURCHASERS



    Each purchaser of notes in Canada who receives a purchase confirmation will be deemed to represent to HTC LP and HTD LP, the Servicer, the related trustee, the trust and the dealer from whom such purchase confirmation is received that
(i) such purchaser is entitled under applicable provincial securities laws to purchase such notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "--Resale Restrictions".



RIGHTS OF ACTION (ONTARIO PURCHASERS)



    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.



ENFORCEMENT OF LEGAL RIGHTS



    All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.



NOTICE TO BRITISH COLUMBIA RESIDENTS



    A purchaser of notes to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from HTC LP and HTD LP. Only one such report must be filed in respect of notes acquired on the same date and under the same prospectus exemption.



TAXATION AND ELIGIBILITY FOR INVESTMENT



    Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and with respect to the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

                              RATINGS OF THE NOTES


    It is a condition of issuance that at least two nationally recognized rating agencies (the "Rating Agencies") rate (1) the Class A-1 Notes in the highest short-term rating category, (2) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes in the highest long-term rating category, (3) the Class B Notes in the double A category, and (4) the Class C Notes in the single A category. The ratings of the notes will be based primarily upon (1) the value of the contracts, (2) the Reserve Fund, and (3) the terms of the notes and the certificates. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating on any class of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement for such class of notes.



    The ratings of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of each class of notes addresses the likelihood of the payment of principal of and interest on such notes pursuant to their terms. There can be no assurance as to whether any rating agency other than a Rating Agency will rate the notes, or, if one does, what rating will be assigned by such other rating agency. A rating on any class of notes by another rating agency, if assigned at all, may be lower than the ratings assigned to such notes by the Rating Agencies.



    There can be no assurance as to whether any rating agency other than the Rating Agencies will rate the notes, or, if one does, what rating will be assigned by any such other rating agency. A rating on any or all of the notes by other rating agencies, if assigned at all, may be lower than the rating assigned to such notes by the Rating Agencies.


                                 LEGAL MATTERS


    Certain legal matters relating to the notes, including federal income tax matters, will be passed upon for HTC LP and HTD LP by O'Melveny & Myers LLP, Los Angeles, California. Stroock & Stroock & Lavan LLP, New York, New York will act as counsel for the Underwriters.



                                    EXPERTS



    The financial statements of Honda Lease Trust as of March 31, 1999 and 1998 and the related statements of income, changes in undivided trust interests and cash flows for the year ended March 31, 1999 and five months ended March 31, 1998 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.



    The balance sheet of Honda Auto Lease Trust 1999-A as of July 8, 1999 has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             AVAILABLE INFORMATION


    HTC LP and HTD LP, as originators of the trust, HTA LP and HTB LP, as originators of the Origination Trust, the Origination Trust, as issuer of the SUBI, and the trust, as issuer of the notes and the Certificates, have filed with the Commission a Registration Statement, of which this prospectus is a part, under the Securities Act, with respect to the notes being offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of this information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Servicer, on behalf of the trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.


                           FORWARD LOOKING STATEMENTS

    Information under the heading "American Honda Finance Corporation-Year 2000" contains various "forward looking statements", which represent AHFC's expectations or beliefs concerning future events, including the following: (1) the assessment of networks, personal computers and computerized systems and validation phases on all computerized systems in connection with year 2000 issues by fiscal year end 1999; (2) expectations that the total costs associated with required year 2000 issues will not have a material impact on AHFC's condition, financial and otherwise, and (3) the completion of a contingency plan by AHFC relating to year 2000 issues.

    AHFC cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation: (1) the failure of AHFC's plan to resolve timely year 2000 issues due to non-performance by outside contractors, (2) the failure of third parties to remediate their year 2000 issues or other factors and (3) the failure of AHFC to develop an adequate contingency plan relating to year 2000 issues. Results actually achieved thus may differ materially from expected results included in these statements.

                                 INDEX OF TERMS

    Set forth below is a list of the capitalized terms used in this prospectus and the pages on which the definitions of such terms may be found.

TERM                                           PAGE
------------------------------------------  -----------
ABS.......................................           44
Accounts..................................           65
Additional Loss Amounts...................           57
Additional Loss Contract..................           81
Administrative Charge.....................           96
Administrative Lien.......................           23
Advance...................................           92
Aggregate Net Investment Value............           35
Agreement.................................           18
AHFC......................................           17
AHMC......................................           25
Allocation Percentage.....................           58
banking organization......................           74
Basic Documents...........................           99
Basic Servicing Agreement.................           18
Benefit Plan..............................          114
Business Day..............................       55, 74
Capped Contingent and Excess Liability
  Premiums................................           61
Capped Indenture Trustee Administrative
  Expenses................................           61
Capped Origination Trust Administrative
  Expenses................................           61
Capped Owner Trustee Administrative
  Expenses................................           61
Cede......................................           53
Cedelbank.................................           73
Cedelbank Participants....................           74
Certificate Balance.......................           55
Certificate Distribution Account..........           68
Certificate Interest Carryover
  Shortfall...............................           61
Certificate Principal Loss Amount.........           60
Certificate Rate..........................           55
certificateholders........................           54
certificates..............................           18
Charged-off Amount........................           57
Charged-off Contract......................           57
chattel paper.............................          105
class.....................................           18
Class A Note Balance......................           55
Class A Noteholders.......................           54
Class A Notes.............................           18
Class A Percentage........................           63
Class A-1 Interest Carryover Shortfall....           61

TERM                                           PAGE
------------------------------------------  -----------
Class A-1 Note Principal Loss Amount......           60
Class A-1 Note Rate.......................           54
Class A-1 Noteholders.....................           54
Class A-1 Notes...........................           17
Class A-2 Interest Carryover Shortfall....           61
Class A-2 Note Principal Loss Amount......           60
Class A-2 Note Rate.......................           54
Class A-2 Noteholders.....................           54
Class A-2 Notes...........................           17
Class A-3 Interest Carryover Shortfall....           61
Class A-3 Note Principal Loss Amount......           60
Class A-3 Note Rate.......................           54
Class A-3 Noteholders.....................           54
Class A-3 Notes...........................           17
Class A-4 Interest Carryover Shortfall....           61
Class A-4 Noteholders.....................           54
Class A-4 Note Principal Loss Amount......           60
Class A-4 Note Rate.......................           55
Class A-4 Notes...........................           17
Class A-5 Interest Carryover Shartfall....           61
Class A-5 Note Principal Loss Amount......           60
Class A-5 Note Rate.......................           55
Class A-5 Noteholders.....................           54
Class A-5 Notes...........................           17
Class B Interest Carryover Shortfall......           61
Class B Note Principal Carryover
  Shortfall...............................           61
Class B Note Principal Loss Amount........           60
Class B Note Rate.........................           55
Class B Noteholders.......................           54
Class B Notes.............................           17
Class B Percentage........................           63
Class C Interest Carryover Shortfall......           61
Class C Note Principal Carryover
  Shortfall...............................           62
Class C Note Principal Loss Amount........           60
Class C Note Rate.........................           55
Class C Noteholders.......................           54
Class C Notes.............................           18
Class C Percentage........................           63

TERM                                           PAGE
------------------------------------------  -----------
Class Note Balance........................           55
clearing agency...........................           74
clearing corporation......................           74
Closing Date..............................           18
Code......................................          110
Collection Period.........................       35, 36
Collections...............................           63
Commission................................           74
Contingent and Excess Liability Insurance
  Policies................................           82
Contract Rights...........................          102
contracts.................................           20
Cooperative...............................           76
Covered Loss Amounts......................           62
Current Contracts.........................           81
Cutoff Date...............................       20, 35
Dealer Agreements.........................           17
Dealers...................................           17
Defaulted Vehicle.........................           93
Definitive Notes..........................           54
Deposit Date..............................           66
Depositaries..............................           74
Determination Date........................           58
Discounted Contract.......................           35
Discounted Principal Balance..............           35
Distribution Date.........................           54
DTC.......................................           53
DTC Participants..........................           74
DTC Services..............................           77
DTC Systems...............................           77
Early Termination Charge..................           36
Eligible Investments......................        69,99
ERISA.....................................          114
ERISA Compliance Test.....................           95
Euroclear.................................           73
Euroclear Operator........................           76
Euroclear Participants....................           74
Excess Interest Collections...............           61
Exchange Act..............................           74
Extension Fees............................           96
Federal Tax Counsel.......................          110
Final Scheduled Payment Date..............           56
Foreign Investors.........................          113
HCFI......................................           25
HFI.......................................           24
HTA LLC...................................           22
HTA LP....................................           17
HTB LLC...................................           22
HTB LP....................................           17
HTC LLC...................................           24
TERM                                           PAGE
------------------------------------------  -----------
HTC LP....................................           17
HTD LLC...................................           25
HTD LP....................................           17
HTI.......................................           22
Indemnified Amounts.......................           89
Indenture Event of Default................           83
Indenture Trustee.........................           17
Indirect DTC Participants.................           74
Industry..................................           77
Initial Certificate Balance...............           18
Initial Class A Note Balance..............           17
Initial Class A-1 Note Balance............           17
Initial Class A-2 Note Balance............           17
Initial Class A-3 Note Balance............           17
Initial Class A-4 Note Balance............           17
Initial Class A-5 Note Balance............           17
Initial Class B Note Balance..............           17
Initial Class C Note Balance..............           18
Initial Note Balance......................           18
Initial Deposit...........................           80
Insolvency Laws...........................          100
Insurance Expenses........................       66, 93
Insurance Policy..........................           23
Insurance Proceeds........................           65
Interest Collections......................           63
Investment Company Act....................           70
Investor Percentage.......................           57
Lease Rate................................           35
Lemon Law.................................          108
Liquidated Contract.......................           81
Liquidation Expenses......................           66
Liquidation Proceeds......................           65
Loss Amounts..............................           62
Matured Contract..........................           81
Matured Leased Vehicle Expenses...........           66
Matured Leased Vehicle Inventory..........           35
Matured Leased Vehicle Proceeds...........           65
Maturity Date.............................           37
MBPO Program..............................           30
Monthly Payments..........................           35
Monthly Remittance Conditions.............           66
motor vehicles............................           23
Net Insurance Proceeds....................           63
Net Liquidation Proceeds..................           63
Net Matured Leased Vehicle Proceeds.......           63
Net Repossession Proceeds.................           63
New Regulations...........................          114
Nonrecoverable Advance....................           92
Note Balance..............................           55

TERM                                           PAGE
------------------------------------------  -----------
Note Distribution Account.................           67
Note Distribution Amount..................           71
Note Factor...............................           53
Note Owner................................           53
Note Principal Loss Amount................           62
Note Rates................................           55
Note Register.............................           78
noteholders...............................           18
notes.....................................           18
OID.......................................          111
Omnibus Proxy.............................           76
Origination Trust.........................           17
Origination Trust Agreement...............           21
Origination Trust Assets..................           23
Origination Trustee.......................           19
Other SUBI Assets.........................           21
Other SUBI Certificates...................           21
Other SUBI Supplement.....................           87
Other SUBIs...............................           17
Outstanding Principal Balance.............           35
Owner Trustee.............................           18
Participants..............................           73
Payahead Account..........................           68
Payahead Credit...........................           66
PBGC......................................          103
Prepayment................................           65
Prepayment Assumption.....................           44
Principal Allocation......................           62
Principal Collections.....................           62
PTCE......................................          115
Rated Securities..........................           71
Rating Agencies...........................          119
Rating Agency.............................           71
Realized Value............................           36
Reallocation Payment......................           41
Record Date...............................           54
Registration Statement....................           53
Regulation................................          114
Reimbursable Servicer Expenses............           96
Repossession Expenses.....................           66
Repossession Proceeds.....................           65
Representative............................          116
TERM                                           PAGE
------------------------------------------  -----------
Required Amount...........................           81
Required Deposit Ratings..................           68
Reserve Fund..............................           80
Residual Value............................           35
Residual Value Loss Amount................           57
Residual Value Test.......................           81
Retained SUBI Certificates................           20
Retained SUBI Interest....................           20
Schedule of Contracts and Leased
  Vehicles................................           39
Securities Act............................          116
Security Deposits.........................           92
Servicer..................................           18
Servicer Insolvency Event.................           97
Servicer Termination Events...............           97
Servicing Agreement.......................           18
Servicing Fee.............................           95
Servicing Supplement......................           18
Specified Reserve Fund Balance............           81
SUBI......................................           17
SUBI Assets...............................           20
SUBI Certificates.........................       17, 20
SUBI Collection Account...................           65
SUBI Interest.............................           17
SUBI Supplement...........................           19
SUBI Trust Agreement......................           19
Terms and Conditions......................           77
Transferor Affiliates.....................           86
Transferors...............................           17
trust.....................................           17
Trust Agent...............................       18, 89
U.S. Bank.................................           18
U.S. Note Owner...........................          111
Uncapped Administrative Expenses..........           62
Uncovered Loss Amounts....................           62
Underwriters..............................          116
Underwriting Agreement....................          116
UTI.......................................           17
UTI Assets................................           21
UTI Beneficiaries.........................           17
UTI Certificates..........................           21
voting interests..........................           85

              HONDA AUTO LEASE TRUST 1999-A AND HONDA LEASE TRUST
                     INDEX TO AUDITED FINANCIAL STATEMENTS

                                                                                                               PAGE

Independent Auditors' Report for Honda Auto Lease Trust 1999-A.............................................        F-2

Honda Auto Lease Trust 1999-A Balance Sheet................................................................        F-3

Honda Auto Lease Trust 1999-A Notes to Balance Sheet.......................................................        F-4

Independent Auditors' Report for Honda Lease Trust.........................................................        F-5

Honda Lease Trust Balance Sheets...........................................................................        F-6

Honda Lease Trust Statements of Income.....................................................................        F-7

Honda Lease Trust Statements of Changes in Undivided Trust Interests.......................................        F-8

Honda Lease Trust Statements of Cash Flows.................................................................        F-9

Honda Lease Trust Notes to Financial Statements............................................................       F-10

                          INDEPENDENT AUDITORS' REPORT

U.S. Bank National Association, as Owner
Trustee for Honda Auto Lease Trust 1999-A:

    We have audited the accompanying balance sheet of Honda Auto Lease Trust 1999-A as of July 8, 1999. This financial statement is the responsibility of the management of Honda Auto Lease Trust 1999-A. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Honda Auto Lease Trust 1999-A as of July 8, 1999 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Los Angeles, California
July 15, 1999

                         HONDA AUTO LEASE TRUST 1999-A

                                 BALANCE SHEET

                                  JULY 8, 1999

                                            ASSETS
Cash................................................................................  $   1,000
                                                                                      ---------
  Total assets......................................................................  $   1,000
                                                                                      ---------
                                                                                      ---------

                            LIABILITIES & UNDIVIDED TRUST INTERESTS
Undivided trust interests...........................................................  $   1,000
                                                                                      ---------
  Total liabilities and undivided trust interests...................................  $   1,000
                                                                                      ---------
                                                                                      ---------

                    See accompanying notes to balance sheet.

                         HONDA AUTO LEASE TRUST 1999-A

                             NOTES TO BALANCE SHEET

                                  JULY 8, 1999

(1) ORGANIZATION

    Honda Auto Lease Trust 1999-A (the Trust), a Delaware business trust, was formed on March 4, 1999. The purpose and responsibilities of the Trust are described in the Securitization and Trust Agreement, among Honda Titling C L.P. and Honda Titling D L.P., each of which is a Delaware limited partnership, as the beneficiaries (the UTI Beneficiaries), U.S. Bank National Association, as owner trustee (the Trustee), Wilmington Trust Company, as Delaware owner trustee, and The Bank of New York, as indenture trustee (the Indenture Trustee).

    The Trust is organized under sections 671 to 679 of the Internal Revenue Code. The purpose of the Trust is to conserve Trust assets and collect and disburse the periodic income from such assets. In order to achieve this purpose the Trust will a) acquire certain special undivided beneficial interest certificates representing the right to cash flows from specified leases, b) issue Trust Certificates, c) issue notes, d) distribute cash to the noteholders and certificateholders, and e) engage in other transactions necessary to accomplish the foregoing or are incidental thereto.

    On July 8, 1999, Honda Titling C L.P. and Honda Titling D L.P. contributed $990 and $10 cash, respectively, for the initial undivided trust interests (UTI) of 99% and 1%, respectively. The undivided trust interests is represented by two trust certificates.

(2) UNDIVIDED TRUST INTERESTS

    Undivided Trust Interests represent capital contributions of the UTI Beneficiaries to the Trust.

(3) INCOME TAXES

    Neither the Trust nor any sub-trust constitutes a separate entity for Federal income tax purposes or for state income or franchise purposes as they are mere nominee holders of legal titles of the Trust assets. Each UTI Beneficiary shall be treated for tax purposes as if it owned the related trust assets directly, rather than through the Trust.

                          INDEPENDENT AUDITORS' REPORT

HVT, Inc. as Trustee of
  Honda Lease Trust:

    We have audited the accompanying balance sheets of Honda Lease Trust as of March 31, 1999 and 1998 and the related statements of income, changes in undivided trust interests and cash flows for the year ended March 31, 1999 and five months ended March 31, 1998. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Honda Lease Trust as of March 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended March 31, 1999 and five months ended March 31, 1998 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Los Angeles, California
May 6, 1999

                               HONDA LEASE TRUST

                                 BALANCE SHEETS

                            MARCH 31, 1999 AND 1998

                                     ASSETS

                                                                                       1999             1998
                                                                                 ----------------  --------------
Cash...........................................................................  $     59,177,156  $   45,535,995
Restricted cash (note 2).......................................................         2,075,274              --
Direct financing leases, net (note 3)..........................................     2,964,982,960      93,189,996
Due from affiliate, net (note 5)...............................................        35,276,301              --
Prepaid residual value insurance...............................................        33,981,419       1,255,902
Deferred dealer participation..................................................        10,155,138         384,401
Other assets...................................................................         1,224,130          43,800
                                                                                 ----------------  --------------
  Total assets.................................................................  $  3,106,872,378  $  140,410,094
                                                                                 ----------------  --------------
                                                                                 ----------------  --------------

                                    LIABILITIES AND UNDIVIDED TRUST INTERESTS

Loan payable to affiliate (note 4).............................................  $  2,952,523,038  $   92,411,409
Due to affiliate, net (note 5).................................................                --         670,169
Deferred income (note 6).......................................................        61,542,321       1,977,244
Security deposits payable......................................................        33,840,816       1,228,905
Other liabilities..............................................................         1,100,447          30,834
                                                                                 ----------------  --------------
  Total liabilities............................................................     3,049,006,622      96,318,561
                                                                                 ----------------  --------------
Undivided trust interests (note 7).............................................        48,607,712      43,695,337
Retained earnings..............................................................         9,258,044         396,196
                                                                                 ----------------  --------------
  Total undivided trust interests..............................................        57,865,756      44,091,533
                                                                                 ----------------  --------------
  Total liabilities and undivided trust interests..............................  $  3,106,872,378  $  140,410,094
                                                                                 ----------------  --------------
                                                                                 ----------------  --------------

                See accompanying notes to financial statements.

                               HONDA LEASE TRUST

                              STATEMENTS OF INCOME

                           YEAR ENDED MARCH 31, 1999
                      AND FIVE MONTHS ENDED MARCH 31, 1998

                                                                                        1999            1998
                                                                                   --------------  --------------
Revenue:
  Leasing income (note 6)........................................................  $  115,133,795  $    1,007,279
  Other income...................................................................      15,625,895         132,150
                                                                                   --------------  --------------
    Total revenue................................................................     130,759,690       1,139,429
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Expenses:
  Interest expense (note 4)......................................................      74,543,693              --
  Servicing expense (note 5).....................................................      11,961,201           8,937
  Provision for credit losses (note 3)...........................................      16,789,734         482,255
  Provision for loss on lease residual values and gap insurance (note 3).........       9,248,368          98,563
  Residual insurance expense.....................................................       8,840,551          84,382
  General and administrative.....................................................         514,295          69,096
                                                                                   --------------  --------------
    Total expenses...............................................................     121,897,842         743,233
                                                                                   --------------  --------------
    Net income...................................................................  $    8,861,848  $      396,196
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                See accompanying notes to financial statements.

                               HONDA LEASE TRUST

               STATEMENTS OF CHANGES IN UNDIVIDED TRUST INTERESTS

                           YEAR ENDED MARCH 31, 1999
                      AND FIVE MONTHS ENDED MARCH 31, 1998

                                                                                                        TOTAL
                                                                         UNDIVIDED                    UNDIVIDED
                                                                           TRUST        RETAINED        TRUST
                                                                         INTERESTS      EARNINGS      INTERESTS
                                                                       -------------  ------------  -------------
Balance at November 1, 1997..........................................  $     100,000  $         --  $     100,000
Capital contributions................................................     43,595,337            --     43,595,337
Net income...........................................................             --       396,196        396,196
                                                                       -------------  ------------  -------------
Balance at March 31, 1998............................................     43,695,337       396,196     44,091,533
Capital contributions................................................      4,912,375            --      4,912,375
Net income...........................................................             --     8,861,848      8,861,848
                                                                       -------------  ------------  -------------
Balance at March 31, 1999............................................  $  48,607,712  $  9,258,044  $  57,865,756
                                                                       -------------  ------------  -------------
                                                                       -------------  ------------  -------------

                See accompanying notes to financial statements.

                               HONDA LEASE TRUST

                            STATEMENTS OF CASH FLOWS

                           YEAR ENDED MARCH 31, 1999
                      AND FIVE MONTHS ENDED MARCH 31, 1998

                                                                                      1999              1998
                                                                                -----------------  --------------
Cash flows from operating activities:
  Net income..................................................................  $       8,861,848  $      396,196
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of prepaid residual value insurance..........................          8,840,551          84,382
    Provision for credit losses...............................................         16,789,734         482,255
    Provision for loss on lease residual value and gap insurance..............          9,248,368          98,563
    Increase in due from affiliate............................................        (60,603,503)     (1,625,168)
    Increase in prepaid residual value insurance..............................        (41,566,068)     (1,340,284)
    Increase in deferred dealer participation.................................        (12,144,545)       (418,390)
    Increase in other assets..................................................         (1,180,330)        (43,800)
    Increase in due to affiliate..............................................         24,657,033       2,295,337
    Increase in deferred income...............................................         59,565,077       1,977,244
    Increase in security deposits payable.....................................         32,611,911       1,228,905
    Increase in other liabilities.............................................          1,069,613          30,834
                                                                                -----------------  --------------
      Net cash provided by operating activities...............................         46,149,689       3,166,074
                                                                                -----------------  --------------
Cash flows from investing activities:
  Direct financing receivables originated.....................................     (3,170,139,818)    (95,184,156)
  Principal collected on direct financing receivables, net....................        274,682,560       1,447,331
  Increase in restricted cash.................................................         (2,075,274)             --
                                                                                -----------------  --------------
      Net cash used in investing activities...................................     (2,897,532,532)    (93,736,825)
                                                                                -----------------  --------------
Cash flows from financing activities:
  Capital contribution........................................................          4,912,375      43,595,337
  Increase in loan payable to affiliate.......................................      2,860,111,629      92,411,409
                                                                                -----------------  --------------
      Net cash provided by financing activities...............................      2,865,024,004     136,006,746
                                                                                -----------------  --------------
      Net increase in cash....................................................         13,641,161      45,435,995
Cash at beginning of period...................................................         45,535,995         100,000
                                                                                -----------------  --------------
Cash at end of period.........................................................  $      59,177,156  $   45,535,995
                                                                                -----------------  --------------
                                                                                -----------------  --------------
Supplemental disclosures of cash flow information--cash payments for
  interest....................................................................  $      62,864,045  $           --
                                                                                -----------------  --------------
                                                                                -----------------  --------------

                See accompanying notes to financial statements.

                               HONDA LEASE TRUST

                         NOTES TO FINANCIAL STATEMENTS

                            MARCH 31, 1999 AND 1998

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Honda Lease Trust (the Trust), a Delaware business trust, was formed on July 17, 1997. The purpose and responsibilities of the Trust are described in the Second Amended and Restated Trust and Servicing Agreement (Servicing Agreement), dated April 1, 1998, among Honda Titling A L.P. and Honda Titling B L.P., each of which is a Delaware limited partnership, as the beneficiaries (the UTI Beneficiaries), American Honda Finance Corporation (AHFC), a California corporation, as servicer (Servicer), HVT, Inc., a Delaware corporation, as trustee (the Trustee), Delaware Trust Capital Management, Inc., a Delaware corporation, as Delaware Trustee (the Delaware Trustee), and U.S. Bank National Association, as Trust Agent (the Agent).

    The primary business purpose of the Trust is to take assignments of, and serve as record holder of title to, substantially all lease contracts and the related leased vehicles originated through dealers in the AHFC network of dealers. Pursuant to the Servicing Agreement, AHFC will service the lease contracts included in the assets of the Trust. The Trust was created to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle lease contracts. The trust assets consist generally of the following: (1) cash capital; (2) leases of leased vehicles assigned to the Trust or the Trustee on behalf of the Trust; (3) the leased vehicles; (4) all of the rights (but not the obligations) of AHFC or the initial lessor with respect to the leases and leased vehicles; (5) any security deposit with respect to a lease to the extent not otherwise payable to the lessee pursuant to such lease; (6) all insurance proceeds and liquidation proceeds; and (7) all proceeds of any of the foregoing.

    The Trust commenced its operations on November 1, 1997. Currently, the Trust is operating in all of the 50 states in which it is licensed to conduct business.

(A) RISKS AND UNCERTAINTIES

    BUSINESS RISKS

    The automobile leasing business is highly competitive. The Trust's competitors or potential competitors include national finance companies and other types of financial services companies, such as commercial banks providing direct financing leases for new Honda and Acura vehicles. The Trust's future profitability will be largely related to the cost of providing quality service to its customers and to the availability and cost of its capital in relation to the availability and cost of capital to its competitors.

    LIQUIDITY RISKS

    The liquidity position of the Trust is significantly dependent upon AHFC. AHFC advances on behalf of the Trust funds to dealers for the purchase of vehicle lease contracts, as well as monthly servicing expenses incurred by the Trust. In the event AHFC would cease to provide funding for the Trust, the financial position and operating results of the Trust could be materially affected.

(B) DIRECT FINANCING LEASES

    Direct financing leases are due in installments from consumers over a period of two to five years and are collateralized by liens on the related vehicles.

                               HONDA LEASE TRUST

                            MARCH 31, 1999 AND 1998

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Unearned interest income on direct financing leases is accreted to leasing income over the term of the leases using the interest method.

    Lease accounts are considered delinquent if more than 10% of a scheduled payment is contractually past due on a cumulative basis.

    Lease origination fees and certain direct origination costs are deferred, and the net fee or cost is recognized as leasing income using the interest method over the contractual life of the leases.

(C) ALLOWANCE FOR CREDIT LOSSES

    The allowance for credit losses is maintained at an amount management deems adequate to cover estimated losses on direct financing leases. The allowance is based on management's evaluation of many factors including current economic trends, industry experience, and inherent risks in the portfolio and the borrower's ability to pay.

(D) ALLOWANCE FOR LOSSES ON LEASE RESIDUAL VALUES

    The Trust purchases insurance to cover a substantial amount of the estimated residual value of vehicles leased to consumers. The allowance for losses on lease residual values is maintained at an amount management deems adequate to cover estimated losses on the uninsured portion of the Trust's lease residual values. The allowance is also based on management's evaluation of many factors including current economic conditions, industry experience and the Trust's historical experience with residual value losses. Any loss in excess of the uninsured portion of the Trust's lease residual values will be reimbursed by the insurance company.

(E) ALLOWANCE FOR GAP INSURANCE LOSSES

    The allowance for gap insurance losses is maintained at an amount management deems adequate to cover estimated shortfalls between the proceeds from the lessee's insurance company and the book value of the vehicle which was destroyed in an accident or stolen.

(F) USE OF ESTIMATES

    The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. Material estimates that are particularly susceptible to a significant change in the near term relate to the determination of the allowances for credit losses and losses on lease residual value.

(2) RESTRICTED CASH

    Restricted cash consists of security deposits on leases originated in the state of New York held in a trust account by a bank located in the state of New York. The funds are released upon lease termination.

                               HONDA LEASE TRUST

                            MARCH 31, 1999 AND 1998

(3) DIRECT FINANCING LEASES

    Direct financing leases consisted of the following at March 31:

                                                                   1999             1998
                                                             ----------------  --------------
Direct financing leases....................................  $  3,476,857,008  $  112,592,911
  Less:
    Unearned interest income and fees......................      (487,439,331)    (18,822,097)
    Allowance for credit losses............................       (15,255,918)       (482,255)
    Allowances for losses on lease residual values and gap
      insurance losses.....................................        (9,178,799)        (98,563)
                                                             ----------------  --------------
      Direct financing leases, net.........................  $  2,964,982,960  $   93,189,996
                                                             ----------------  --------------
                                                             ----------------  --------------

    Contractual maturities of direct financing leases at March 31, 1999 were:

Due in the fiscal years ending March 31:
2000.........................................................  $ 557,266,663
2001.........................................................    732,155,568
2002.........................................................  1,794,185,312
2003.........................................................    392,449,794
2004.........................................................        799,671
                                                               -------------
                                                               $3,476,857,008
                                                               -------------
                                                               -------------

    At March 31, 1999 and 1998, the aggregate balances of lease receivables which are 60 or more days past due totaled $1,497,770 and $21,712, respectively. The following is a summary of the activity in the allowance for credit losses for the year ended March 31, 1999 and the five months ended March 31, 1998:

                                                                         1999          1998
                                                                     -------------  ----------
Balance, beginning of year.........................................  $     482,255  $       --
Provision for credit losses........................................     16,789,734     482,255
Charge-offs, net...................................................     (2,016,071)         --
                                                                     -------------  ----------
Balance, end of year...............................................  $  15,255,918  $  482,255
                                                                     -------------  ----------
                                                                     -------------  ----------

    The uninsured portion of the Trust's lease residual values was $94,357,818 and $3,614,255 at March 31, 1999 and 1998, respectively. The following is a summary of the activity in the allowances for

                               HONDA LEASE TRUST

                            MARCH 31, 1999 AND 1998

(3) DIRECT FINANCING LEASES (CONTINUED)
loss on lease residual values and gap insurance losses for the year ended March 31, 1999 and five months ended March 31, 1998:

                                                                           1999        1998
                                                                       ------------  ---------
Balance, beginning of year...........................................  $     98,563  $      --
Provisions for loss on lease residual values and gap insurance
  losses.............................................................     9,248,368     98,563
Charge-offs, net.....................................................      (168,132)        --
                                                                       ------------  ---------
Balance, end of year.................................................  $  9,178,799  $  98,563
                                                                       ------------  ---------
                                                                       ------------  ---------

(4) LOAN PAYABLE TO AFFILIATE

    Loan payable to affiliate includes amounts due AHFC for payments to dealers on behalf of the Trust for purchases of vehicles to be leased to consumers. This loan bears interest at commercial paper rates ranging from 5.02% to 5.72% per annum. The amount of the Trust's monthly loan payments depends on the amount of excess collections over expenses for the month. The loan has an undefined term. For the year ended March 31, 1999, amounts paid to AHFC for interest on loans payable to affiliates amounted to $74,543,693. Loans payable to affiliate did not bear interest during 1998.

(5) DUE TO/FROM AFFILIATE

    AHFC, as the Servicer, collects lease payments on behalf of the Trust and advances funds to cover all Trust operations. Advances and collections are settled monthly between AHFC and the Trust.

    Due to/from affiliate at March 31, 1999 and 1998 included the following:

                                                                       1999           1998
                                                                   -------------  ------------
Due from affiliate:
  Lease payments from consumers..................................  $  56,302,229  $    106,616
  Subsidies receivable from affiliate............................      5,893,869     1,517,827
  Other..........................................................         32,573           725
                                                                   -------------  ------------
                                                                   $  62,228,671  $  1,625,168
                                                                   -------------  ------------
                                                                   -------------  ------------
Due to affiliate:
  Interest payable on loan payable to affiliate..................  $  11,679,648  $         --
  Residual value insurance premiums..............................      4,766,037     1,340,283
  Taxes paid on behalf of consumers..............................      4,631,893       485,366
  Servicing fees.................................................      2,272,627        55,677
  Security deposits held in trust................................      2,075,274            --
  Dealer participations..........................................      1,419,671       411,851
  Other..........................................................        107,220         2,160
                                                                   -------------  ------------
                                                                   $  26,952,370  $  2,295,337
                                                                   -------------  ------------
                                                                   -------------  ------------

                               HONDA LEASE TRUST

                            MARCH 31, 1999 AND 1998

(5) DUE TO/FROM AFFILIATE (CONTINUED)
    For the year ended March 31, 1999 and the five months ended March 31, 1998, servicing fees paid to AHFC amounted to $11,961,201 and $8,937, respectively.

(6) DEFERRED INCOME

    The Trust receives financing support from the ultimate Parent Company, American Honda Motor ("AHM"), for various lease incentive programs provided to consumers. The support is in the form of a subsidy payment made to the Trust. This subsidy is recognized into income over the terms of the related financing leases using the interest method. For the year ended March 31, 1999 and the five months ended March 31, 1998, amount of lease subvention income received from AHM amounted to $21,455,662 and $149,792, respectively. These amounts are included in leasing income in the Statements of Income.

(7) UNDIVIDED TRUST INTERESTS

    Undivided Trust Interests represent capital contributions of the UTI Beneficiaries to the Trust.

(8) INCOME TAXES

    Neither the Trust nor any subtrust constitutes a separate entity for Federal income tax purposes or for state income or franchise purposes as they are mere nominee holders of legal titles of the trust assets. Each UTI Beneficiary shall be treated for tax purposes as if it owned the related trust assets directly, rather than through the Trust.

(9) FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Trust's entire holdings of a particular financial instrument. Because no active market exists for a portion of the Trust's financial instruments, fair value estimates of such financial instruments are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value information presented herein is based on information available at March 31, 1999 and 1998. Although the Trust is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been updated since that date, and therefore, the current estimates of fair value at dates subsequent to March 31, 1999 and 1998 may differ significantly from the amounts presented herein.

    The following presents a description of the methodologies and assumptions used to estimate the fair value of the Trust's financial instruments.

(A) CASH

    The carrying values reported on the balance sheet approximate fair values due to the short-term nature of the assets.

                               HONDA LEASE TRUST

                            MARCH 31, 1999 AND 1998

(9) FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
(B) LOAN PAYABLE TO AFFILIATE

    The carrying amount of the variable rate loan is a reasonable estimate of its fair value because the interest rate is tied to commercial paper rates that adjust on a monthly basis.

(C) DUE TO AFFILIATE

    Given the short maturities of the amounts due to affiliate, the Trust believes the carrying value of such debt approximates its fair value.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


    Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.


    Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.


    Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.


    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

    INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

    SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDELBANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDELBANK OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

    Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

        EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (1) a citizen or resident of the United States,
(2) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate whose income is subject to United States federal income tax, regardless of its source or (4) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

    This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II
                 SCHEDULE OF DECLINING AGGREGATE NET INVESTMENT
                             VALUE OF THE CONTRACTS



COLLECTION PERIOD                                                                           BEGINNING ANIV BALANCE
------------------------------------------------------------------------------------------  ----------------------
07/01/99..................................................................................      3,300,158,606.28
08/01/99..................................................................................      3,270,913,969.57
09/01/99..................................................................................      3,241,448,793.68
10/01/99..................................................................................      3,211,761,413.92
11/01/99..................................................................................      3,181,850,153.04
12/01/99..................................................................................      3,151,663,319.15
01/01/00..................................................................................      3,121,109,078.37
02/01/00..................................................................................      3,090,356,558.56
03/01/00..................................................................................      3,058,771,735.77
04/01/00..................................................................................      3,026,646,776.36
05/01/00..................................................................................      2,993,480,017.17
06/01/00..................................................................................      2,956,576,082.17
07/01/00..................................................................................      2,917,569,390.56
08/01/00..................................................................................      2,880,143,914.45
09/01/00..................................................................................      2,842,745,978.69
10/01/00..................................................................................      2,805,241,018.01
11/01/00..................................................................................      2,766,405,222.82
12/01/00..................................................................................      2,726,299,278.55
01/01/01..................................................................................      2,684,734,980.20
02/01/01..................................................................................      2,639,478,194.46
03/01/01..................................................................................      2,585,855,899.54
04/01/01..................................................................................      2,522,741,866.86
05/01/01..................................................................................      2,429,629,878.62
06/01/01..................................................................................      2,291,727,030.05
07/01/01..................................................................................      2,144,754,231.88
08/01/01..................................................................................      2,048,784,465.76
09/01/01..................................................................................      1,944,103,828.00
10/01/01..................................................................................      1,828,968,967.18
11/01/01..................................................................................      1,681,854,724.56
12/01/01..................................................................................      1,512,884,620.89
01/01/02..................................................................................      1,370,220,699.60
02/01/02..................................................................................      1,201,162,038.62
03/01/02..................................................................................        978,204,085.37
04/01/02..................................................................................        824,323,495.95
05/01/02..................................................................................        655,414,628.20
06/01/02..................................................................................        495,666,328.52
07/01/02..................................................................................        376,208,204.47
08/01/02..................................................................................        318,684,195.96
09/01/02..................................................................................        260,384,888.74
10/01/02..................................................................................        208,518,749.98
11/01/02..................................................................................        177,234,345.19
12/01/02..................................................................................        145,405,764.03
01/01/03..................................................................................        121,612,406.32
02/01/03..................................................................................         94,782,896.97
03/01/03..................................................................................         66,303,337.09

COLLECTION PERIOD                                                                           BEGINNING ANIV BALANCE
------------------------------------------------------------------------------------------  ----------------------
04/01/03..................................................................................         48,070,174.44
05/01/03..................................................................................         26,828,598.62
06/01/03..................................................................................         10,512,868.40
07/01/03..................................................................................            809,341.46
08/01/03..................................................................................            736,208.91
09/01/03..................................................................................            648,002.83
10/01/03..................................................................................            568,585.00
11/01/03..................................................................................            493,142.41
12/01/03..................................................................................            425,746.14
01/01/04..................................................................................            371,725.23
02/01/04..................................................................................            314,380.56
03/01/04..................................................................................            224,974.61
04/01/04..................................................................................            191,180.88
05/01/04..................................................................................            117,523.98
06/01/04..................................................................................             42,546.90
07/01/04..................................................................................                  0.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                   PROSPECTUS


                                                                            Page
                                                                            ----
Summary of Terms..........................................................    3

Risk Factors..............................................................    9

Overview of Transaction...................................................   17

The Trust and the SUBI....................................................   18

The Origination Trust.....................................................   21

Use of Proceeds...........................................................   24

Honda Titling C L.P.......................................................   24

Honda Titling D L.P.......................................................   25

American Honda Finance Corporation........................................   25

The Contracts.............................................................   35

Maturity, Prepayment and Yield
  Considerations..........................................................   42

Note Factors and Trading Information Reports to Noteholders...............   53

Description of the Notes..................................................   53

Security for the Notes....................................................   80

Additional Document Provisions............................................   83

Certain Legal Aspects of the Origination Trust and the SUBI...............  100

Certain Legal Aspects of the Contracts and Leased Vehicles................  105

The Material Federal Income Tax Consequences..............................  110

ERISA Considerations......................................................  114

Underwriting..............................................................  116

Notice to Canadian Residents..............................................  118

Ratings of the Notes......................................................  119

Legal Matters.............................................................  119

Experts...................................................................  119

Available Information.....................................................  119

Forward Looking Statements................................................  120

Index of Terms............................................................  121

Index to Audited Financial Statements.....................................  F-1

Global Clearance, Settlement and Tax Documentation Procedures.............  I-1

Schedule of Declining Aggregate Net Investment Value of the Contracts.....  II-1



                                 $3,079,000,000



                                   Auto Lease
                               Asset Backed Notes



                         Honda Auto Lease Trust 1999-A
                                    (Issuer)


                            Honda Titling C L.P. and
                              Honda Titling D L.P.
                                 (Transferors)

                             American Honda Finance
                                  Corporation
                                   (Servicer)


                        $380,000,000    % Class A-1 Notes
                        $360,000,000    % Class A-2 Notes
                        $400,000,000    % Class A-3 Notes
                      $1,000,000,000    % Class A-4 Notes
                        $807,000,000    % Class A-5 Notes
                         $66,000,000    % Class B Notes
                         $66,000,000    % Class C Notes


                              -------------------

                                   PROSPECTUS

                              -------------------


                       Global Coordinator and Bookrunner
                           Credit Suisse First Boston
                               Joint Lead Manager
                               J.P. Morgan & Co.
                               Senior Co-Managers
                         Banc of America Securities LLC
                             Chase Securities Inc.
                                  Co-Managers



                             ABN AMRO Incorporated
                         Banc One Capital Markets, Inc.
                                Barclays Capital
                              Salomon Smith Barney
                                    SG Cowen


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:


SEC registration fee............................................................  $   855,962.
Legal fees and expenses.........................................................      500,000.
Accounting fees and expenses....................................................      400,000.
Blue sky fees and expenses......................................................       15,000.
Rating agency fees..............................................................      350,000.
Trustee's fees and expenses.....................................................       60,000.
Printing........................................................................      300,000.
Miscellaneous...................................................................       30,000.
                                                                                  ------------
  Total.........................................................................  $ 2,510,962.
                                                                                  ------------
                                                                                  ------------



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

    Pursuant to the Agreement of Limited Partnership of Honda Titling C L.P. ("HTC LP"), HTC LP will, to the fullest extent permitted by law, indemnify its general partner, Honda Titling C LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "HTC LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of the activities of any of the HTC LP Indemnified Parties on behalf of HTC LP or in furtherance of the interest of HTC LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by the HTC LP Indemnified Parties.

    Pursuant to the Agreement of Limited Partnership of Honda Titling D L.P. ("HTD LP"), HTD LP will, to the fullest extent permitted by law, indemnify its general partner, Honda Titling D LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "HTD LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of the activities of any of the HTD LP Indemnified Parties on behalf of HTD LP or in furtherance of the interest of HTD LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by the HTD LP Indemnified Parties.

    Pursuant to the Agreement of Limited Partnership of Honda Titling A L.P. ("HTA LP"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Honda Titling A LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "HTA LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of the activities of any of the HTA LP Indemnified Parties on behalf of HTA LP or in furtherance of the interest of HTA LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by the HTA LP Indemnified Parties.

    Pursuant to the Agreement of Limited Partnership of Honda Titling B L.P. ("HTB LP"), the Transferor will, to the fullest extent permitted by law, indemnify its general partner, Honda Titling B LLC, and its directors, officers, agents and employees acting within the scope of their authority (the "HTB LP Indemnified Parties") from and against any loss, expense damage, liability or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of the activities of any of the HTB LP Indemnified Parties on behalf of HTB LP or in furtherance of the interest of HTB LP, provided that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action is based were not made or omitted fraudulently or in bad faith or constituted willful misconduct or gross negligence by the HTB LP Indemnified Parties.

    Reference is also made to the Underwriting Agreement among HTC LP, HTD LP and Credit Suisse First Boston Corporation and the other underwriters named therein (see Exhibit 1.1), which provides for indemnification by HTC LP and HTD LP in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    a.  Exhibits:


1.1        Form of Underwriting Agreement.***

3.1        Limited Partnership Agreement of Honda Titling C L.P. dated as of February 1, 1999, between American Honda Finance Corporation and Honda Titling C LLC.**

3.2        Limited Liability Company Agreement of Honda Titling C LLC, dated as of February 1,
           1999, between American Honda Finance Corporation and Honda Funding Inc.**

3.3        Certificate of Incorporation of Honda Titling Inc.**

3.4        Bylaws of Honda Titling Inc.**

3.5        Limited Partnership Agreement of Honda Titling A L.P., dated as of July 17, 1997, between Honda Titling A LLC and American Honda Finance Corporation.**

3.6        Limited Liability Company Agreement of Honda Titling A LLC, dated as of July 17,
           1997, between American Honda Finance Corporation and Honda Titling Inc.**

3.7        Limited Partnership Agreement of Honda Titling B L.P., dated as of July 17, 1997, between Honda Titling B LLC and American Honda Finance Corporation.**

3.8        Limited Liability Company Agreement of Honda Titling B LLC., dated as of July 17,
           1997, between American Honda Finance Corporation and Honda Titling Inc.**

3.9        Certificate of Incorporation of Honda Funding Inc.**

3.10       Bylaws of Honda Funding Inc.**

3.11       Limited Partnership Agreement of Honda Titling D L.P. dated as of June 8, 1999, between American Honda Finance Corporation and Honda Titling C LLC.**

3.12       Limited Liability Company Agreement of Honda Titling D LLC, dated as of June 8, 1999, between American Honda Finance Corporation and Honda Funding Inc.**

4.1        Form of Securitization Trust Agreement, among Honda Titling C L.P., Honda Titling D
           L.P., U.S. Bank National Association, as owner trustee, Wilmington Trust Company, as co-trustee and The Bank of New York, as indenture trustee (including form of certificates).**

4.2        Form of Indenture, between Honda Auto Lease Trust 1999-A and The Bank of New York, as
           Indenture Trustee (including form of notes).**

5.1        Opinion of O'Melveny & Myers LLP with respect to legality.*

8.1        Opinion of O'Melveny & Myers LLP with respect to tax matters.*

10.1       Second Amended and Restated Trust and Servicing Agreement, dated as of April 1, 1998, among American Honda Finance Corporation, Honda Titling A L.P., Honda Titling B L.P.,
           HVT, Inc., Delaware Trust Capital Management, Inc. and U.S. Bank National
           Association.**

10.2       Form of 1999-A SUBI Supplement to the Second Amended and Restated Trust and Servicing
           Agreement, among American Honda Finance Corporation, Honda Titling A L.P., Honda
           Titling B L.P., HVT, Inc., Delaware Trust Capital Management Inc. and U.S. Bank
           National Association.*

10.3       Servicing Agreement, dated as of April 1, 1998, among Honda Lease Trust, Honda
           Titling A L.P., Honda Titling B L.P., and American Honda Finance Corporation.**

10.4       Form of 1999-A Supplement to Servicing Agreement, among Honda Lease Trust, Honda
           Titling A L.P., Honda Titling B L.P. and American Honda Finance Corporation.**

10.5       Form of 1999-A SUBI Certificates Purchase and Sale Agreement, among Honda Titling A
           L.P., Honda Titling B L.P., Honda Titling C L.P., and Honda Titling D L.P.**

10.6       Form of Agreement of Definitions, among Honda Titling A L.P., Honda Titling B L.P.,
           Honda Titling C L.P., Honda Titling D L.P., U.S. Bank National Association, American
           Honda Finance Corporation, HVT, Inc., Delaware Trust Capital Management, Inc.,
           Wilmington Trust Company, and The Bank of New York.**

23.1       Consent of O'Melveny & Myers LLP (included as part of Exhibit 5.1).*

23.2       Consent of O'Melveny & Myers LLP (included as part of Exhibit 8.1).*

23.3       Consent of KPMG LLP with respect to the balance sheet of Honda Lease Trust.*

23.4       Consent of KPMG LLP with respect to the balance sheet of Honda Auto Lease Trust
           1999-A.*

24.1       Power of Attorney.**

25.1       Form of T-1 of The Bank of New York.***


------------------------


  * Filed herewith.



 ** Previously filed.



*** To be filed by amendment.


b.    Financial Statement Schedules:

     Not applicable.

ITEM 17. UNDERTAKINGS.

    Each undersigned Registrant hereby undertakes as follows:

    (a) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

    (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 19th day of July 1999.


                                          HONDA TITLING A L.P., a Delaware
                                          limited partnership

                                          By: HONDA TITLING A LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA TITLING INC., a Delaware
                                              corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 19th day of July 1999.


                                          HONDA TITLING B L.P., a Delaware
                                          limited partnership

                                          By: HONDA TITLING B LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA TITLING INC., a Delaware
                                              corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 19th day of July 1999.


                                          HONDA TITLING C L.P., a Delaware
                                          limited partnership

                                          By: HONDA TITLING C LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA FUNDING INC., a Delaware
                                              corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 19th day of July 1999.


                                          HONDA TITLING D L.P., a Delaware
                                          limited partnership

                                          By: HONDA TITLING D LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA FUNDING INC., a Delaware
                                              corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 19th day of July 1999.


                                          HONDA AUTO LEASE TRUST 1999-A, a
                                          Delaware business trust business trust


                                          By: HONDA TITLING C L.P., a Delaware
                                              limited partnership, solely as
                                              originator of the Honda Auto Lease
                                              Trust 1999-A


                                          By: HONDA TITLING C LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA FUNDING INC., a Delaware
                                          corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                          By: HONDA TITLING D L.P., a Delaware
                                              limited partnership, solely as
                                              originator of the Honda Auto Lease
                                              Trust 1999-A

                                          By: HONDA TITLING D LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA FUNDING INC., a Delaware
                                              corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and the State of California, on the 19th day of July 1999.


                                          HONDA LEASE TRUST, a Delaware business
                                          trust

                                          By: HONDA TITLING A L.P., a Delaware
                                              limited partnership, solely as
                                              originator of the Honda Lease
                                              Trust

                                          By: HONDA TITLING A LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA TITLING INC., a Delaware
                                              corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                          By: HONDA TITLING B L.P., a Delaware
                                              limited partnership, solely as
                                              originator of the Honda Lease
                                              Trust

                                          By: HONDA TITLING B LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                          By: HONDA TITLING INC., a Delaware
                                              corporation, its manager


                                          By: /s/ Y. KOHAMA_____________________

                                          Name: Y. Kohama

                                          Title:  President

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

        /s/ Y. KOHAMA           Director and President of      July 19, 1999
------------------------------    the Manager of the
          Y. Kohama               General Partner of Honda
                                  Titling C L.P., Honda
                                  Titling D L.P., Honda
                                  Titling A L.P. and Honda
                                  Titling B L.P.
                                  (Principal Executive
                                  Officer)

    /s/ JOHN I. WEISICKLE*      Director, Treasurer and        July 19, 1999
------------------------------    Secretary of the Manager
      John I. Weisickle           of the General Partner
                                  of Honda Titling C L.P.,
                                  Honda Titling D L.P.,
                                  Honda Titling A L.P. and
                                  Honda Titling B L.P.
                                  (Principal Financial and
                                  Accounting Officer)

         /s/ S. IMAI*           Director of the Manager of     July 19, 1999
------------------------------    the General Partner of
           S. Imai                Honda Titling C L.P. ,
                                  Honda Titling D L.P.,
                                  Honda Titling A L.P. and
                                  Honda Titling B L.P.

     /s/ SCOTT J. NELSON*       Director of the Manager of     July 19, 1999
------------------------------    the General Partner of
       Scott J. Nelson            Honda Titling C L.P.,
                                  Honda Titling D L.P.,
                                  Honda Titling A L.P. and
                                  Honda Titling B L.P.

      /s/ SCOTT J. ULM*         Director of the Manager of     July 19, 1999
------------------------------    the General Partner of
         Scott J. Ulm             Honda Titling C L.P.,
                                  Honda Titling D L.P.,
                                  Honda Titling A L.P. and
                                  Honda Titling B L.P.


*By:        /s/ Y. KOHAMA
      -------------------------
              Y. Kohama
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


1.1        Form of Underwriting Agreement.***

3.1        Limited Partnership Agreement of Honda Titling C L.P., dated as of February 1,
           1999, between American Honda Finance Corporation and Honda Titling C LLC.**

3.2        Limited Liability Company Agreement of Honda Titling C LLC, dated as of February 1,
           1999, between American Honda Finance Corporation and Honda Funding Inc.**

3.3        Certificate of Incorporation of Honda Titling Inc.**

3.4        Bylaws of Honda Titling Inc.**

3.5        Limited Partnership Agreement of Honda Titling A L.P., dated as of July 17, 1997, between Honda Titling A LLC and American Honda Finance Corporation.**

3.6        Limited Liability Company Agreement of Honda Titling A LLC, dated as of July 17,
           1997, between American Honda Finance Corporation and Honda Titling Inc.**

3.7        Limited Partnership Agreement of Honda Titling B L.P., dated as of July 17, 1997, between Honda Titling B LLC and American Honda Finance Corporation.**

3.8        Limited Liability Company Agreement of Honda Titling B LLC, dated as of July 17,
           1997, between American Honda Finance Corporation and Honda Titling Inc.**

3.9        Certificate of Incorporation of Honda Funding Inc.**

3.10       Bylaws of Honda Funding Inc.**

3.11       Limited Partnership Agreement of Honda Titling D L.P., dated as of June 8, 1999, between American Honda Finance Corporation and Honda Titling D LLC.**

3.12       Limited Liability Company Agreement of Honda Titling D LLC, dated as of June 8,
           1999, between American Honda Finance Corporation and Honda Funding Inc.**

4.1        Form of Securitization Trust Agreement, among Honda Titling C L.P., U.S. Bank
           National Association, as owner trustee and The Bank of New York, as indenture trustee (including form of certificates).**

4.2        Form of Indenture, between the Honda Auto Lease Trust 1999-A and The Bank of New
           York, as Indenture Trustee (including form of notes).**

5.1        Opinion of O'Melveny & Myers LLP with respect to legality.*

8.1        Opinion of O'Melveny & Myers LLP with respect to tax matters.*

10.1       Second Amended and Restated Trust and Servicing Agreement, dated as of April 1,
           1998, among American Honda Finance Corporation, Honda Titling A L.P., Honda Titling
           B L.P., HVT, Inc., Delaware Trust Capital Management, Inc. and U.S. Bank National
           Association.**

10.2       Form of 1999-A SUBI Supplement to the Second Amended and Restated Trust and
           Servicing Agreement, among American Honda Finance Corporation, Honda Titling A
           L.P., Honda Titling B L.P., HVT, Inc., Delaware Trust Capital Management, Inc. and
           U.S. Bank National Association.*

10.3       Servicing Agreement, dated as of April 1, 1998, among Honda Lease Trust, Honda
           Titling A L.P., Honda Titling B L.P., and American Honda Finance Corporation.**

10.4       Form of 1999-A Supplement to Servicing Agreement, among Honda Lease Trust, Honda
           Titling A L.P., Honda Titling B L.P. and American Honda Finance Corporation.**

10.5       Form of 1999-A SUBI Certificates Purchase and Sale Agreement, among Honda Titling A
           L.P., Honda Titling B L.P., Honda Titling C L.P. and Honda Titling D L.P.**

10.6       Form of Agreement of Definitions, among Honda Titling A L.P., Honda Titling B L.P.,
           Honda Titling C L.P., Honda Titling D L.P., U.S. Bank National Association,
           American Honda Finance Corporation, HVT, Inc., Delaware Trust Capital Management,
           Inc., Wilmington Trust Company, and The Bank of New York.**

23.1       Consent of O'Melveny & Myers LLP (included as part of Exhibit 5.1).*

23.2       Consent of O'Melveny & Myers LLP (included as part of Exhibit 8.1).*

23.3       Consent of KPMG LLP with respect to the balance sheet of Honda Lease Trust.*

23.4       Consent of KPMG LLP with respect to the balance sheet of Honda Auto Lease Trust
           1999-A.*

24.1       Power of Attorney.**

25.1       Form of T-1 of The Bank of New York.***


------------------------


  * Filed herewith.



 ** Previously filed.



*** To be filed by amendment.